Exhibit 99.4

Duane Morris LLP
Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
(973) 424-2000

-and-

Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
(617) 289-9200

Attorneys for Med Diversified, Inc., et al.
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	CHAPTER 11
	)	(Jointly Administered)
MED DIVERSIFIED, INC.,	)	Case Nos.: 02-88564
CHARTWELL DIVERSIFIED SERVICES, INC.,	)	02-88565
CHARTWELL CARE GIVERS, INC., and	)	02-88568
CHARTWELL COMMUNITY SERVICES, INC.,	)	02-88570
)
Debtors.	)

DISCLOSURE STATEMENT RELATING TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS CHARTWELL DIVERSIFIED SERVICES, INC., CHARTWELL CARE GIVERS, INC., AND CHARTWELL COMMUNITY SERVICES, INC. DATED MAY 10, 2004

TABLE OF CONTENTS

I.	BRIEF HISTORY OF THE DEBTORS AND THEIR CHAPTER 11 CASES

	A.	General

		1.	Chartwell Diversified Services, Inc.

		2.	Chartwell Community Services, Inc.

		3.	Chartwell Care Givers, Inc.

		4.	Chartwell Home Therapies, LP and the National Centers of Excellence

		5.	Chartwell Management Company, Inc.

	B.	Events Preceding the Debtors’ Chapter 11 Filings

		1.	Historical Overview

		2.	The Bank’s Secured Claims Against the Debtors

		3.	Historical Financial Performance

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	The Appointment of the Committees

		3.	The Debtors’ Use of Cash Collateral

		4.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

		5.	CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

		6.	Progress towards Reorganization

		7.	Financial Performance During the Chapter 11 Cases

		8.	The Substantive Consolidation Motion

i

		9.	Significant Litigation Matters

		10.	Appointment of the Facilitator

		11.	The Sale Process

		12.	The Competing Plan Process

		13.	Exit Financing

II.	ASSETS AND LIABILITIES OF THE DEBTORS’ ESTATES

III.	SUMMARY OF THE PLAN OF REORGANIZATION

	A.	Classification and Treatment of Claims and Interests

	B.	Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

		1.	Administrative Expense Claims

		2.	Bar Date for Administrative Claims

		3.	Allowed Tax Claims

	C.	Classes of Claims and Equity Interests

		1.	Class A-1.1 Claims of the Bank

		2.	Class A-1.2 Claims of the NCFE Released Parties

		3.	Class A-1.3 Claims of AIG

		4.	Class A-1.4 Claims of Sun Capital

		5.	Class A-1.5 Claims of Other Secured Creditors

		6.	Class A-2 Priority Claims

		7.	Class A-3 (Intentionally Omitted)

		8.	Class A-4 Other Unsecured Claims

		9.	Class A-5 Unsecured Convenience Class Claims

		10.	Class A-6 Subordinated Claims

		11.	Class A-7 Inter-Debtor Claims

		12.	Class A-8 Interests

13.	Class B-1.1 Claims of the Bank

14.	Class B-1.2 Claims of the NCFE Released Parties

15.	Class B-1.3 Claims of CMS

16.	Class B-1.4 Claims of Sun Capital

17.	Class B-1.5 Claims of Other Secured Creditors

18.	Class B-2 Priority Claims

19.	Class B-3 (Intentionally Omitted)

20.	Class B-4 Other Unsecured Claims

21.	Class B-5 Unsecured Convenience Class Claims

22.	Class B-6 Subordinated Claims

23.	Class B-7 Inter-Debtor Claims

24.	Class B-8 Interests

25.	Class C-1.1 Claims of the Bank

26.	Class C-1.2 Claims of the NCFE Released Parties

27.	Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

28.	Class C-1.4 Claims of Weingarten Realty Investors

29.	Class C-1.5 Claims of Low/Fifty Construction

30.	Class C-1.6 Claims of Sun Capital

31.	Class C-1.7 Claims of Other Secured Creditors

32.	Class C-2 Priority Claims

33.	Class C-3 (Intentionally Omitted)

34.	Class C-4 Other Unsecured Claims

35.	Class C-5 Unsecured Convenience Class Claims

36.	Class C-6 Subordinated Claims

37.	Class C-7 Inter-Debtor Claims

	38.	Class C-8 Interests

D.	Implementation of the Plan and Execution of its Terms

	1.	Implementation of the Plan

	2.	Transfer of Right to Net Recoveries; Transfer of Sun Capital Escrow Account

	3.	The Reorganized Debtors

	4.	Securities Laws

	5.	The Creditors’ Trusts

	6.	The Litigation Trust

	7.	Management of the Reorganized Debtor

	8.	The Disbursing Agent

	9.	Objections to Claims by the Reorganized Debtors

	10.	Reorganization Projections

	11.	Post-Confirmation Fees, Final Decree

	12.	Risk Factors Which May Affect Reorganization

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

	2.	Confirmation of Plan - Requirements

	3.	Nonconsensual Confirmation, Cramdown

	4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

	5.	Certain Tax Consequences of the Plan

F.	Executory Contracts and Unexpired Leases, Retiree Benefits; Post- Confirmation Fees and Final Decree

	1.	Executory Contracts and Unexpired Leases to be Assumed

	2.	Cure Amounts

	3.	Rejection of All Other Executory Contracts

	4.	Proofs of Claim With Respect to Rejection Damages

	5.	Compensation and Benefit Programs

	6.	Retiree Benefits

G.	Provisions Regarding Releases and Discharge

	1.	Discharge

	2.	Releases of Claims

	3.	Limitation of Liability

H.	Retention of Jurisdiction

	1.	Allowance of Claims

	2.	Executory Contract Proceedings

	3.	Plan Interpretation

	4.	Plan Implementation

	5.	Plan Modification

	6.	Adjudication of Controversies

	7.	Injunctive Relief

	8.	Correct Minor Defects

	9.	Post-Confirmation Orders Regarding Confirmation

	10.	Final Decree

	11.	Conditions Precedent to Effectiveness of the Plans

	12.	Waiver of Conditions Precedent to Effectiveness of Plan.

	13.	Recommendation.

v

Pursuant to Section 1125 of the Bankruptcy Code, Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Care Givers, Inc. (“CCG”), and Chartwell Community Services, Inc. (“CCS”), hereinafter referred to, collectively, as the “Debtors”, provide this Disclosure Statement (the “Disclosure Statement”) to all of the Debtors’ known creditors. The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors’ books and records, that would enable a hypothetical reasonable investor typical of holders of Claims or Equity Interests of the relevant Class to make an informed judgment about the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated May 10, 2004” (the “Plan”). The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on May 10, 2004.

The Debtors recommend that you vote to accept the Plan. Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement carefully, including all exhibits, in their entirety, and determine whether or not to accept or reject the Plan based upon that holder’s independent judgment and evaluation. The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan. Capitalized terms used herein have the same meaning as provided in the Plan. Other terms not defined herein or in the Plan shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTORS’ RECORDS, THEIR BUSINESSES AND THEIR AFFAIRS AND INFORMATION PROVIDED BY THE DEBTORS’ EMPLOYEES. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW. THE SEC HAS NEITHER APPROVED NOR DISAPPROVED THIS DISCLOSURE STATEMENT OR THE ACCURACY OR THE ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

BRIEF SUMMARY OF THE PLAN(1)

The Plan contemplates that the Debtors will reorganize their businesses and continue to operate following confirmation of the Plan. In addition, pursuant to the terms of the plan in the related Med bankruptcy case, the Bank will indirectly own or control 100% of the stock interests CDSI upon the effective date of the Med Plan through its ownership of CDSA, which will receive the stock of CDSI under the Med Plan. The basic structure of the Plan in the Debtors’ cases is to grant direct or indirect ownership and control of CDSI, CCG, and CCS to the Bank in exchange for the cancellation of the Bank’s secured indebtedness (which exceeds the value of the assets in the Debtors’ estates which comprise the Bank’s collateral).

(1) A more detailed description of the terms of the Plan is provided in Section IV below.

The holders of Allowed Unsecured Claims in each of the Debtors’ cases will receive distributions from Creditors Trusts, which will be funded with payments from the Reorganized Debtors, on the Effective Date.  In the CCG Case, Unsecured Creditors will also receive the benefit of certain avoidance actions which will be transferred to the CCG Creditors’ Trust in addition to the CCG Note.

Specifically, the payments shall be as follows:

The Holders of Allowed Unsecured Claims in the CCS Case shall be paid Cash in the amount of $350,000.

The Holders of Allowed Unsecured Claims in the CCG Case shall be paid Cash in the amount of $2.35 million.

The Holders of Allowed Unsecured Claims in the CDSI Case shall be paid Cash in the amount of $250,000.

The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the amounts distributable to the holders of such Claims and Interests under the Plan. The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling. Each holder of a Claim or Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Interests provided under the Plan.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section
Administrative Expense Claims (against all Debtors)	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	N/A	II.A

Priority Tax Claims (against all Debtors)

Amount of Allowed Tax Claim paid in equal monthly installments, amortized over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim, with interest from and after the Effective Date at the rate specified in 26 U.S.C. § 6621.

		N/A	II.C

Class A-1.1 (Secured Claims of the Bank against CDSI)

Class A-1.1 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

		Impaired	IV.A

Class A-1.2 (Secured Claims of the NCFE Released Parties against CDSI)

Class A-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank

		Impaired	IV.B

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class A-1.3 (Secured Claims of AIG against CDSI)

Class A-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order. To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

		Unimpaired	IV.C

Class A-1.4 (Claims of Sun Capital)

Class A-1.4 is unimpaired.  To the extent that Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or

		Unimpaired	IV.D

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section
Reorganized Debtors. The approximate amount of the claim is $2.6 million.

Class A-1.5 (Claims of Other Secured Creditors against CDSI)

Class A-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

		Unimpaired	IV.E

Class A-2 (Priority Claims against CDSI)

Class A-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.F

Class A-3 (Intentionally Omitted)

Class A-4 (Other Unsecured Claims Against CDSI)

Class A-4 is impaired.  The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class A-4 shall receive the lesser of:  (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The payment of $250,000 to be made to the CDSI Creditors’ Trust by the Reorganized Debtors shall be the sole source of distributions to holders of Allowed

		Impaired	IV.H

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Claims in Class A-4.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

Class A-5 (Unsecured Convenience Class Claims against CDSI)

Class A-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.I

Class A-6 (Subordinated Claims against CDSI)	Class A-6 is impaired. Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.J

Class A-7 (Inter-Debtor Claims against CDSI)	Class A-7 is impaired. Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.K

Class A-8 (Interests in CDSI)

Class A-8 is impaired.  If the Med Plan is confirmed, providing that the Bank, or an Entity designated by the Bank, will receive 100% of the stock of CDSI on the Effective Date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

		Impaired	IV.L

Class B-1.1 (Secured Claims of the Bank against CCG)

Class B-1.1 is impaired.  On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

		Impaired	IV.M

Class B-1.2 (Secured Claims of the NCFE Released Parties against CCG)

Class B-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the

		Impaired	IV.N

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights (this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims).

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class B-1.3 (Secured Claims of CMS against CCG)

Class B-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

		Unimpaired	IV.O

Class B-1.4 (Secured Claims of Sun Capital against CCG)

Class B-1.4 is unimpaired.  To the extent that the Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class B-

		Unimpaired	IV.P

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the claim is $2.6 million.

Class B-1.5 (Other Secured Claims against CCG)

Class B-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

		Unimpaired	IV.Q

Class B-2 (Priority Claims against CCG)

Class B-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.R

Class B-3 (Intentionally Omitted)

Class B-4 (Other Unsecured Claims Against CCG)

Class B-4 is impaired.  The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the

		Impaired	IV.T

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the payment of $2,350,000 to be made to the CCG Creditors’ Trust by the Reorganized Debtors shall be the sole sources of distributions to holders of Allowed Claims in Class B-4.  The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

Class B-5 (Unsecured Convenience Class Claims against CCG)

Class B-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.U

Class B-6 (Subordinated Claims against CCG)	Class B-6 is impaired. Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.V

Class B-7 (Inter-Debtor Claims against CCG)	Class B-7 is impaired. Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.W

Class B-8 (Interests in CCG)

Class B-8 is impaired.  The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

		Impaired	IV.X

Class C-1.1 (Secured Claims of the Bank against CCS)

Class C-1.1 is impaired.  On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a

		Impaired	IV.Y

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section
reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class C-1.2 (Secured Claims of the NCFE Released Parties against CCS)

Class C-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

		Impaired	IV.Z

Class C-1.3 (Secured Claims of Carrollton-Farmers Branch Independent School District against CCS)

Class C-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not

		Unimpaired	IV.AA

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section
hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class C-1.4 (Secured Claims of Weingarten Realty Investors against CCS)

Class C-1.4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

		Unimpaired	IV.BB

Class C-1.5 (Secured Claims of Low/Fifty Construction against CCS)

Class C-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-

		Unimpaired	IV.CC

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

1.5 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class C-1.6 (Secured Claims of Sun Capital against CCS)

Class C-1.6 is unimpaired.  To the extent that Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the claim is $2.6 million.

		Unimpaired	IV.DD

Class C-1.7 (Other Secured Claims against CCS)

Class C-1.7 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments:  (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.7 by one of the following treatments:  (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

		Unimpaired	IV.EE

Class C-2 (Priority Claims against CCS)

Class C-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.FF

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section
Class C-3 (Intentionally Omitted)

Class C-4 (Other Unsecured Claims Against CCS)

Class C-4 is impaired.  The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

The payment of $350,000 to be made to the CCS Creditors’ Trust by the Reorganized Debtors shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

		Impaired	IV.HH

Class C-5 (Unsecured Convenience Class Claims against CCS)

Class C-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.II

Class C-6 (Subordinated Claims against CCS)	Class C-6 is impaired. Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.JJ

Class C-7 (Inter-Debtor Claims against CCS)	Class C-7 is impaired. Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.JJ

Class C-8 (Interests in CCS)

Class C-8 is impaired.  The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

		Impaired	IV.KK

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS TO PROVIDE HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT

PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTORS’ BUSINESSES, THEIR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtors believe that the Plan provides for fair and equitable treatment of the Debtors’ creditors. The Debtors therefore recommend that the holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURES AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN, AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW. A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, COMMENCING ON JUNE 25, 2004 AT 10:00 A.M. AND CONTINUING, IF NECESSARY, ON JUNE 28, 2004 AT 9:00 A.M. AND JUNE 29, 2004 AT 9:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437. AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.

I.              BRIEF HISTORY OF THE DEBTORS AND THEIR CHAPTER 11 CASES

A.            General

Med is the direct or indirect parent of each of the other Debtors, as well as the other debtors, Trestle Corp. (“Trestle”) and Resource Pharmacy, Inc. (“Resource Pharmacy”), in these jointly-administered cases. Attached hereto as Exhibit B is a chart reflecting the organizational structure of the Debtors and their non-debtor affiliates. Simultaneously with the filing of this Disclosure Statement and Plan, separate liquidating plans are being filed on behalf of Med, Trestle, and Resource Pharmacy, which plans provide for the distribution to their creditors of the proceeds of the sale of all or substantially all of their assets and the liquidation and distribution of any remaining assets. The Debtors also are affiliates of Tender Loving Care Health Care Services and nineteen of its subsidiaries (“TLC”), which also are debtors and debtors in possession in jointly administered proceedings before this Court under the caption “In re: Tender Loving Care Health Care Services, Inc., et al., Case No. 8-02-88020.”

The Debtors provide home healthcare, skilled nursing, and pharmacy management to patients throughout the United States. Together with TLC, the Debtors currently provide these home healthcare and related services to more than 175,000 patients in 37 states. In providing such services, the Debtors and TLC employ approximately 7,657 employees.

The Debtors operate under the umbrella of Med, their direct or indirect parent. The Debtors’ financial information has historically been prepared on a consolidated basis due to certain GAAP presumptions that consolidated statements (or the presentation of the results of operations and financial position of a “parent company” and its subsidiaries as if the group were a single enterprise with multiple divisions) are more meaningful than separate statements and that they are usually necessary for a fair presentation when one of the enterprises in the group directly or indirectly has a controlling financial interest in the other enterprises.

The following is a brief summary of the businesses and operations of the various Debtors and their non-Debtor affiliates:

1.             Chartwell Diversified Services, Inc.

CDSI is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts. CDSI is a division of Med, specializing in home health care services. CDSI provides home infusion services, clinical respiratory services, home health and specialty pharmacy services, as well as home medical equipment. Through two of its subsidiaries, Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG”), CDSI employs over 7,000 full time and part time trained medical professionals and operates in 15 states. In addition, CDSI is involved in joint venture programs with leading academic health systems, including the University of Pittsburgh Medical Center and the University of California, Davis Medical Center, for the provision of alternate site care.

2.             Chartwell Community Services, Inc.

Chartwell Community Services, Inc. (“CCS”) is a corporation organized under the laws of the state of Texas, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas. CCS provides attendant care services through ten field offices in the state of Texas. CCS has four service programs: Primary Home Care (“PHC”), Family Care Services (“FCS”), Community Based Alternatives (“CBA”), and, and Private Pay home care (“PP”).

PHC provides home care services to individuals who qualify for Medicaid. For example, a social worker with the Texas Department of Human Services (“TDHS”) determines an individual’s eligibility. CCS bills TDHS for services rendered according to existing contractual agreements.

FCS represents a major area of services provided by CCS. Title XX of the Social Security Act provides FCS services to aged and disabled adults who are limited in their ability to perform daily activities. Like PHC, FCS’ services are provided based upon an exclusive contract with TDHS.

The CBA program is the end result of the revised nursing facility waiver program. Title XX of the Social Security Act provides CBA services to aged and disabled adults as a home based, cost-efficient alternative to institutional care in a traditional nursing facility.

The PP business line, launched in 1999, was developed to meet the needs of consumers who were not covered by Medicaid, Medicare or private insurance and were able to pay for home care services and professional nursing services.

3.             Chartwell Care Givers, Inc.

Chartwell Care Givers, Inc. (“CCG”) is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas. CCG provides infusion therapy, high tech nursing services, respiratory therapy and durable medical equipment for home care patients out of the states of New Jersey, Ohio and Illinois. CCG offers its patients all the benefits of top quality infusion and respiratory solution to patient care management. CCG has contracts with local and national managed care organizations and other third party providers.

4.             Chartwell Home Therapies, LP and the National Centers of Excellence

Through its partnership interest in Chartwell Home Therapies, LP (“CHT”)(2), CDSI holds an indirect interest in eight separate joint ventures, each with a regional, market leading hospital.  These joint ventures, known collectively as the National Centers of Excellence (“NCOEs”), provide post-acute health care services including home infusion and related specialty pharmacy services, clinical respiratory care, and durable medical equipment.  Serving patients in western Pennsylvania, Michigan, Connecticut, Indiana, Colorado, Oregon, California and Wisconsin, the NCOEs are reimbursed for their services under the Medicare and Medicaid programs as well as contracts with private insurers and other third party payors.

The hospital partners in these joint ventures include University of Pittsburgh Medical Center (Chartwell Pennsylvania), Yale New Haven Medical Center (Chartwell Southern New England), Oregon Health Sciences University (Northwest Home Care), and University of California, Davis Medical Center (Chartwell UC Davis).  CHT owns a 50% direct interest in six ventures, a 45% direct interest in one venture (Chartwell Pennsylvania) and an 80% direct interest in one venture (Chartwell Southern New England).

Collectively, the eight NCOEs generated net patient revenue of $84.0 million and $82.6 million for the twelve months ended December 31, 2003 and December 31, 2002, respectively.  For the twelve months ended December 31, 2003, the NCOEs generated $12.8 million of EBITDA, of which $6.1 million was allocable to CHT’s interests.  For the twelve months ended December 31, 2002, the NCOEs generated $10.1 million of EBITDA, of which $4.7 million was allocable to CHT’s interests.

(2) CDSI is the general partner holding a 99.5% partnership interest in CHT, a Massachusetts limited partnership.  Community Practice Program, Inc., is a limited partner holding the remaining 0.5% partnership interests in CHT and does not receive distributions from or participate in the management of CHT’s business.  CHT maintains an office at 1500 Ardmore Boulevard, Suite 403, Pittsburgh, Pennsylvania.

5.             Chartwell Management Company, Inc.

CDSI also owns 100% of Chartwell Management Company, Inc. (“CMC”), a Pennsylvania corporation maintaining its principal office at 1500 Ardmore Boulevard, Suite 403, Pittsburgh, Pennsylvania.  CMC manages CHT’s portfolio of joint venture interests and also provides management and consulting services to the NCOEs pursuant to various Administrative Services Agreements.  These services include quality assurance, risk management, information technology, inventory management, marketing and sales, and compliance, regulatory and reimbursement support.  For the twelve months ended December 31, 2003, the NCOEs paid $556,000 to CMC for these services.

B.            Events Preceding the Debtors’ Chapter 11 Filings

1.             Historical Overview

Med’s Technology Businesses

As described in more detail in its public filings with the Securities and Exchange Commission (the “SEC”), prior to its acquisition of CDSI and its subsidiaries in a 2001 merger, Med was engaged in a variety of healthcare technology businesses.  Among other things, these businesses used the internet to facilitate the exchange of information among physicians, payors, suppliers, providers and patients.  These companies operating these businesses included (i) VidiMedix, which developed technologies for remotely examining, diagnosing and treating patients, (ii) VirTx, Inc., a provider of secure collaborative medical networks, and (iii) Illumea Corporation, which developed technologies for viewing and sharing microscopic images over the internet.  Med funded the acquisition and operation of these businesses through a variety of debt and equity financings including debt financing from National Century Financial Enterprises, Inc. (“National Century”) which, at that time, was already an established provider of financing to healthcare providers.

In February 2001, in an effort to grow its technology businesses, Med entered into a Preferred Provider Agreement with National Century (the “February 2000 Preferred Provider Agreement”) pursuant to which Med would have exclusive marketing access to National Century’s healthcare provider clients.  Among other things, this agreement provided for fee sharing between Med and National Century.  In addition, in connection with a February 2002 Preferred Provider Agreement, Med issued 9.5 million shares of its capital stock to National Century and National Century agreed, among other things, to cancel approximately $4.8 million of Med debt, to provide $1.0 million of equity financing to Med and to provide an additional $4.0 million of financing to Med.

Med’s various technology ventures struggled to achieve profitability and Med sought to enter into a series of capital raising transactions, some of which failed to close, to fund its losses as well as further growth and development.  During this time, Med became engaged in disputes and litigation relating to its acquisition of various technologies and businesses and its capital raising transactions.  These disputes, related litigation and consequential settlements, which include disputes relating to VidiMedix and Illumea, are described in Med’s public filings with the SEC.  The adverse parties in several of these matters have filed proofs of claim against Med in this bankruptcy.  To the extent that those matters remain unresolved, they will be compromised pursuant to the Plan.

At the end of this period, faced with continuing losses, multiple litigation matters, and doubts about its ability to continue as a going concern, Med began to transition away from its technology strategy.

The Chartwell Transactions

CDSI was organized in February 2000 to purchase, manage and operate certain businesses then owned by Home Medical of America (“HMA”).  On September 1, 2000, CDSI acquired certain of the assets of HMA for $27.5 million.  The acquired businesses included the businesses now operated as Debtors CCS and CCG, as well as non-Debtor CHT and Chartwell Management Company.  CDSI, CCS and CCG paid the purchase price for the acquired assets by issuing promissory notes to HMA and HMA’s seller affiliates.  The holders of these notes subsequently assigned them to NPF X, Inc., an affiliate of National Century and now one of the NCFE Debtors (described below).  At the time of these transactions, the principals of National Century, Lance Poulsen, Barbara Poulsen, Donald Ayers and Rebecca Parrett, directly or indirectly owned approximately 88% of CDSI’s equity.

In May 2001, Med announced it had entered into a merger agreement whereby it would acquire CDSI.  In August 2001, Med closed the merger transaction whereby CDSI became a wholly-owned subsidiary of Med.  Through this merger, Med acquired CDSI and its operating businesses, CCS and CCG, as well as CDSI’s interest in CHT.  As a consequence of this merger transaction, however, the principal shareholders of CDSI became very significant shareholders in Med.  Following the merger transaction, National Century and its principals (including Donald Ayers, then and now a director of Med), owned directly or indirectly approximately 40% of Med.

Tender Loving Care Health Care Services, Inc.

In October 2001, to further develop its traditional healthcare businesses, Med entered into a merger agreement whereby it would acquire TLC.  TLC, which provided a range of professional and paraprofessional home health care services, had become an independent public company in 1999 through a spin-off from Staff Builders, Inc.  Under the terms of the merger agreement, Med offered to purchase the outstanding shares of TLC for $1.00 per share.  In addition, in connection with the merger agreement, TLC entered into agreements to make certain payments aggregating approximately $11.5 million to Stephen Savitsky, Dale Clift and David Savitsky, senior executives of TLC at that time.  Those payments are the subject of an adversary proceeding, described in more detail below, Med and TLC filed against Messrs. Savitsky and Mr. Clift in the bankruptcy cases of the Debtors and the TLC Debtors.

Med’s offer to purchase TLC was successful.  In November 2001, the merger was consummated and TLC became a wholly-owned subsidiary of Med.  Through its acquisition of TLC, Med increased its consolidated annual revenues by approximately $240 million.

The National Century Financing Relationship

National Century and its affiliates NPF Capital, Inc., NPF X, Inc., NPF VI, Inc., NPF XII, Inc., National Premier Financial Services, Inc. and NPF-LL, Inc. (together with

National Century, collectively, “NCFE”) financed the Debtors’ operations and other activities through accounts receivable financing and other debt financing described below.  NCFE has filed proofs of claim against Med, CDSI, CCS, CCG and Resource aggregating approximately $219,346,554.  Excluding duplicate claims filed against multiple Debtors, NCFE’s claims total approximately $99.57 million.  These claims are described in more detail below.

The NCFE Sales and Subservicing Agreements

Prior to, and continuing after, CDSI became a Med subsidiary in the 2001 merger transaction with Med, CDSI, CCS and CCG financed their operations primarily through the sale of their accounts receivable to NCFE pursuant to the terms of a various Sales and Subservicing Agreements (collectively, the “SSAs”).  The amounts that NCFE asserts are due under the terms of the SSAs represent a substantial amount of the claims that NCFE asserts against the Debtors.

The SSAs are detailed documents containing defined terms and establishing detailed procedures for the financing of various Debtors’ accounts receivable.  Subject to the specific terms of the SSAs, briefly, the SSAs generally contemplate that NCFE would “purchase” qualifying accounts receivable from various of the Debtors on a weekly basis.  The “purchase price” for the qualifying accounts receivable was equal to the net amount of such account receivables less certain interest charges, fees, and reserves.  NCFE collected payments due on both “purchased” and “non-purchased” accounts receivable in lockbox accounts established at Huntington Bank in Ohio, and under the control of NCFE.  The Debtors, however, retained ultimate liability for collections of “purchased” accounts receivable.  As payments were received in the lockbox accounts, NCFE would sweep the cash and, at least in theory, NCFE would:

•              retain and use the proceeds from “purchased” accounts receivable to fund “purchases” of additional accounts receivable,

•              use the proceeds from “non-purchased” accounts receivable to replenish reserves and fund the selling Debtor’s repurchase of defaulted accounts receivable, and

•              wire any excess proceeds from the accounts receivable back to the “selling” Debtor.

On the Debtors’ best information and belief, however, NCFE did not, in actual practice, administer the SSAs in accordance with their terms.  Among other things, as the Debtors’ needs exceeded their ability to generate and collect upon their accounts receivable, NCFE began providing funding beyond the scope of the financing program described in the SSAs.  The Debtors believe that this deviation from the terms of the SSAs adversely impacted the accounting of the “purchases” and collections of their accounts receivable, the calculation of their true obligations under the SSAs (including the reserve balances), and made the Debtors increasingly dependent upon NCFE for financial support.

NCFE disputes these and certain of the Debtors’ other assertions with regard to the SSAs and NCFE’s funding of the Debtors.  These disputes, which led to the commencement of adversary proceeding in these Bankruptcy Cases that the Debtors filed against NCFE in May 2003 (and which is summarized below), would be compromised and settled under the Plan.

The chart below summarizes the amount of claims that NCFE asserts relating to the SSAs:

	NPF VI	NPF XII
Med, CDSI, CCG, CCS	$38,068,724	0
Med, Resource		$4,168,450
Med, PrimeMed		$3,195,117
TOTALS	$38,068,724	$7,363,567

NCFE asserts that these claims are secured by accounts receivable, setoff and/or recoupment rights.

NCFE Debt Financing

In addition to providing accounts receivable financing under or in connection with the SSAs, NCFE from time-to-time also extended various loans to the Debtors.  The chart below summarizes the amount of claims that NCFE asserts relating to various documents, including promissory notes, security agreements and guaranty agreements, that the Debtors allegedly executed in favor of NCFE:

	NPF Capital	National Century	NPF X	NPF -LL
Med	$2,558,854	$3,733,748	$7,013,468
Med, Resource				$125,952
CDSI			$7,508,939
CDSI, CCG			$1,271,875
CCG			$19,513,670
CCS			$12,415,308
TOTALS	$2,558,854	$3,733,748	$47,723,260	$125,952

NCFE contends that the Debtors’ alleged obligations to pay these notes are secured by substantially all of the Debtors’ respective assets pursuant to (i) the terms of the underlying documents, (ii) cross-collateralization provisions related to the SSAs, which provide that any collateral pledged to NCFE to secure existing and future indebtedness covers all of the Debtors’ indebtedness to NCFE, and (iii) a Payment Allocation Agreement dated March 2001 executed by CDSI, CCG and CCS in favor of NCFE.

The NCFE Collapse

As noted above, the Debtors had grown dependent on NCFE to fund their operations.  Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Debtors, pursuant to which NCFE promised to continue funding the Debtors.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the SSAs and failed to fund the Debtors with sums necessary to finance their ongoing operations. On October 31, 2002, the Debtors received letters from NCFE advising them that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable. As a result, the Debtors and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and various of the Providers (including the Debtors), on the other hand, relating to those Providers’ accounts receivable financing arrangements with NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Debtors’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Debtors, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE and certain other National Century affiliates (collectively, the “NCFE Debtors”) filed their own chapter 11 cases in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Debtors’ efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Debtors’ accounts receivables, including a substantial amount of “Non Purchased Receivables” and including much of the Debtors’ accounts receivables generated on or after October 21, 2002.

As a consequence of the Debtors’ inability to obtain an order releasing the NCFE liens, and as a consequence of the automatic stay imposed by the NCFE’s bankruptcy filing, the Debtors were both unable to collect their own accounts receivable and unable to obtain any alternative financing to replace NCFE.  Facing crippling cash shortages as a result, risking a possibly devastating missed payroll, and unable to continue funding their businesses, the Debtors had no alternative but to file their own bankruptcy cases on November 27, 2002.

2.             The Bank’s Secured Claims Against the Debtors

On April 21, 2003, the Bank filed a proof of claim in the amount of $150 million in each of the Debtors’ chapter 11 cases.  The Bank’s claims against the Debtors are filed as secured claims.

The Debenture Transactions between the Bank and the Debtors

As described in more detail below, the Bank’s claims against the Debtors arise from a series of financings between the Bank and the Debtors beginning in September 2001, including the issuance of certain secured debentures in two phases, in September and December 2001 (collectively, the “Original Debentures”), and culminating in a litigation settlement on August 14, 2002.  As discussed below, as part of that settlement, Med issued to the Bank five amended debentures dated as of June 28, 2002  (the “Amended Debentures”), in an aggregate principal amount of $57.5 million, which are secured by various assets of Med and the other Debtors.

The purchase, issuance, and enforcement of the Amended Debentures that gave rise to the Bank’s claims against the Debtors all occurred in business transactions between unrelated parties.  On the Debtors’ best information and belief, none of the Bank, the Bank’s parent, Banque de Patrimoines Privés Genève BPG SA (“BPPG”), or Societe Financiere du Seujet, Ltd. (“SFSL”) is now, or ever has been, affiliated with or otherwise related in any way to any of the Debtors, NCFE, TEGCO Investments, LLC (“TEGCO”) or any of their respective present or former directors, officers or controlling shareholders.

The Bank, the source of the funds advanced in connection with all of the Original Debentures (as well as the source of the extension of that original credit evidenced by the Amended Debentures), is a regulated and highly reputable international financial institution.  On the Debtors’ best information and belief, the Bank is now, and has been at all times since its first transactions with the Debtors, in good standing with its home country regulators as well as with relevant U.S. authorities.  The Bank is a licensed and regulated Bahamian bank and trust company subject to regulation and supervision by Bahamian bank regulatory authorities.  The Bank is a wholly owned-subsidiary of BPPG, a private bank organized and based in Geneva, Switzerland that is subject to regulation and supervision by the Swiss Federal Banking Commission.  Each of the Bank and BPPG is a qualified intermediary registered with United States Internal Revenue Service and compliant with the Patriot Act of 2001.

All of the principal documents relating to the Amended Debentures and the Original Debentures have been put into evidence in these Bankruptcy Cases.  These documents and the related transactions have been reviewed by the Committees, the Debtors and various other parties with an interest in these matters.  For the convenience of holders of Claims considering the Plan, however, the following provides an overview of the history and transactions giving rise to the Amended Debentures and the Bank’s claims against the Debtors.

The September 2001 Debentures

In September 2001, Med secured $40 million in convertible debenture financing through SFSL, an investment bank based in Geneva, Switzerland.  Acting as an intermediary between Med and the Bank, SFSL arranged for the funds advanced in consideration of the debentures issued by Med in this financing (the “September 2001 Debentures”) to come from the Bank.  Accordingly, SFSL transferred the September 2001 Debentures to the Bank in connection with their issuance.

The September 2001 Debenture transaction between Med and SFSL/the Bank was a business transaction between those unrelated parties.  At the time that SFSL presented the Bank with the opportunity to invest in the September 2001 Debentures, the Bank believed that they represented an adequately-secured and very short term investment, offering an attractive rate of return.

Among other things, the September 2001 Debentures bore interest at LIBOR plus two percentage points.  At the time of their issuance, this amounted to an interest rate of approximately 5.5% per annum.  The September 2001 Debentures were due on December 20, 2001.  By their express terms, the September 2001 Debentures were also secured by shares of Med’s Common Stock (“Med Shares”), then publicly traded on the American Stock Exchange (“AMEX”).  Based on the trading price of Med Shares on AMEX at the time the September 2001 Debentures were issued, the value of the Med Shares securing those debentures was substantially in excess of the indebtedness secured.

Med and the other Debtors used the net proceeds of the September 2001 Debentures to purchase TLC, to restructure corporate and service offices and to settle certain litigation.

The December 2001 Debentures

As the September 2001 Debentures were coming due in late December 2001, Med arranged with the Bank to extend the term of that existing $40 million in indebtedness (rather than repay it when then due), and to sell an additional $30 million of new debentures to the Bank.  This extension of Med’s existing debt, together with an additional $30 million advanced by the Bank, resulted in an aggregate principal amount of $70 million owed to the Bank by Med.  This was evidenced by new debentures in that amount issued by Med to the Bank (the “December 2001 Debentures”).  Med paid the Bank the accrued and unpaid interest on the September 2001 Debentures in connection with the December 2001 Debenture transactions.

Like the September 2001 Debenture transaction, the December 2001 Debenture transaction between Med and the Bank was a business transaction between unrelated parties.  At the time that Med negotiated with the Bank concerning the December 2001 Debentures, the Bank believed that they represented an adequately-secured short term investment, offering an attractive rate of return.

Among other things, the December 2001 Debentures bore interest at seven percent (7.0%) per annum.  The December 2001 Debentures were due on June 28, 2002.  By their express terms, the December 2001 Debentures were to be secured by certain accounts receivable of Med and its subsidiaries with a gross value equal to at least 1.4 times their $70 million principal amount.  The Bank insisted on having this accounts receivable collateral for the December 2001 Debentures because, among other things, those debentures represented a larger and somewhat longer-term investment than the September 2001 Debentures, and because Med’s stock price – and, hence, the value of the Med Shares securing the September 2001 Debentures – had declined, leaving the Bank dissatisfied with only Med equity as collateral for the debt.

By reason of NCFE’s failure to honor its undertakings to Med in connection with accounts receivable collateral for the December 2001 Debentures, Med was unable to furnish such collateral to PIBL.  At the time of the December 2001 Debenture transaction, the accounts receivable collateral securing the December 2001 Debentures was pledged to certain of the NCFE Debtors and the associated lockbox accounts (into which the proceeds of those accounts receivable were directed) were under the control of NCFE and other NCFE Debtors.  But, as the Debtors allege in their adversary proceedings against the NCFE Debtors in these Bankruptcy Cases (discussed below in Section [II.D.6(b)] of this Disclosure Statement), NCFE had agreed to cause the release of that pledge and to have the collateral assigned to the Bank in connection with the new $70 million financing arrangement.  As the Debtors also allege in those adversary proceedings, Med’s failure to provide the promised collateral for the December 2001 Debentures resulted from NCFE’s own breaches of its obligations in connection with the December 2001 Debenture transactions.

The Bank was unaware of these breaches at the time of the December 2001 Debenture transactions.  On December 28, 2001, believing that Med had complied with the collateral arrangements, the Bank agreed to surrender the September 2001 Debentures and approved release of the additional Bank funds held in escrow in consideration of the issuance of the December 2001 Debentures.  Unbeknownst to the Bank at the time, however, this occurred prior to NCFE’s release and reassignment of the accounts receivable and associated lockbox accounts.  As a result, that collateral, promised to the Bank under the terms of the December 2001 Debentures, remained under the control of NCFE and subject to the claims of the NCFE Debtors.

Med and the other Debtors used the extended credit and other proceeds of the December 2001 Debentures to attempt to purchase Addus Healthcare, Inc., for further restructuring of their corporate and service offices, and for general working capital.

The Litigation and Settlement relating to the December 2001 Debentures

Following the issuance of the December 2001 Debentures, when the Bank learned of the inadequacy of the accounts receivable collateral pledged to secure the December 2001 Debentures, the Bank demanded that Med cure those breaches.  Notwithstanding repeated demands by the Bank, Med never did so.  As the Debtors allege in their adversary proceedings against NCFE, this continued failure was the result of breaches by NCFE.  After months of demands, disputes and discussions, the situation eventually led to litigation beginning in May and June 2002 among the Bank, Med, NCFE and certain of their respective affiliates.

After two months of litigation, on August 14, 2002, the Bank, Med and NCFE agreed to a settlement involving the partial payment and restructuring of the indebtedness owed to the Bank in connection with the December 2001 Debentures, all effective as of June 28, 2002 (the “August 2002 Settlement”).

The August 2002 Settlement and the Amended Debentures

In connection with the August 2002 Settlement, the Bank, NCFE, Med, the other Debtors and certain other Med affiliates entered into various agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med issued the Amended Debentures to the Bank in an aggregate principal amount of $57.5 million.  Among other things, these Amended Debentures extended the maturity date of the December 2001 Debentures for two years, to June 28, 2004.  In connection with the August 2002 Settlement, Med paid the Bank the accrued and unpaid interest on the December 2001 Debentures (including the debenture purchased by TEGCO).

As part of the August 2002 Settlement, TEGCO also agreed to purchase from the Bank one of the December 2001 Debentures (the “TEGCO Debenture”) for a purchase price of $12,500,000, the principal amount of that debenture.  TEGCO is a company indirectly owned and controlled by Frank Magliochetti (Med’s Chairman and CEO) or members of Mr. Magliochetti’s family.  As provided in the Amendment Agreement and related documents, the TEGCO Debenture is expressly subordinated to payment in full of the amounts owed to the Bank in connection with the Amended Debentures.  Certain of the NCFE Debtors provided some of the funds TEGCO used to acquire the TEGCO Debenture from the Bank.  In connection with that funding, those NCFE Debtors acquired certain rights against TEGCO, liens on certain assets of the Debtors and other claims against the Debtors.  As discussed in Section [II.D.6(e)] of this Disclosure Statement, (3) pursuant to the Bank/NCFE Settlement, the Bank will acquire those rights, interests and claims of the NCFE Debtors.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including the Debtors, Resource Pharmacy, and Trestle (collectively, the “Med Subs”).

As part of the same transaction, certain of Med’s subsidiaries, including the Med Subs, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which the Med Subs and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were also evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.  The Bank, through Citibank acting as its collateral agent, also took possession of the certificates evidencing the Med Subsidiaries’ stock pledged to secure the Amended Debentures.

The Amended Debentures, the Amendment Agreement, the Med Security Agreement, the Med Sub Security Agreement and the related documents provide the principal basis for the Bank’s claims against the Debtors in the Bankruptcy Cases.

(3) This section reference is for the Med Disclosure Statement; the appropriate reference to the Bank/NCFE settlement may differ in the other Debtors’ disclosures.

Events between the August 2002 Settlement and the Bankruptcy Filings by TLC and the Debtors; the Absence of Bank Influence over those Bankruptcy Filings

For about the first two months after the issuance of the Amended Debentures in the August 2002 Settlement, the Bank received timely payments of interest on and principal under the Amended Debentures as required under the Amendment Agreement.

By mid-October 2002, however, potentially serious issues had begun to develop between the Bank and the Debtors.  Through its counsel, the Bank questioned whether Med and the other Debtors were in full compliance with their commitments the Amendment Agreement and related documents. Through its counsel, Med made proposals to the Bank to substantially restructure the Debtors’ ownership structure and to modify certain of the Debtors’ obligations under the Amendment Agreement.  Through its counsel, Med also informed the Bank that Med’s compliance with the Amendment Agreement was, in certain possibly material respects, frustrated by NCFE’s failure to comply fully with their commitments to the Debtors, including commitments relating to certain of the collateral securing the Amended Debentures.

Beginning in early November 2002, there were several discussions among the Bank, Med and their respective counsel during which the subject of possible bankruptcy filings by Med and its subsidiaries was raised.  At no time, however, did the Bank ever attempt to influence the timing or any other aspect of the subsequent bankruptcies of any of Med, the other Debtors, TLC or any other Med subsidiary.  In particular, the Bank never requested or in any way suggested that any of those entities avoid or delay a bankruptcy filing.  Quite to the contrary.  In their discussions prior to the bankruptcy filings by the Debtors, the Bank and its counsel made clear to Med and its counsel that, in the Bank’s view, Med and all of its subsidiaries were free, as they believed appropriate in the circumstances, to pursue any legally available course of action, including those available through bankruptcy.

The TLC Bankruptcy Cases were filed on November 8, 2002, the NCFE Bankruptcy Cases were filed on November 18, 2002, and the Debtors’ Bankruptcy Cases were filed on November 27, 2002.  The Bank timely filed proofs of claim against the debtors in all of those bankruptcy cases.  The bankruptcies of the Debtors and the TLC Debtors were precipitated by NCFE’s failure to honor its financing obligations to the Debtors and the TLC Debtors.

The Bank’s NCOE Liens, the Proceeds Distribution Agreement and the CHT Loan Agreement

Both the Med Sub Security Agreement and the Amendment Agreement identify the NCOEs as Med Subsidiaries subject to those agreements.  Both agreements contain signature blocks for the NCOEs to sign, as well as representations to the Bank that the signatories are authorized the bind the parties for whom they sign.  An officer of Med signed both agreements under the names of the NCOEs, as agent for the NCOEs.  In connection with the Amendment Agreement, the Med Sub Security Agreement and the Amended Debentures, the Bank caused to be filed UCC-1 Financing Statements (the “NCOE UCC1s”) encumbering the assets of the NCOEs (the “NCOE Liens”).

Pursuant to the Amendment Agreement and the Med Sub Security Agreement, the Bank also holds liens with respect to the assets of CHT and CMC, two non-Debtor Med Subsidiaries, securing the Amended Debentures.  CHT holds equity ownership interests in the NCOEs.  Among other things, CHT is entitled to receive certain distributions of cash from the NCOEs.  CMC is a party to certain management agreements with the NCOEs.  Among other things, CMC is entitled to receive certain payments from the NCOEs in connection with those agreements.

A few weeks after the bankruptcy filings by the Debtors and several months after the filing of the NCOE UCC1s, Med and some of the Med Subsidiaries raised disputes with the Bank about the NCOE Liens.  In particular, Med, CMC, CHT and certain of the NCOEs questioned the scope of the liens reflected in the NCOE UCC1s, and further questioned the propriety of whether such liens should have been filed.  Based on, among other things, the express provisions of the Amendment Agreement and the Med Sub Security Agreement and the signatures by Med’s officer on those agreements, as agent for the NCOEs, the Bank disputed any assertion that the NCOE Liens were improperly granted or filed, and further asserted that the Bank could have attempted to exercise its remedies against the NCOEs in connection with the NCOE Liens.

The Debtors believe that such an exercise of remedies by the Bank could have resulted in the cash flow from the NCOEs being entirely unavailable to the Debtors.  Based on the Debtors’ best information and belief, at the time of these disputes with the Bank, certain of the NCOEs had begun to delay or withhold distributions and other payments to CHT or CMC as a result of the disputes.

To resolve those disputes, the Bank agreed to remove its liens on the NCOEs themselves in exchange for expanded liens on CHT and CMC and receipt of certain of the NCOE payments to CHT or CMC (the “NCOE Distribution Proceeds”).  Before the resolution of those disputes, the NCOE Distribution Proceeds ordinarily would be paid to CHT or CMC (non-Debtors) and, then, shared by CHT and CMC with Med and the other Debtors.  The Bank’s removal of its liens on the NCOEs and the related settlement secured the Bank’s right to certain of economic entitlements available to CHT and CMC, without directly encumbering the assets of the NCOEs.

Accordingly, on June 9, 2003, the Bank, CHT and CMC entered into a Proceeds Distribution Agreement relating to the NCOEs (the “Proceeds Distribution Agreement”).  Under the terms of the Proceeds Agreement, CHT agreed to split the NCOE Distribution Proceeds with the Bank.  Pursuant to the Proceeds Distribution Agreement, CHT and CMC caused the NCOEs to receive notices of irrevocable instruction that all distributions payable to or for the benefit of CHT or CMC be wired into accounts under the direction and control of the Bank.  In turn, within five business days of the Bank’s receipt of any such funds from the NCOEs, the Proceeds Distribution Agreement requires that the Bank, after collection of a certain amount of the NCOE Proceeds Distributions, must remit the remaining balance to CHT.  In addition, pursuant to the Proceeds Distribution Agreement, each of CHT and CMC granted the Bank a first priority, perfected lien on all of the NCOE Distribution Proceeds and all of the other assets of CHT and CMC, including any monies CHT distributes to Med or the other Debtors.

While the Debtors could have sought to challenge the Bank’s liens on the NCOEs by having CHT file a bankruptcy petition, they determined that the consensual resolution of the disputes presented a more attractive alternative to the Debtors.  Among other things, had CHT filed a bankruptcy petition, the NCOEs’ hospital partners could have argued that, under the applicable NCOE partnership and LLC documents, it constituted an event of dissolution or otherwise entitled the NCOEs’ hospital partners to terminate CHT’s rights with respect to the NCOEs.  The law is not settled on this point.  As a result, the Debtors believed that a bankruptcy filing by CHT would have presented a substantial risk of material adverse consequences to CHT and the Debtors.

Under the Proceeds Distribution Agreement, the obligation to split the NCOE Distribution Proceeds with the Bank terminates at the time when a reorganization plan is confirmed in the Bankruptcy Cases.  Upon execution of the Proceeds Distribution Agreement, the Bank promptly caused the NCOE UCC1s to be terminated.  The Bank has also honored its other obligations under the Proceeds Distribution Agreement, including timely remittances of NCOE Distribution Proceeds to CHT as required.  As of April 14, 2004, a total of $6,761,880 in NCOE Distribution Proceeds have been distributed under the Proceeds Distribution Agreement.  Of this amount, CHT or the Debtors have received $3,754,606.64 and the Bank has retained $3,007,273.36.

CHT, in turn, has made its share of the NCOE Distribution Proceeds available to the Debtors during their bankruptcy pursuant to a Loan Agreement between CHT and the Debtors (the “CHT Loan Agreement”) approved by the Court in September 2003.  This source of financing has allowed the Debtors to continue to operate their businesses, to pay professional fees in connection with their bankruptcy proceedings and to preserve the ongoing value of their businesses for a successful reorganization.  Moreover, the Debtors believe that this source of financing has been significantly less costly to the Debtors than potential alternative post-petition financing arrangements.  The Bank’s right, title and interest in CHT and CHT’s interest in the proceeds stemming from the CHT Loan Agreement have been documented and protected pursuant to the CHT Loan Agreement and the Proceeds Distribution Agreement.

In order to facilitate the reorganization of certain of the Debtors and the orderly liquidation of Med, the Bank has agreed that, upon consummation of the Plan, the Bank will forego its lien on the priority administrative claim with respect to amounts advanced by CHT to the Debtors pursuant to the CHT Loan Agreement, and that CHT will not seek recovery on that administrative claim from the Debtors.

3.             Historical Financial Performance

The results of historical operations by the Debtors presented below reflect each Debtor’s separate company net revenue and expenses for the following periods:

a.             Pre Med Merger – the eleven month period from September 1, 2000 (commencement of business operations) through August 3, 2001 (merger with Med Diversified f/k/a e- Medsoft.com)

b.             Post Med Merger and Prior to the Petition Date – the sixteen month period August 6, 2001 through November 27, 2002.

Chartwell Diversified Services, Inc.

Pre Med Merger – CDSI recorded a net loss of $10,399,476 during the Pre Merger period. CDSI was primarily a holding company during this period, but also engaged in the management of an infusion branch located in New York, deriving management fee revenues of $1,564,601. CDSI’s operating expenses totaled $11,368,976 during the pre Merger period and include Payroll, incentive compensation and related expenses of $5,647,271; Health and Business Insurance related costs of $1,940,482; Legal, Consulting and Professional Fees of $1,998,459 and Travel and Office costs totaling $1,782,764.

Non-operating income and expenses recorded by CDSI included Interest expense of $463,391; Depreciation and Amortization totaling $72,470 and miscellaneous non-operating expenses totaling $59,420.

Post Merger and Prior to the Petition Date – Pre Med Merger - - CDSI recorded a net loss of $55,159,161 during the sixteen month period after the Med merger prior to the Petition Date. CDSI continued under its management contract to operate a New York based infusion branch, and derived management fee revenues of $803,937. CDSI’s operating expenses included certain Med related charges and totaled $43,555,465 during the post Merger prepetition period. Included in these expenses were Payroll, non-cash compensation related to stock options and related expenses of $13,038,015; Health and Business Insurance related costs of $1,553,268; Legal settlements, Legal, Consulting and Professional Fees of $20,535,406 and Travel, Restructuring and Office costs totaling $8,428,376.

Non-operating income and expenses recorded by CDSI included Interest expense of $7,974,455; Depreciation and Amortization totaling $3,936,669 and miscellaneous non-operating expenses totaling $497,439.

Chartwell Community Services, Inc.

Pre Med Merger - CCS recorded net income of $1,971,966 during the Pre Merger period. Net revenues during the Pre Merger period totaled $50,861,532. Costs of Services or direct costs related to net revenues during that period totaled $39,958,886 and were primarily comprised of Payroll and clinical supplies. Gross profit for CCS is $10,902,646 during the Pre Merger period.

Operating expenses totaled $7,080,199 in the Pre Merger period and include Payroll and related expenses of $3,421,706; Health and Business Insurance related costs of $358,613; Consulting and Professional Fees of $281,511 and Travel and Office costs totaling $3,018,369. CCS’ Operating Income during the Pre Merger period is $3,822,447.

Non-Operating expenses recorded by CCS total $1,839,664 during the Pre Merger period and is comprised of Depreciation and Amortization totaling $65,005 and Interest expense of $1,774,659. Tax expense recorded during the period totaled $10,817.

Post Merger and Prior to the Petition Date – CCS recorded net income of $1,443,351 during the sixteen- month period after the Med Diversified merger prior to the Petition Date. Net revenues during the Post Merger period totaled $77,574,068. Costs of Services or direct costs related to net revenues during that period total $61,243,939 and are primarily comprised of Payroll and clinical supplies. Gross profit for CCS is $16,330,129 during the Post Merger period.

Operating expenses totaled $10,541,930 during the Post Merger Period and include Payroll and related expenses of $5,905,900; Health and Business Insurance related costs of $1,075,261; Consulting and Professional Fees of $129,208 and Travel and Office costs totaling $3,431,561. CCS’ Operating Income since the Petition date is $5,788,199.

Non-Operating expenses recorded by CCS total $4,354,978 during the Post Merger Period and is comprised of Interest Expense of $3,921,943 and Depreciation and Amortization totaling $433,035. Miscellaneous non-operating income totaled $10,130 in the Post Merger period.

Chartwell Care Givers

Pre Med Merger - CCG recorded a net loss of $1,889,795 during the Pre Merger period. Net revenues since the Petition date total $36,167,594. Costs of goods sold or pharmaceutical and clinical supplies costs as well as direct labor (nursing services) related to net revenues during the Pre Merger period totaled $22,023,003. Gross profit for CCS is $14,144,591 during the period.

Operating expenses totaled $14,829,700 during the Pre Merger period and include Payroll and related expenses of $5,870,737; Health and Business Insurance related costs of $639,075; Consulting and Bankruptcy related Professional Fees of $175,357; Travel and Office costs totaling $3,380,565 and Bad Debt expense of $4,763,966. CCG’s Operating Loss during this period was $685,109.

Non-Operating expenses recorded by CCG total $2,470,195 during the Pre Merger period and is comprised of Interest expense of $2,022,394 and Depreciation and Amortization totaling $447,801. Miscellaneous non-operating income totaled $5,645. The tax benefit recorded in the period was $1,259,864.

Post Merger and Prior to the Petition Date – CCG recorded a net loss of $764,767 during the sixteen- month period after the Med Diversified merger prior to the Petition Date. Net revenues since the Petition date total $46,367,145. Costs of Goods Sold (primarily nursing services, pharmaceutical and clinical supplies costs related to net revenues) for the Post Merger period totaled $28,289,540. Gross profit during this period for CCG is $18,077,695.

Operating expenses totaled $16,257,577 during the Post Merger period and include Payroll and related expenses of $6,836,590; Health and Business Insurance related costs of $1,805,071; Consulting and Professional Fees of $6,643; Travel and Office costs totaling $2,980,387 and Bad Debt expense of $4,628,886. CCG’s Operating Income during the Post Merger period was $1,820,118.

Non-Operating expenses recorded by CCG total $2,591,446 during the Post Merger period and is comprised of Interest expense of $1,625,485 and Depreciation and Amortization totaling $953,488 and miscellaneous non-operating expenses totaling $12,473. The tax benefit recorded in the period was $6,561.

C.            Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), the Debtors commenced their chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.            Significant Events During the Chapter 11 Case

1.             First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.” At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

(i) Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

(ii) Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

(iii) Motion for Order Authorizing (1) Maintenance of Pre-Petition Bank Accounts; and (2) Continued Use of Business Forms; and

(iv) Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.             The Appointment of the Committees

The Office of the United States Trustee (the “U.S. Trustee”) thereafter appointed a committee to represent the interests of the unsecured creditors in the CCG Case. The Official Committee of Unsecured Creditors of CCG (the “Committee”) was appointed on December 24, 2002 and includes the following members:

(i) McKesson Drug Company;

(ii) Medical Specialties Distributors, Inc.; and

(iii) Healthcare Automation, Inc.

The Bankruptcy Court thereafter authorized the CCG Committee to retain Hanify & King as its counsel.

3.             The Debtors’ Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE. Through its Order Authorizing (1) Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1) Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors’ use of up to $3.3 million and $4.5 million, respectively, of such proceeds. NCFE also “advanced” to Med $1 million it previously had collected on account of the Debtors’ accounts receivable.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the Debtors’ assets in the amount of such Disputed Cash used by the Debtors. If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the Debtors’ use. In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims. The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the Debtors’ use of cash collateral. The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the Debtors’ cases. NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.

4.             The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ chapter 11 cases. Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment: and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

(i) Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

(ii) As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their “post-cutoff date” prepetition receivables and a superpriority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

(iii) Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

5.             CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

As of the commencement of the Debtors’ chapter 11 Cases, the Bank asserted liens on, among other things, the assets of various of the eight joint partnership ventures known as the “National Centers of Excellence” or “NCOE’s”, for which Chartwell Home Therapies L.P. (“CHT”), an indirect subsidiary of Med, serves as general partner. Med and CHT questioned the scope of the liens asserted by the Bank directly on the assets of the NCOE’s and further questioned the propriety of the filing of such liens. Meanwhile, various of the NCOE’s withheld further distributions to the Debtors and threatened to terminate or otherwise discontinue their relationships with the Debtors if the issue was not promptly resolved.

In order to resolve those disputes, the Bank agreed to remove its liens on the NCOE’s in exchange for expanded liens on CHT and Chartwell Management Company, Inc. (“CMC”), another indirect subsidiary of Med which manages the NCOE’s, and receipt of certain funds distributed by the NCOE’s, which ordinarily would be distributed to CHT and then to Med. The Bank’s removal of the liens on the NCOE’s and the related settlement secured the Bank’s right to the economic entitlements available to CHT, CMC and Med, without directly encumbering the assets of the NCOE’s.

Accordingly, on June 6, 2003, CHT, CMC, and the Bank entered into a Proceeds Distribution Agreement (“PDA”) which, among other things, required that distributions payable to or for the benefit of CHT and CMC be wired into accounts under the direction and control of the Bank. After collection of designated amounts of such funds to be applied to the Debtors’ obligations to the Bank, the Bank in turn would remit the remaining balance to CHT, subject to the Bank’s lien on such funds and all other assets of CHT and CMC. The PDA terminates by its terms upon confirmation of any plan or plans of reorganization.

Pursuant to the Emergency Motion of Debtor and Debtor in Possession for an Interim Order (A) Authorizing Post Petition Financing From Chartwell Home Therapies, L.P., (B) Scheduling A Final Hearing, and (C) Granting Certain Related Relief, dated September 2, 2003, and approved by an interim order of the Bankruptcy Court dated September 26, 2003 and a final order, dated October 10, 2003, CHT and Med entered into a Loan Agreement pursuant to which CHT agreed to advance to Med on an as-needed basis the balance of the NCOE funds remitted to CHT by the Bank, which funds were to be used by Med for its business operations. The loans are evidenced by Notes, bear interest at 10% per annum and are due and payable 540 days from the date of any such Notes. The loans are unsecured, entitling CHT only to assert an administrative expense claim against CDSI for any amounts due. At present, the principal balance due on account of such Notes is $2,310,000.

This settlement has since been modified such that on the Effective Date, the CCG Creditors’ Trust, established for the benefit of general unsecured creditors of CCG, will receive a cash payment of $2,350,000.

6.             Progress towards Reorganization

Since the beginning of the chapter 11 Cases, the Debtors have made considerable progress toward their reorganization. Specifically, the Debtors has accomplished the following:

(a)           Headquarters Reorganization. During the chapter 11 Cases, the Debtors reduced their corporate headcount in Andover from 39 to 14, reducing compensation costs by approximately $5 million, or 65%. The Debtors likewise relocated their corporate office, yielding an annual lease savings of $240,000, at a relocation cost of only $12,800. Overall general and administrative expense reductions relating to corporate headquarters during the chapter 11 Cases aggregated approximately $11 million, or 60%.

(b)           Legal/Financial. During the chapter 11 Cases, the Debtors effectuated the sale of Trestle’s assets for cash and assumption of liabilities aggregating $1.57 million. Subject to higher and better offers, the sale of Resource Pharmacy’s assets is scheduled to be heard on March 12, 2004, for an aggregate purchase price, including assumption of liabilities, of more than $3.5 million. The Debtors also secured replacement financing for Sun Capital, the costs for which resulted in an approximate savings of $ 6.4 million through January 31, 2004.

(c)           Operations

(i) CCG

•  Negotiated new managed care agreements in Illinois with Aetna, Gentiva and Health Marketing, in Ohio with Gentiva and Ohio Health Choice, in New Jersey with Gentiva and Amerahealth with no corresponding losses of payor contracts

•  Achieved positive EBITDA in 10 of 13 months following the commencement of the chapter 11 cases

•  While Revenue since the Petition Date of $32.6 million is 8% below post-petition budget, EBITDA of $1.6 million remains consistent with comparable pre-petition periods due to focus on core therapies

•  Added referral sources in each market

•  Successfully implemented electronic billing at all branches with corresponding improvement in cash collections and reduction in DSO.

(ii) CCS

•  Revenues in the post petition period of $68.8 million are consistent with budget and modestly greater than comparable pre-petition period despite reimbursement rate reductions in Texas due to budget constraints.

•  EBITDA of $6.3 million since the Petition Date is also consistent with budget and has increased 22% over comparable prepetition periods.

•  Staff reductions resulting from Texas Medicaid rule changes will provide annualized savings of $350,000.

•  Maintained company-wide DSO of 30-31 days, while implementing electronic billing of various HMO payors

•  Lost only 15 of 7,000 patients - No loss of full- time staff

•  Consistently high Texas Department of Health Services survey ratings achieved, together with “exceptional” ratings during post-petition internal billing integrity audits.

d) Compliance and Regulatory Affairs

•  Fully implemented HIPAA privacy policies

•  Completed company-wide privacy and security training for all Med and CDSI employees - Made all necessary SEC filings

e) Information Technology

•  Made significant progress towards conversion to electronic billing

•  Completed in- house upgrade of Oracle conversion, saving more than $200,000 in contracting fees

•  Reduced data networking costs by consolidating and reengineering data circuits in corporate headquarters, with no network capacity loss

•  Reduced staff by 2 full-time employees, while maintaining level of customer field support

f) Human Resources/Payroll

•  Reduced outside payroll costs through negotiated savings of $240,000 on the annual contract.

•  Reduced headcount in payroll department by 2, for an annual savings of $100,000

•  Reduced human resources department headcount by 2 directors and a vice president

As a result of these actions, the Debtors believe that they have positioned themselves to propose and confirm the Plan.

7.             Financial Performance During the Chapter 11 Cases

Chartwell Diversified Services, Inc.

CDSI has recorded a cumulative loss of $1,448,464 since the Petition Date. CDSI is a second tier holding company and accordingly has recorded no net revenues since the Petition date. As such, CDSI’s operating loss is comprised of its operating expenses. Operating expenses totaled $4,310,693 since the Petition Date and include Payroll and related expenses of $2,556,599; Health and Business Insurance related costs of $339,674; Consulting and Bankruptcy related Professional Fees of $217,401 and Travel and Office costs totaling $1,197,049.

Non-operating income and expenses recorded by CDSI is comprised of various expense items including of Interest expense of $64,478 and Depreciation and Amortization totaling $929,235. Non-operating Income includes Overhead allocations to subsidiaries totaling $3,938,990.

Chartwell Community Services, Inc.

CCS has recorded a cumulative net loss of $7,965,122 since the Petition Date. Net revenues since the Petition date total $68,795,415. Costs of Services or direct costs related to net revenues since the Petition Date total $54,601,194 and are comprised of Payroll and related expenses of $51,491,410; Health insurance costs of $402,2114 and Clinical supplies and other direct expenses of $2,727,570. Gross profit for CCS is $14,194,221 since the Petition date.

Operating expenses totaled $7,868,444 since the Petition Date and include Payroll and related expenses of $3,835,028; Health and Business Insurance related costs of $1,042,879; Consulting and Bankruptcy related Professional Fees of $173,798 and Travel and Office costs totaling $2,682,034. CCS’ Operating Income since the Petition date is $6,325,777.

Non-Operating expenses recorded by CCS total $14,289,126 since the Petition Date and is comprised of GAAP impairment expenses associated with Intangible Assets of $11,020,000; Depreciation and Amortization totaling $175,600 and Corporate Overhead expense allocation totaling $3,093,526.

Chartwell Care Givers

CCG has recorded a cumulative net loss of $31,057,468 since the Petition Date. Net revenues since the Petition date total $32,644,988. Costs of Goods Sold or pharmaceutical and clinical supplies costs related to net revenues since the Petition Date total $13,112,693. Gross profit for CCS is $19,532,295 since the Petition date.

Operating expenses totaled $18,342,225 since the Petition Date and include Payroll and related expenses of $11,127,839; Health and Business Insurance related costs of $1,777,745; Consulting and Bankruptcy related Professional Fees of $634,086 and Travel, Bad Debt and Office costs totaling $4,802,555. CCG’s Operating Income since the Petition date is $1,190,070.

Non-Operating expenses recorded by CCG total $32,247,538 since the Petition Date and is comprised of GAAP impairment expenses associated with Intangible Assets of $29,774,000; Interest Expense of $1,011,258; Depreciation and Amortization totaling $856,191 and Corporate Overhead expense allocation totaling $1,471,578. Non Operating income includes accounting gains resulting from the bankruptcy totaling 865,489.

8.             The Substantive Consolidation Motion

On or about March 5, 2004, the Committee filed a motion to substantively consolidate (the “Substantive Consolidation Motion”) the estate of the Debtors (Med, CDSI, CCS, CCG, Trestle and Resource Pharmacy).  In the Substantive Consolidation Motion, the Committee argued that after Med acquired CDSI in August 2001, even though the transaction was structured as an acquisition of CDSI as a wholly-owned subsidiary of Med, it was in fact treated as a merger with Med.

In support of this argument, among other things, the Committee cited to (1) press releases which refer to the CDSI acquisition as a merger; (2) CDSI management’s assumption of management positions at both the Med and CDSI levels; (3) CDSI’s functioning as the cash concentration vehicle for Med and the Chartwell Debtors; (4) Med’s failure to allocate overhead operating costs between the Debtors; (5) CDSI’s payment of bills and expenses owed by other debtor entities; (6) the merger of Med’s accounts into CDSI’s accounts for a three-month time period; (7) published references to Med’s subsidiaries as “divisions”; (8) consolidated financial statements; (9) assertions that certain creditors purportedly looked to the combined assets of the Debtors to satisfy obligations of individual Debtors; (10) an alleged lack of documented action by the boards of the Debtors; (11) the fact that the Debtors had some common officers and directors; and (12) the fact that Med’s subsidiaries benefited from Med’s borrowings.

The Bank disputed all of these arguments and related allegations by the Committee.

9.             Significant Litigation Matters

As of the commencement of the chapter 11 Cases, the Debtors were parties to a variety of suits, many of which involved claims against the Debtors which will be resolved as part of the claims resolution process without the need for further litigation. Certain of the suits pending as of the filing of the chapter 11 Cases, as well as others commenced by the Debtors since then, involve claims by the Debtors against third parties which may yield recoveries available to fund the Plan and the distributions thereunder. Following is a brief summary of those matters:

(a)           National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

On May 20, 2003, Med, CDSI, CCG, CCS and Resource Pharmacy filed an adversary proceeding against NCFE and five legal affiliates of NCFE in the Bankruptcy Court.  This adversary proceeding is captioned Med Diversified, Inc.; Chartwell Diversified Services, Inc.; Chartwell Care Givers, Inc.; Chartwell Community Services, Inc.; and Resource Pharmacy, Inc. v. National Century Financial Enterprises, Inc.; National Premier Financial Services, Inc.; NPF, VI, Inc.; NPF X, Inc.; NPF XII, Inc.; NPF Capital, Inc.; United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 1-03-01320 (the “NCFE Adversary Proceeding”).

In the NCFE Adversary Proceeding, the Debtors assert 24 counts against NCFE, among other things seeking (i) equitable and declaratory relief against NCFE, including an accounting, a recharacterization of NCFE’s claims against the Debtors, the equitable subordination of NCFE, and relief for unjust enrichment of NCFE, (ii) relief for bankruptcy causes of action under Sections 510, 542, 547, 548, 549 and 550 of the Code, including turnover of assets, avoidance of pre- and post-petition transfers, and (iii) monetary damages for NCFE’s breaches of the SSAs, NCFE’s breaches of the February 2000 Preferred Provider Agreement, for conversion and fraud by NCFE, and for breaches of NCFE’s commitments to release collateral in connection with the issuance of the December 2001 Debentures to the Bank.

To support their counts, the Debtors contend that the defendants in the NCFE Adversary Proceeding (the “NCFE Defendants”) engaged in a course of conduct whereby they fraudulently promised attractive returns to investors.  The Debtors believe that the NCFE Defendants diverted investments and concealed their schemes by fraudulently manipulating the use of new investments.  The Debtors’ believe that the NCFE Defendants, directly or indirectly own approximately 40% of Med’s outstanding common stock, that they exercised financial control over the Debtors, and that they used the Debtors as an instrumentality to further this fraudulent conduct, thereby harming the Debtors’ estates.

Further, the Debtors allege that NCFE’s breaches of the SSAs and deviation from their terms caused the Debtors to pay excessive fees and charges, led to improper manipulation of the reserve accounts and to the miscalculation of subservicing fees, excess accounts receivable proceeds payments and other amounts due and owing to the Debtors.  Through the NCFE Adversary Proceedings, the Debtors sought to recover these excessive fees, the overfunded reserves and unpaid subservicing fees and other amounts.

Among other things, the Debtors allege in the NCFE Adversary Proceedings that, by virtue of the NCFE Defendants’ direct and indirect Med stock ownership and their dominion and control over the Debtors’ cash flow through the SSAs, NCFE exercised financial and economic control over the Debtors.  Accordingly, in the NCFE Adversary Proceeding, the Debtors sought (i) to recharacterize as equity interests certain claims asserted by NCFE against the Debtors, including the Debtors’ alleged obligations to pay purported secured and unsecured loans, “purchases” of receivables and other advances outside of the program established under the SSAs, and (ii) to the extent that such NCFE claims are so recharacterized as equity interests, to subordinate those interests to those of the other equity holders.

Further, in addition to any damages that the Bank incurred, the Debtors also sought recovery for damages the Debtors incurred as a result of NCFE’s breach of its commitments to release certain collateral in connection with the December 2001 Debentures issued to the Bank.

On August 8, 2003, NCFE answered the complaint in the NCFE Adversary Proceeding.  In that answer, NCFE admitted that it overfunded certain healthcare providers causing them to pay additional fees, that the reserve accounts were underfunded and that it could not account for up to $2.5 billion of NCFE funds.  Notwithstanding those admissions, however, NCFE denied all material allegations by the Debtors in the NCFE Adversary Proceedings, including any allegation that NCFE (i) was an insider, (ii) exercised financial or economic control over the Debtors, or (iii) breached any obligations to the Debtors under the SSAs or any other agreement.  Further, NCFE asserted various affirmative defenses including, among other things, an assertion that the Debtors’ claims were barred by their own conduct and restating their proofs of claim.

(b)           CCG Committee Objection to the Bank’s Claims

On July 3, 2003, the CCG Committee filed a lawsuit and objection to claims against the Bank in the Bankruptcy Court (Official Committee of Unsecured Creditors of Chartwell Care Givers, Inc. v. Private Investment Bank Limited, United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 03-8296). The lawsuit contains four counts against the Bank as follows: 1) avoidance of claims and transfers pursuant to 11 U.S.C. § 548; 2) avoidance of claims and transfers pursuant to 11 U.S.C. § 544 and New York debtor and creditor law; 3) declaratory judgment that the Bank’s claims against CCG are non-recourse; and 4) objection to claims. Through the lawsuit and objection to claims, the CCG Committee alleges that CCG and other subsidiaries of Med, did not receive anything of value in exchange for the grant of collateral to the Bank, and did not receive reasonably equivalent value in exchange for the liens and claims asserted by the Bank.

The Bank answer was scheduled, by the Bankruptcy Court, to be due on August 6, 2003. On or about October 6, 2003, the Bankruptcy Court entered the Stipulated Order Allowing the Debtors Request for an Extension of the Exclusivity Periods and Allowing the Motion by Official Committee of Unsecured Creditors for Chartwell Care Givers, Inc. to Commence and Prosecute Litigation Against Private Investment Bank Limited and Others. In accordance with the foregoing stipulation, the Bank timely filed an answer to the complaint on November 5, 2003. Discovery was proceeding in this matter and a pretrial conference was scheduled for April 14, 2004, with a trial scheduled to commence no later than July 1, 2004. On February 27, 2004, the CCG Committee filed the Motion for Extension of Discovery Deadlines and Continuance of Dates for Pretrial Conference and Trial. Through the foregoing motion, the CCG Committee requested a continuance of the discovery, pretrial and trial dates due to a settlement reached by and between the CCG Committee and the Bank, and the CCG Committee’s desire to avoid potentially incurring unnecessary costs to complete discovery and prepare for litigation in the event the Bank successfully sponsors a plan of reorganization. The CCG Committee’s motion to continue the various dates is scheduled to be heard before the Bankruptcy Court on March 12, 2004.

(c)           The Settlement By and Among the Bank, NCFE and the CCG Committee

The settlements described below are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

In February, 2004, the Bank and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), entered into a Settlement Agreement and Release (the “Bank/NCFE Settlement Agreement”).

In the Bank/NCFE Settlement Agreement, the NCFE Debtors assign to the Bank all of their rights and interests in and to its claims against and interests in, among others, the Debtors and certain of Med’s non-debtor subsidiaries; provided, however, that the NCFE Debtors do not transfer their interests in and claims to a certain escrow account maintained by Sun Capital (the “Sun Capital Escrow Account”). A condition precedent to this assignment is that the Debtors and the Med Committee release: (1) all claims that the Debtors may have against TLC; (2) all claims that the Debtors may have against the NCFE Debtors and (3) all claims that the Debtors may have against a certain escrow account maintained by Sun Capital Escrow Account. To the extent that these conditions precedent are not satisfied and are waived by the NCFE Debtors then the Bank agrees to pay to the NCFE Debtors any proceeds of any recovery by the Bank on claims which the NCFE Debtors have assigned to the Bank in an amount equal to the amount by which the NCFE Debtors’ claims against the TLC estate are diminished by the failure of these conditions precedent.

In the Bank/NCFE Settlement Agreement, the Bank assigns to the NCFE Debtors all of its rights and interests in and to its claims against and interests in the TLC Debtors. A condition precedent to this assignment is that TLC Debtors and the official committee of unsecured creditors in the TLC Debtors bankruptcy cases release all claims that TLC may have against, among others: (1) the Debtors and certain of Med’s non-debtor subsidiaries; and (2) the Bank. To the extent that these conditions precedent are not satisfied and are waived by the Bank, then the NCFE Debtors agree to pay to the Bank any proceeds of any recovery by the NCFE Debtors on claims which the Bank has assigned to the NCFE Debtors in an amount equal to the amount by which the Bank’s claims against the Debtors’ estates are diminished by the failure of these conditions precedent.

With respect to the Sun Capital Escrow Account: (1) the cash amount of $400,000 is to be paid to the Bank; and (2) the remainder of the Sun Escrow Account is to be transferred to the NCFE Debtors.

Under the Bank/CCG Settlement Agreement, the Bank agreed to the terms of a plan of reorganization providing that general unsecured creditors of CCG will be the beneficiaries of a note in the face amount of $1.8 million, payable over one year at a rate of six per cent (6%), on a two year amortization schedule. This note was to be secured by a first priority blanket lien on all of the assets, subject to certain working capital financing. Further, if the Med general unsecured creditors collectively received more than $1.8 million on account of their claims, then CCG’s general unsecured creditors would receive a like amount in excess of $1.8 million, with a cap of $550,000 on such excess.  This settlement has since been modified such that on the Effective Date, the CCG Creditors’ Trust, established for the benefit of general unsecured creditors of CCG, will receive a cash payment of $2,350,000.

Had a settlement not been reached, the Debtors would have been embroiled in litigation with NCFE and the Bank for years to come.  NCFE filed proofs of claims against the Debtors in an aggregate amount in excess of $90 million.  Claims against CDSI, CCS and CCG exceeded $78 million.  NCFE claimed liens on significant assets.  There is no question that many millions of dollars flowed from NCFE to these entities.  At issue was, among other things, whether the obligations could be recharacterized or subject to offset.  The Bank asserted claims of not less than $54 million against these same Debtors arising from alleged representations made by officers of these Debtors concerning pledges of receivables to secure the loans.

This Plan effectuates settlements between the Debtors and the Bank, between the Debtors and NCFE, between the Bank and NCFE, as well as the CCG Committee’s claims against these entities.

In considering whether to approve settlements under Fed.R. Bankr. P. 9019, courts have analyzed several factors when determining whether the proposed settlement meets the requisite standards of fairness, equity and reasonableness.  The first factor is the probability of success in the litigation.  It is not clear that the CCG Committee will be able to establish that CCG did not receive reasonably equivalent value as a consequence of the Bank having made its $70 million loan to Med.  While the CCG Committee has asserted that CCG was not a signatory to the Debentures, in conjunction with the Bank’s agreement to loan $70 million to Med, among other things, the Bank was provided with detailed scheduled consisting of thousands of pages of accounts receivable that were to be assigned to it from entities, including CCG and CCS.  Representations to this effect were made by Mr. Magliochetti, who served not only as chairman and president of Med, but also in the same capacities for CDSI, CCG and CCS.  Accordingly, it is the Bank’s position that but for these representations, the Bank would not have made the loan.  Further, while only preliminary discovery have been engaged in by the parties, the Bank asserts that it would be able to trace the flow of monies from Med to CDSI, CCS and CCG to demonstrate that they received the benefits of these loan proceeds.  The Bank would also argue that, in any event, there were indirect benefits to Med’s subsidiaries as a consequence of the loan.  Further, at the time that the Bank settled with Med and Med and its subsidiaries executed the Amendment Agreement, the subsidiaries benefited by virtue of the cessation of litigation by and between the Bank and the subsidiaries’ parent, Med.  Accordingly, there is uncertainty as to which party would prevail in the litigation.  While CDSI and CCS did not bring avoiding actions such as that which was brought by the CCG Committee, had such avoiding actions been brought, it is anticipated that similar theories would have been asserted which would give rise to the defenses heretofore described.

The outcome of the Debtors’ adversary proceeding against NCFE is also uncertain.  There is no question that NCFE advanced many millions of dollars to the Debtors.  NCFE argued that much of the money advanced to the Debtors came from special purpose entities whose monies were raised in the public markets and that, as a result, it would be improper to exact redress against these debtor entities since to do so would harm innocent creditors.  NCFE contended that, under the SSAs, it had the absolute right to terminate its financing with the Debtors and that the Debtors were in breach of the SSAs for, among other things, having failed to pay monies and, in any event, did not have sufficient collateral in light of over-advances that had been made to the Debtors.  NCFE further argued that that recharacterization of the alleged loans would be improper because the Debtors characterized these advances as loans in Med’s public filings with the SEC.  NCFE further contended that NCFE, as opposed to the Debtors, suffered damages since the monies advanced by it to the Debtors were not repaid.  Further, several millions of dollars of accounts receivable that NCFE had allegedly “purchased” from the Debtors were collected by the Debtors after they were cut off from funding, which NCFE alleges was done in violation of the terms of the SSAs.  On the other hand, the Debtors contended their actions in that regard were proper in the light of NCFE’s breaches.

The second factor in support of the fairness and reasonableness of settlement is the complexity and cost of the litigation that would follow such a settlement.  The expense, inconvenience and delay necessarily attending to such litigation, involving numerous parties asserting numerous competing arguments and claims, would be substantial.  These proceedings raised issues involving hundreds of millions of dollars in transactions, conflicts, accounting, and would have involved numerous witnesses.  Litigating to conclusion the adversary proceedings involving the Bank and NCFE would have involved extensive discovery on, and the trial of, conflicts issues at significant expense to the Debtors’ estates, as well as to the Bank and NCFE.  Indeed, such litigation might have imperiled the survival of the Debtors’ operating businesses.

A third factor, difficulties in collection, is not germane with respect to the Bank.  Any affirmative recoveries against NCFE, however, would likely be characterized as unsecured claims, and would have had to share in a very small asset pool with over a billion dollars of other claim holders in the NCFE bankruptcy cases.  It is also worth noting that unless the Debtors and CCG Committee prevailed on their litigation claims against both the Bank and NCFE, the prospects of unsecured creditors receiving a meaningful dividend was unlikely.

A final factor to be considered is the paramount interest of creditors and a proper deference to their reasonable views.  The CCG Committee aggressively represented the interests of general unsecured creditors and is a proponent of the settlement and supports the plan.  The settlement also frees other Debtors from being embroiled in time-consuming and expensive litigation, paves the way for creditors to receive a significant dividend, and allows the operating businesses of the Debtors to be reorganized.  The Med settlement also obviates the need for the Debtors’ estates to continue with the litigation pending in the NCFE bankruptcy cases, and resolves intercompany disputes with TLC (with the Debtors and TLC exchanging mutual releases), although the settlement with TLC remains to be finalized.

Accordingly in light of the foregoing, the Debtors believe that the settlements have far reaching benefits for the Debtors and their creditors in a number of cases.  The CCG Committee fully supports the settlement.

The payments that unsecured creditors will be receiving underscores the benefits of the Plan.  In the CCG Case, holders of Allowed Unsecured Claims are receiving $2,350,000.  When CCG was marketed for sale, this amount represented the net proceeds that would have been available had the highest offer received for CCG been accepted.  While it is possible that higher bids would have been made at auction, but for the Plan, this amount of money would have been subject to the claims of NCFE and the Bank, and general unsecured creditors could have received nothing, or very little money, the money could have been depleted by litigation expenses, and it could have taken years to receive any portion of it.  Instead, they will receive an amount equivalent to 100% of that which would have been available had the sale gone forward and the money will be funded on the Effective Date of the Plan.  The CCG unsecured creditors are expected to receive a 70% dividend.  Exclusive of duplicate and late filed claims, claims filed by the Bank and NCFE, claims filed against the wrong entity, and intercompany claims, the total amount of general unsecured claims against CCG is $4,146,130.  These claims have been reviewed by the Debtors, and their analysis has been reviewed by the CCG Committee.  Based upon this analysis, it is estimated that after claims are objected to Allowed Claims against CCG will be in the range of $3.3 million.  The actual amount of Allowed Claims against CCG may vary from this estimate.

Many of these same factors are present in connection with CCS.  It is expected that Holders of Allowed Unsecured Claims will receive a 55% dividend.  Had the litigation proceeded, these creditors could likewise have received nothing or very little on their claims.  Exclusive of duplicate and late filed claims, claims filed by the Bank and NCFE, claims filed against the wrong entity, and intercompany claims, the total amount of general unsecured claims against CCS is approximately $8 million.  These claims have been reviewed by the Debtors.  Based upon their analysis, it is estimated that after claims are objected to Allowed Claims against CCS will be in the range of $630,000.  The actual amount of Allowed Claims may vary from this estimate.

The Holders of Allowed Unsecured Claims of CDSI are estimated to receive a dividend of 29%.  CDSI was merely a holding company, and in addition to the claims discussed above, the Bank had a lien on the equity interests owned by CDSI.  Absent avoidance of that lien or subordination or disallowance of the Bank’s claim, CDSI’s creditors could have received nothing in the case.  Exclusive of duplicate and late filed claims, claims filed by the Bank and NCFE, claims filed against the wrong entity and intercompany claims, the total amount of general unsecured claims against CDSI is approximately $6 million.  These claims have been reviewed by the Debtors.  Based upon their analysis, it is estimated that after claims are objected to Allowed Claims against CDSI will be in the range of $875,000.  The actual amount of Allowed Claims may vary from this estimate.

The Plan also resolves the Committee’s Motion to Substantively Consolidate, which could have further diluted whatever monies were available to the CDSI, CCS, and CCG creditors since Med is merely a holding company has many millions of dollars of additional creditors.

(d)           Additional Litigation, Objections to Claims, and Counterclaims which may be Brought by the Reorganized

Debtors, the Creditors’ Trusts, or the Litigation Trust After the Effective Date

References in this Disclosure Statement to the amounts of Claims are based upon the amounts of those Claims as reflected in the Debtors’ schedules of liabilities or in filed proofs of claim and are not intended to be admissions regarding the allowed amount of the Claims and shall not constitute a waiver of the Debtors’, the CCG Committee’s, the Litigation Trust, and/or the Creditors’ Trusts’ rights to assert any otherwise available affirmative claim, defense, recoupment, setoff, or counterclaim against any party, including the holder of a Claim.  The Reorganized Debtors, the Litigation Trust’s, and/or the Creditors’ Trusts, as applicable, shall be entitled to assert such affirmative claims, defenses, recoupments, setoffs, and counterclaims after the Effective Date.  The Debtors have not completed their audit and analysis of the filed proofs of claim and reserve the right to object to such Claims at any time during these cases and after the Effective Date as provided in the Plan.  Pursuant to the Plan, any objections to Disputed Claims that are not resolved prior to the Effective Date of the Plan may be commenced or continued by the Creditors’ Trusts or the Reorganized Debtors, as applicable, after the Effective Date.

Pursuant to section V.E.2 of the Plan, the right to prosecute the CCG Recovery Rights will be assigned to the CCG Creditors’ Trust for the benefit of holders of Allowed Claims in Class B-4 on the Effective Date of the Plan.  Pursuant to section V.F.2 of the Plan, the Litigation Trust Claims, which include: (a) claims against insiders of Med; (b) claims against insiders of CCG; (c) claims and causes of action transferred pursuant to the terms of the Trestle Plan, the Resource Plan, and the Med Plan; and (d) causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551 of the Code (except for the CCG Recovery Rights), shall be transferred to the Litigation Trust for the benefit of the Bank on the Effective Date.  All other claims will vest in the Reorganized Debtors pursuant to the Plan.

The Debtors’ Statements of Financial Affairs on file with the Court disclosed: (i) all payments to creditors made within ninety (90) days of the Petition Date; (ii) all payments to insiders made within one (1) year of the Petition Date; and (iii) all distributions to an insider of the Debtors, including compensation in any form, bonuses, loans, stock redemptions, and options exercised within one (1) year of the Petition Date.  The Debtors have begun investigating the Recovery Rights and a list of all presently-known potential preference and fraudulent transfer actions and the possible recoveries is attached hereto as Exhibit “H.”  The actions listed on Exhibit “H” do not represent a definitive list of all such actions.  The Debtors are investigating, and the applicable trustees will continue to investigate, the Debtors’ books and records for any and all such actions, and to the extent determined to be actionable and material, the Debtors or the applicable trusts will pursue them.  Pursuant to section 546 of the Code, avoidance actions under sections 544 through 551 of the Code must be commenced prior to November 27, 2004.  To date, the Debtors have not commenced any recovery actions in these cases.  The Debtors have, however, reviewed the potential preference and fraudulent transfer actions identified in Exhibit “H.”  Although the nominal amounts of the transfers are listed in Exhibit “H,” the Debtors cannot accurately estimate the likely recoveries by the CCG Creditors’ Trust or the Litigation Trust, as applicable, because each claim must be analyzed to determine if any defenses exist, and to be sure that any potential recovery is sufficient to justify the expense of prosecution of the recovery action.

An additional cause of action that will be investigated is that of breach of contract, willful violation of the automatic stay, and contempt against McKesson Corporation (“McKesson”).  Without permission from the Bankruptcy Court, McKesson raised the prices for goods it was selling to the Debtor after the Petition Date notwithstanding a contract that afforded the Debtor with a right to discounted purchase prices.  The collective amount of the overcharges to the Debtor and CCG may exceed $350,000.

10.          Appointment of the Facilitator

Throughout these chapter 11 Cases, the Debtors have endeavored to reach an amicable resolution through a consensual plan of reorganization that is in the best interests of the Debtors’ various creditor constituencies and that maximized their recoveries under any such plan. Such a resolution proved difficult, however, because of the nature and extent of the competing claims of those creditor constituencies and the difficulties in achieving any consensual resolution. The Bank and NCFE both asserted secured claims encumbering all of the Debtors’ assets. The CCG Committee and the Med Committee threatened or asserted a variety of challenges to the claims of the Bank and, as discussed above, the Debtors commenced an adversary proceeding against NCFE asserting a wide range of claims and defenses to NCFE’s claims and seeking to subordinate such claims to the claims of other creditors of the Debtors and/or to recharacterize such claims, in whole or in part, as equity. Meanwhile, the chapter 11 Cases languished, with the possibility that resolution of the chapter 11 Cases would have to await the resolution of extensive and protracted litigation. In the meantime, certain of the Debtors’ creditor constituencies advocated the sale of all or substantially all of the Debtors’ assets in lieu of a plan of reorganization.

Pursuant to Section 1121 of the Bankruptcy Code, the Debtors held the exclusive right to file a plan or plans of reorganization for a period 120 days following the commencement of the chapter 11 Cases and, upon filing any such plan or plans, an additional 60 days exclusive period to solicit acceptances of any such plan or plans (the “Exclusivity Periods”). The Bankruptcy Court, however, has the right for cause shown to extend the Debtors’ Exclusivity Periods. Throughout these cases, the Bankruptcy Court has granted the Debtors a variety of extensions of the Exclusivity Periods, the most recent of which expires on May 5, 2004.

In connection with the Debtors’ third motion to extend the Exclusivity Periods, certain of the Debtors’ creditor constituencies opposed any such extension and sought instead to initiate a process for the sale of all or substantially all of the Debtors’ assets. As a result, the Bankruptcy Court, on October 3, 2003, entered its Order Appointing Facilitator Under 11 U.S.C. §105. Pursuant to that order, the Court appointed James L. Garrity, Jr. as a Facilitator in the cases of TLC and the Debtors “to facilitate the process of obtaining proposals for the purchase of the businesses and assets of the Med Debtors and the TLC Debtors under 11 U.S.C. §363 or under a chapter 11 plan.” Among other things, the order also granted the Facilitator authority to direct the process of providing due diligence information to prospective purchasers and plan proponents, determine what due diligence information the Debtors should provide and ensure access to such due diligence information.

11.          The Sale Process

After his appointment, the Facilitator engaged in numerous communications with representatives of the Debtors, the TLC Debtors, the CCG Committee, the Med Committee, the Official Committee of Unsecured Creditors of TLC (the “TLC Committee”), the Bank and NCFE with respect to the process for soliciting proposals for the purchase and sale of the Debtors’ and the TLC Debtors’ businesses and/or assets and/or the funding of a plan or plans of reorganization. The same parties likewise appeared at a telephonic hearing before the Bankruptcy Court on October 22, 2003, which resulted in the parties’ submission of an Order Establishing Deadlines Regarding Sale and Plan Process and Extending Exclusivity Periods Pursuant to 11 U.S.C. §1121 (the “Procedures Order”). The Procedures Order was entered by the Bankruptcy Court on November 7, 2003 and provided, among other things, as follows:

(i) Due diligence by parties interested in submitting an offer to purchase any or all of the TLC Debtors’ or Med Debtors’ assets or businesses and/or fund a plan or plans of reorganization for any of the Debtors and wishing to be considered as a so-called “Stalking Horse Bid” was to be completed by 5:00 pm. on November 21, 2003.

(ii) Written offers were to be submitted by 5:00 p.m. on November 25, 2003, which offers were to be shared with the legal and financial advisors of the Bank, NCFE, the CCG Committee, the Med Committee and the TLC Committee (collectively, the “Oversight Committee”).

(iii) Two in-person meetings and weekly conference calls were to take place among the Facilitator, the Med and TLC Debtors and the Oversight Committee to discuss the sale process and to discuss any and all bids and the selection of one or more Stalking Horse Bids.

(iv) Subject to the input and agreement of the Oversight Committee, the Debtors, on or before December 10, 2003 could select one or more parties submitting an offer to finalize one or more Staking Horse Bids. In the event the Debtors and the Oversight Committee could not reach agreement, the Facilitator could make the selection. However the Procedures Order also provided that the Debtors, the Oversight Committee and the Facilitator also could agree not to select a Stalking Horse Bid from the offers submitted.

Pursuant to the Procedures Order, in tandem with the Facilitator and under the oversight of the Oversight Committee, the Debtors actively solicited offers to purchase any or all of their assets or to fund a plan or plans of reorganization. In addition to any person or entity who had previously expressed an interest, the Debtors identified others that they thought might have an interest and solicited additional suggestions from the Oversight Committee. As a result, the Debtors sent written solicitations of offers to more than 30 entities.

As a result of the foregoing, the Debtors received various expressions of interest and, after further due diligence by some of those interested parties, offers of Stalking Horse Bids for various of the Debtors’ assets and equity interests. Upon reviewing those bids and consultation with the Oversight Committee, however, the Debtors and the Oversight Committee unanimously concluded that all of the bids were insufficient and, therefore, elected not to select any stalking horse bidder or bidders pursuant to the Procedures Order.

Nevertheless, the Debtors, the Oversight Committee and the Facilitator elected to continue their efforts to secure higher bids in an amount sufficient to serve as stalking horse bids in an auction sale process. At the conclusion of those efforts, with the support of members of the Oversight Committee other than the Bank, the Debtors executed non-binding letters of intent(4) with U.S. Health Services Corporation (“US Health”) and Chartwell Acquisition, LLC (“Chartwell Acquisition”).

On February 19, 2004, CDSI and US Health executed a Partnership Interest Purchase Agreement and a Stock Purchase Agreement. The terms of the proposed sales to US Health are described in detail in the Motion of Chartwell Diversified Services, Inc. for Entry of Order (A) Authorizing and Approving Equity Purchase Agreements With U.S. Health Services Corporation, and (B) Authorizing And Approving (1) Sale Of Equity Interests Free and Clear Of Liens, Claims and Encumbrances, (2) Assumption and Assignment of a Certain Limited Partnership Agreement, and (3) Consummation of Transactions and the purchase agreements attached thereto, which were filed with the Bankruptcy Court on February 19, 2004. By way of brief summary, US Health proposes to purchase the Debtors’ equity interests in the NCOE’s for a purchase price of up to $13 million, $12 million of which is payable in cash on the closing date and the balance payable pursuant to a note payable in 18 months without interest. The note, however, is subject to setoff or recoupment by US Health in an amount not to exceed $800,000 on account of any valid indemnification claims which might arise during that 18 month period.

The terms of the proposed sale to Chartwell Acquisition are described in detail in the Motion of Med Diversified, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc. for Entry of Orders (A) Authorizing and Approving Purchase Agreement With Chartwell Home Services Acquisition LLC, and (B) Authorizing and Approving (1) Sale of the Equity Interest of Chartwell Diversified Services, Inc. Free and Clear of All Liens, Claims and Encumbrances, (2) Assumption of Certain Executory Contracts and Unexpired Leases by Seller, (3) Retention by Seller of All Liabilities Except for Certain Scheduled Liabilities, and (4) Consummation Of Transactions and the purchase agreement attached thereto, which were filed with the Bankruptcy Court on February 19, 2004. By way of brief summary, Chartwell Acquisition proposes to purchase CDSI’s equity interest in CCG and CCS, excluding any interest in the NCOE’s, and to purchase all of the outstanding common stock and specified assets of CCG and CCS for an aggregate purchase price of $11,200,001, while assuming only specified “continuing liabilities”, consisting of up to $2.1 due and owing to Sun Capital, and Normal Business Liabilities (“NBL”), Employee Benefit Liabilities (“EBL”) and Insurance Overpayments (“IOP”) in an amount not to exceed $7,500,000. Allocated as between CCG and CCS, Chartwell Acquisition proposes to pay $3,200,000 and assume up to $3,100,000 of NBL, EBL and IOP with respect to CCG and to pay $8,000,000 and assume up to $4,400,000 of NBL, EBL and IOP with respect to CCS.

(4) US Health does not agree with the above characterization by the Debtors of the January 8, 2004 letter executed by US Health and CDSI but rather asserts that the January 8, 2004 letter constitutes an offer by US Health that was accepted by CDSI.

12.          The Competing Plan Process

Meanwhile, after the Debtors had undertaken to proceed to finalize the sale agreements and seek approval of those sales, the Bank, NCFE and the CCG Committee all reached agreements for a consensual reorganization of the Debtors upon the terms embodied in the Plan. On February 4, 2004, the Bankruptcy Court entered its Order Scheduling Hearings and Fixing Deadlines. In that order, among other things, the Bankruptcy Court:

(i) Ordered the Debtors or the Med Committee to submit the agreement for the sale of the NCOE’s to US Health and notice it for hearing at 10:00 a.m. on March 12, 2004;

(ii) Ordered the Debtors to file this Disclosure Statement and Plan by 4:00 p.m. on March 5, 2004; and

(iii) Scheduled the initial hearing on the adequacy of such Disclosure Statement for April 2, 2004 at 10:00 a.m.

The chapter 11 Cases thus have proceeded on a “dual track” while competing higher and better counter offers are solicited. The Plan, however, does not contemplate any such sale. To the contrary, it is premised upon the reorganization of the Debtors’ businesses, without any such sale, and can only be consummated if the proposed sales are not approved. The Court continued the hearing on the proposed sales. The motions for approval of the Debtors’ purchase agreements with US Health and Chartwell Acquisition have not been withdrawn and may be heard at some date subsequent to the hearing on the adequacy of this Disclosure Statement.  US Health reserves all rights in connection with the Debtors’ continued prosecution of the Plan, which does not contemplate consummation of CDSI’s executed purchase agreements with US Health, including any and all rights to seek to require the Debtors to consummate the purchase agreements and any and all rights to payment of a “break-up fee”, in the amount of $390,000, specified in the purchase agreements, but subject to Bankruptcy Court approval, or some other form of a compensation of the expenses it has incurred in pursuing the transactions described in the purchase agreements. US Health asserts that its actual expenses incurred in pursuing the transactions equal or exceed the $390,000 break-up fee specified in the purchase agreements.  CWP Investments, LLC, another bidder for certain of the Debtors’ assets, has stated its intention to seek reimbursement of its alleged costs and expenses in the amount of $185,160, 63 and to seek an evidentiary hearing and related discovery with respect to process for selecting stalking horse bidders.  The Debtors dispute any such right to compensation, as well as the need for any such evidentiary hearing or related discovery.

13.          Exit Financing

The Debtors have accepted a term sheet for exit financing provided by Merrill Lynch Capital (the “Lender”).  The term sheet provides for a revolving line of credit in the maximum amount of $7.5 million (the “Credit Line”) and a term loan in the amount of $5.0 million (the “Term Loan”).  Under the Credit Line, the Reorganized Debtors will be able to borrow up to 85% of eligible accounts receivable.  Interest will accrue on advances under the Credit Line at the rate of LIBOR + 250.  The Credit Line has a term of 3 years.  Interest will accrue on the outstanding principal balance of the Term Loan at the rate of LIBOR + 500.  The Term Loan will be paid in 36 equal monthly installments with the balance due at the end of the 36th month.  The Reorganized Debtors’ obligations to pay the Credit Line and the Term Loan will be secured by liens against their respective assets.  The term sheet also provides for additional customary fees including a commitment fee of 1.0% of the Credit Line and Term Loan, a fee assessed against the undrawn portion of the Credit Line of 0.042% per month, and a collateral management fee of 0.064% per month.  The Lender has requested a $35,000 deposit to commence due diligence and the Bank is advancing that payment on behalf of the Reorganized Debtors.  A copy of the term sheet is attached hereto as Exhibit “I”.

II.            ASSETS AND LIABILITIES OF THE DEBTORS’ ESTATES

The balance sheets of CDSI, CCG and CCS are attached hereto as Exhibits C, D and E respectively.  The assets reflected on such balance sheets are at the Debtors’ book value, which, other than in the case of cash and cash equivalents, likely substantially exceeds their value were the Debtors to be liquidated.  Those liquidation values are discussed below in Section III. E. 3(b) of this Disclosure Statement and estimated in Exhibit “G” hereto.

III.           SUMMARY OF THE PLAN OF REORGANIZATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS, AND OTHER PARTIES IN INTEREST.

A.            Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtors are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria. Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class. The Plan does not classify expenses of administration and priority taxes.

The Debtors believe that they have classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code. If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtors, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation. EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 38 Classes. Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class. A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.            Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

1.             Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtors or the

Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable, will pay to each Creditor holding an Allowed Administrative Claim (other than the CHT Administrative Claims), unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors (other than the CHT Administrative Claims) shall be paid in full and performed by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transactions and any applicable agreements. United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6). The source of funds for payment of Allowed Administrative Claims shall be the Debtors’ Cash and the Administrative Claims Fund, which shall be funded on or before the Effective Date in an amount sufficient to pay in full all such Administrative Claims other than obligations incurred in the ordinary course of the business of the Debtors.

The CHT Administrative Claims, in which the Bank holds a first priority security interest, shall be deemed satisfied through the treatment of the Bank’s Claims and the NCFE Entities’ Claims (which have been assigned to the Bank) under the Plan, and the CHT Administrative Claims shall be canceled as of the Effective Date.

The Debtors have paid, and will continue to pay until the Effective Date, most, if not all, of the Debtors’ obligations incurred in the normal course of business since commencement of the chapter 11 Cases as such obligations became due in the ordinary course of business, other than for Professional fees. Therefore, the bulk of the unpaid Administrative Claims are Professional fees. As of February 29, 2004, accrued but unpaid Professional fees and expenses since the Petition Date aggregated approximately $2.6 million.  The following is a summary of such Professional fees and expenses as of February 29, 2004:

Professional	Fees Billed	Expenses Billed	Total Paid	Total Unpaid
Duane Morris LLP Counsel to the Debtor	$1,985,543.00	$125,658.75	$1,118,087.09	$993,114.66
Partridge Snow & Hahn LLP Special Counsel to Debtors	$14,203.80	$17.20	$10,683.70	$3,537.30
Gadsby Hannah LLP Special Counsel to Debtors	$61,788.50	$3,527.93	$65,311.43
Eichen & Dimeglio, P.C. Special Counsel to Debtors	$24,527.00	$576.00	$25,103.00
Chadbourne & Parke LLP Special Counsel to Debtors	$173,693.50	$10,399.96	$59,223.42	$124,870.04
Hiscock & Barclay LLP Special Counsel to Debtors	$2,643.34	$25.74	$2,273.58	$365.50
Carrington, Coleman, Sloman & Blumenthal LLP Special Counsel to Debtors	$24,651.00	$680.79	$21,330.53	$4,001.26
Manatt, Phelps & Phillips, LLP Special Counsel to Debtors	$213,663.50	$18,215.76	$106,727.25	$125,152.01
The Navarro Group Debtors’ Financial Advisors	$242,930.95		$112,317.56	$130,613.39
Brown & Brown LLP Debtors’ Accountants	$784,543.11	$124,352.82	$641,772.06	$267,123.87
Thelen Reid & Priest LLP Counsel to Med Committee	$691,810.50	$22,543.81	$290,255.49	$424,098.82
Executive Sounding Board Associates, Inc. Med Committee Financial Advisors	$536,195.25	$20,162.51	$247,265.63	309,122.13
Hanify & King PC Counsel for CCG Committee	$424,521.00	$12,982.16	$212,673.09	216,613.47

The Debtors estimate that an additional $300,000 to $500,000 of fees and expenses will accrue through the Effective Date. Such fees and expenses may vary from the Debtors’ estimates and, in any event, are subject to final allowance by the Bankruptcy Court, after notice to parties in interest and an opportunity to be heard.

US Health has advised the Debtors that it intends to file a motion for payment, on an administrative expense priority basis, of the $390,000 break-up fee specified in its purchase agreements but subject to Bankruptcy Court approval, or, in the alternative, reimbursement of it s actual expenses incurred in pursuing purchase transactions with the Debtors. US Health asserts that its actual expenses incurred in pursuing the transactions equal or exceed the $390,000 breakup fee specified in the purchase agreements. US Health also has advised the Debtors that it believes that the Debtors should be required to establish a reserve, in either the Administrative Claims Fund or elsewhere, for payment of the allowed amount, if any, of US Health’s administrative expense priority claim. US Health reserves any right, pursuant to Rule 3020 of the Federal Rules of Bankruptcy Procedure, to seek to require the Debtors to post a deposit of the amount necessary to pay in full the allowed amount of US Health’s administrative expense priority claim and all other payments required to be made under the Plan.

The Debtors contemplate that the Bank will agree to loan sufficient funds to the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, to make all payments of Allowed Administrative Claims required to be made on the Effective Date.

2.             Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date. Any such Claim not filed within this deadline shall be forever barred and the Debtors and the Reorganized Debtors shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estates, the Administrative Claims Funds, the Reorganized Debtors, the Creditors’ Trusts, the Litigation Trust, or any of their respective properties. The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable. Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to the Plan.

Any Claim arising on or after the Confirmation Date shall be asserted against the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust, as applicable, and shall not be dealt with under the Plan.

3.             Allowed Tax Claims

Unless the holder of such a Claim agrees otherwise, the Reorganized Debtors shall pay each holder of an Allowed Tax Claim against the Estates deferred Cash payments of a value, as of the Effective Date, equal to such Allowed Tax Claim. The Reorganized Debtors shall pay interest on Allowed Tax Claims at the rate set forth in 26 U.S.C. § 6621 existing on the Confirmation Date (estimated to be 4.6% per annum). Such deferred Cash payments shall fully amortize each Allowed Tax Claim, with interest, over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim. Interest shall begin to accrue on the outstanding amount of each such Claim as of the Effective Date and shall continue until each such Claim is paid in full.

In the Schedules and Statements filed by the Debtors with the Bankruptcy Court, the Debtors scheduled aggregate priority tax claims against CDSI, CCG, and CCS of $727. On or before the April 21, 2003 deadline for filing such claims fixed by the Bankruptcy Court (the “Bar Date”), an aggregate of $3,605,727 of claims were filed against the Debtors.  While the Debtors have not yet undertaken a detailed review of such claims, the Debtors believe that Allowed Tax Claims will not exceed $7,528.

C.            Classes of Claims and Equity Interests

The 35 classes into which Claims and Interests are divided under the Plan are as follows:

Class A-1.1 Secured Claims of the Bank against CDSI	Impaired

Class A-1.2 Secured Claims of the NCFE Released Parties against CDSI	Impaired

Class A-1.3 Secured Claims of AIG against CDSI	Unimpaired

Class A-1.4 Secured Claims of Sun Capital against CDSI	Unimpaired

Class A-1.5 Other Secured Claims against CDSI	Unimpaired

Class A-2 Priority Claims against CDSI	Unimpaired

Class A-3 (Intentionally Omitted)

Class A-4 Other Unsecured Claims against CDSI	Impaired

Class A-5 Unsecured Convenience Class Claims against CDSI	Unimpaired

Class A-6 Subordinated Claims against CDSI	Impaired

Class A-7 Inter-Debtor Claims against CDSI	Impaired

Class A-8 Interests in CDSI	Impaired

Class B-1.1 Secured Claims of the Bank against CCG	Impaired

Class B-1.2 Secured Claims of the NCFE Released Parties against CCG	Impaired

Class B-1.3 Secured Claims of CMS against CCG	Unimpaired

Class B-1.4 Secured Claims of Sun Capital against CCG	Unimpaired

Class B-1.5 Other Secured Claims against CCG	Unimpaired

Class B-2 Priority Claims against CCG	Unimpaired

Class B-3 (Intentionally Omitted)

Class B-4 Other Unsecured Claims against CCG	Impaired

Class B-5 Unsecured Convenience Class Claims against CCG	Unimpaired

Class B-6 Subordinated Claims against CCG	Impaired

Class B-7 Inter-Debtor Claims against CCG	Impaired

Class B-8 Interests in CCG	Impaired

Class C-1.1 Secured Claims of the Bank against CCS	Impaired

Class C-1.2 Secured Claims of the NCFE Released Parties against CCS	Impaired

Class C-1.3 Secured Claims of Carrollton-Farmers Branch Independent School District against CCS	Unimpaired

Class C-1.4 Secured Claims of Weingarten Realty Investors against CCS	Unimpaired

Class C-1.5 Secured Claims of Low/Fifty Construction against CCS	Unimpaired

Class C-1.6 Secured Claims of Sun Capital	Unimpaired

Class C-1.7 Other Secured Claims against CCS	Unimpaired

Class C-2 Priority Claims against CCS	Unimpaired

Class C-3 (Intentionally Omitted)

Class C-4 Other Unsecured Claims against CCS	.Impaired

Class C-5 Unsecured Convenience Class Claims against CCS	Unimpaired

Class C-6 Subordinated Claims against CCS	Impaired

Class C-7 Inter-Debtor Claims against CCS	Impaired

Class C-8 Interests in CCS	Impaired

Unless otherwise specifically provided for in the Plan, the Confirmation Order, other Bankruptcy Court orders or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on account of any Claim. Interest also shall not accrue or be paid on any Claim in respect of the period from the Petition Date to the date a Disputed Claim becomes an Allowed Claim.

The treatment of Claims and Interests under the Plan depends on the Class of such Claim or Interest and whether and to what extent such Claims or Interests are Allowed. The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

Treatment of CDSI Claims and Interests

1.             Class A-1.1 Claims of the Bank

Class A-1.1 is impaired. If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med. Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims. The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

2.             Class A-1.2 Claims of the NCFE Released Parties

Class A-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement. As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med. Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims. The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

3.             Class A-1.3 Claims of AIG

Class A-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

4.             Class A-1.4 Claims of Sun Capital

Class A-1.4 is unimpaired. To the extent that the Allowed Class A-1.4 Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event that the Debtors’ and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by

Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

5.             Class A-1.5 Claims of Other Secured Creditors

Class A-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

6.             Class A-2 Priority Claims

Class A-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

7.             Class A-3 (Intentionally Omitted)

8.             Class A-4 Other Unsecured Claims

Class A-4 is impaired. The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The CDSI Payment to be made to the CDSI Creditors’ Trust by the Reorganized Debtors shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

Creditors in Class A-4 filed proofs of claim asserting approximately $10 million of unsecured claims against CDSI. Of these Claims, the Debtor believes that approximately $874,000 will become Allowed Unsecured Claims following the claim objection process. Under the Plan, holders of these Allowed Claims will receive a pro rata share of the $250,000 CDSI Payment, which represents an estimated return to Class A-4 Creditors of approximately 29% on account of their Allowed Unsecured Claims.

Prior to the to the Petition Date, Home Medical of America, Inc. (“HMA”) assigned its Claims against the Debtors (collectively the “HMA Claims”), including its Claims against CDSI, to NCFE.  Pursuant to the Bank/NCFE Settlement Agreement, the NCFE Debtors assigned to the Bank, among other things, all of their rights and interests in and to the HMA Claims.  Under the Plan, the HMA Claims, including HMA’s claims against CDSI, are being waived by the Bank.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

9.             Class A-5 Unsecured Convenience Class Claims

Class A-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

10.          Class A-6 Subordinated Claims

Class A-6 is impaired. Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.

11.          Class A-7 Inter-Debtor Claims

Class A-7 is impaired. Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.

12.          Class A-8 Interests

Class A-8 is impaired. If the Med Plan is confirmed, providing that the Bank, or an Entity designated by the Bank, will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

Treatment of CCG Claims and Interests

13.          Class B-1.1 Claims of the Bank

Class B-1.1 is impaired. On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1. Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

14.          Class B-1.2 Claims of the NCFE Released Parties

Class B-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement. As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2. Also in satisfaction of the Bank’s Allowed Claims in Class B- 1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights (this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims)

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

15.          Class B-1.3 Claims of CMS

Class B-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured

Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

16.          Class B-1.4 Claims of Sun Capital

Class B-1.4 is unimpaired. To the extent that the Allowed Class B-1.4 Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors. The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

17.          Class B-1.5 Claims of Other Secured Creditors

Class B-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

18.          Class B-2 Priority Claims

Class B-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

19.          Class B-3 (Intentionally Omitted)

20.          Class B-4 Other Unsecured Claims

Class B-4 is impaired. The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the CCG Payment to be made to the CCG Creditors’ Trust by the Reorganized Debtors, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4. The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Creditors in Class B-4 filed proofs of claim asserting approximately $15 million of unsecured claims against CCG. Of these Claims, the Debtor believes that approximately $3.3 million will become Allowed Unsecured Claims following the claim objection process, and upon approval of the compromises contained in the Plan. Under the Plan, holders of these Allowed Claims will receive a pro rata share of the $2.35 million CCG Payment, which represents an estimated return to Class B-4 Creditors of approximately 70% on account of their Allowed Unsecured Claims. Holders of Allowed Unsecured Claims in Class B-4 will also receive 75% of any Net Recoveries obtained through prosecution of the CCG Recovery Rights (which include avoidance actions under sections 544 through 551 of the Code) by the CCG Creditors’ Trust Trustee. Therefore, the overall return to holders of Allowed Unsecured Claims in Class B-4 is likely to exceed 70%.

As described above, under the Plan, the HMA Claims, including HMA’s claims against CCG, are being waived by the Bank and, in any event, have been disallowed by the Bankruptcy Court.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

21.          Class B-5 Unsecured Convenience Class Claims

Class B-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

22.          Class B-6 Subordinated Claims

Class B-6 is impaired. Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.

23.          Class B-7 Inter-Debtor Claims

Class B-7 is impaired. Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.

24.          Class B-8 Interests

Class B-8 is impaired. The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests. Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

Treatment of CCS Claims and Interests

25.          Class C-1.1 Claims of the Bank

Class C-1.1 is impaired. On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1. In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

26.          Class C-1.2 Claims of the NCFE Released Parties

Class C-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement. As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2. In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

27.          Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

Class C-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

28.          Class C-1.4 Claims of Weingarten Realty Investors

Class C-1.4 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

29.          Class C-1.5 Claims of Low/Fifty Construction

Class C-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

30.          Class C-1.6 Claims of Sun Capital

Class C-1.6 is unimpaired. To the extent that the Allowed Class C-1.6 Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

31.          Class C-1.7 Claims of Other Secured Creditors

Class C-1.7 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

32.          Class C-2 Priority Claims

Class C-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

33.          Class C-3 (Intentionally Omitted)

34.          Class C-4 Other Unsecured Claims

Class C-4 is impaired. The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

The CCS Payment to be made to the CCS Creditors’ Trust by the Reorganized Debtors shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Creditors in Class C-4 filed proofs of claim asserting approximately $51 million of unsecured claims against CCS. Of these Claims, the Debtor believes that approximately $631,000 will become Allowed Unsecured Claims following the claim objection process, and upon approval of the compromises contained in the Plan. Under the Plan, holders of these Allowed Claims will receive a pro rata share of the $350,000 CCS Payment, which represents an estimated return to Class C-4 Creditors of approximately 55% on account of their Allowed Unsecured Claims.

Under the Plan, the HMA Claims, including HMA’s claims against CCS, are being waived by the Bank.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

35.          Class C-5 Unsecured Convenience Class Claims

Class C-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

36.          Class C-6 Subordinated Claims

Class C-6 is impaired. Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.

37.          Class C-7 Inter-Debtor Claims

Class C-7 is impaired. Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.

38.          Class C-8 Interests

Class C-8 is impaired. The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests. Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

D.            Implementation of the Plan and Execution of its Terms

1.             Implementation of the Plan

The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(A), (B), (D), (E) and (J), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5), 1145(a), and all other applicable sections of the Code.

2.             Transfer of Right to Net Recoveries; Transfer of Sun Capital Escrow Account

On the Effective Date, or as soon thereafter as practicable, the right to receive 25% of the Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Bank on account of the Bank’s Class B-1.1 and B-1.2 Claims.

On the Effective Date, all cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any and all claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

3.             The Reorganized Debtors

On the Effective Date, except for those assets and causes of action transferred to the Bank, the Creditors’ Trusts and the Litigation Trust pursuant to sections V.B, V.E.2 and V.F.2 of the Plan, title to all assets, properties, and business operations of the Debtors and of the Estates shall revest in each respective Reorganized Debtor, and thereafter, the Reorganized Debtors shall own and retain such assets free and clear of all liens and Claims, except as expressly provided in the Plan. From and after the Effective Date, except as otherwise described in this Plan, the Reorganized Debtors shall own and operate such assets without further supervision by or jurisdiction of this Court. From and after the Effective

Date, in accordance with the terms of this Plan and the Confirmation Order, the Reorganized Debtors shall perform all obligations under all executory contracts and unexpired leases assumed in accordance with Article VI of the Plan.

The sources of funds for payment of all Allowed Administrative Claims to be paid on the Effective Date pursuant to the Plan shall be the Administrative Claims Fund. Pursuant to the terms of the Trestle Plan and Resource Plan, Trestle and Resource Pharmacy shall transfer Cash to the Administrative Claims Fund on the Effective Date sufficient to make all required Effective Date payments to holders of Allowed Administrative Claims.

In addition, the Reorganized Debtors shall issue all necessary shares of the New CDSI Common Stock, if applicable, and are authorized to execute any and all agreements necessary for the consummation of the Plan.

4.             Securities Laws

The Reorganized Debtors may, under certain circumstances, be required to register or otherwise report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly be required to file with the SEC and send to the holders of New CDSI Common Stock certain periodic reports and other information pursuant to the Exchange Act. It is anticipated that the Reorganized Debtors will not be required to register or report under the Exchange Act.

5.             The Creditors’ Trusts

(a)           The Purpose of the CCG Creditors’ Trust. The CCG Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the CCG Creditors’ Trust Agreement. The purpose of the CCG Creditors’ Trust is to receive and disburse the proceeds of the CCG Payment to holders of Allowed Claims in Class B-4 pursuant to the Plan, and to prosecute the CCG Recovery Rights and distribute any Net Recoveries obtained thereby(a) with respect to the 25% share of the Net Recoveries held by the Bank, to or for the benefit of the Bank and (b) with respect to the 75% share of the Net Recoveries held by the CCG Creditor’s Trust, to the holders of Allowed Claims in Class B-4, in each case in accordance with Article IV of the Plan. The CCG Creditors’ Trust shall also be responsible for objecting to Claims in Class B-4, if appropriate.  It is estimated that professional fees, incurred for performing those tasks will be in the range of $60,000.00 to $80,000.00.

(b)           Transfers of CCG Recovery Rights and Right to Net Recoveries Payments to the CCG Creditors’ Trust by Reorganized Debtors.  On the Effective Date, or as soon thereafter as practicable, the CCG Payment, the CCG Recovery Rights and the right to receive 75% of the Net Recoveries shall be irrevocably assigned, transferred and conveyed to the CCG Creditors’ Trust. Notwithstanding any other provision of the Plan, the CCG Creditors’ Trust Trustee shall have the right in his/her/its sole and absolute discretion to prosecute, compromise, settle and release the CCG Recovery Rights. The CCG Creditors’ Trust Trustee shall have no obligation or liability to any Creditor or party-in- interest, including without limitation the Bank, for his/her/its decision not to prosecute or to compromise or release any of the CCG Recovery Rights.

(c)           Purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust.  The CDSI Creditors’ Trust and the CCS Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the applicable Creditors’ Trust Agreements. The purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust is to receive and disburse the proceeds of the CDSI Payment and CCS Payment to holders of Allowed Claims in Classes A-4 and C-4, respectively, pursuant to the Plan.  The CDSI Creditors’ Trust and CCS Creditors’ Trust also shall be responsible for objecting to Claims in Classes A-4 and C-4, if appropriate.  It is estimated that professional fees incurred for performing those tasks for the CDSI Creditors Trust will be in the range of $25,000 to $35,000, and for the CCS Creditors Trust, in the range of $40,000 to $50,000.

(d)           Management and Powers of the Creditors’ Trusts; Substitution of Parties.  After the Effective Date, the affairs of the Creditors’ Trusts and all assets held or controlled by the Creditors’ Trusts shall be managed under the direction of the applicable Creditors’ Trust Trustees in accordance with the terms of the Creditors’ Trust Agreements.  The CDSI and CCS Creditors’ Trust Trustees shall be selected by the respective Debtors of these estates; the CCG Committee shall select the CCG Creditors’ Trust Trustee.  The authority and powers of the Creditors’ Trust Trustees shall include, without limitation, the authority and power: (a) to object to Claims in Classes A-4, B-4, and C-4 (a trustee of a Creditors’ Trust shall object only to Claims that would otherwise be paid from the applicable Creditors’ Trust), and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise); (b) in the case of the CCG Creditors’ Trust Trustee, to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3) of the Code, of the CCG Recovery Rights assigned to the CCG Creditors’ Trust; (c) in the case of the CCG Creditors’ Trust Trustee, to compromise and settle of any such CCG Recovery Rights assigned to the CCG Creditors’ Trust; (d) to effect distributions under the Plan to the holders of Allowed Claims in Classes A-4, B-4, and C-4, as applicable; (e) to participate in any post-Confirmation Date motions to amend or modify the Plan or the Creditors’ Trust Agreements, or appeals from the Confirmation Order as it relates to the classes of Claims to be paid from the Creditors’ Trusts; and (f) to participate in actions to enforce or interpret the Plan as it relates to classes of Claims to be paid from the Creditors’ Trusts.

On and after the Effective Date, the Creditors’ Trust Trustees shall be deemed to be substituted as the objecting parties for all pending objections to Claims in Classes A-4, B-4, and C-4 (the appropriate Creditors’ Trust Trustee shall correspond to whichever Creditors’ Trust is responsible for payment of the Claim, if allowed).

If the holder of a Disputed Claim in Classes A-4, B-4, or C-4 and the applicable Creditors’ Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, provided that the face amount of the Disputed Claim is less than $50,000, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court. If the proposed settlement involves a Disputed Claim that was filed in a face amount greater than or equal to $50,000, or the proposed settlement amount exceeds the face amount of such Disputed Claim, then the applicable Creditors’ Trust Trustee shall provide notice of the proposed settlement (with a

15-day period to object) to each of the members of the Committee (as constituted on the Confirmation Date), the Office of the United States Trustee, and counsel for the Reorganized Debtors. If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court. If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

(e)           Establishment of Reserve.  Pursuant to the terms of the Creditors’ Trust Agreements, the Creditors’ Trust Trustees shall maintain a reserve in trust for the payment of any administrative expenses of the Creditors’ Trusts, taxes, and any Disputed Claims, which may later become Allowed Claims. No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Creditors’ Trust Agreements.

(f)            Employment of Professionals.  The Creditors’ Trust Trustees are authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Creditors’ Trusts as provided in the Plan. Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Creditors’ Trusts without further notice, hearing or approval of the Court except as set forth in the Creditors’ Trust Agreements.

(g)           Objections to Claims by the Creditors’ Trusts.  All objections to Disputed Claims in Classes A-4, B-4, and C-4 to be filed by the Creditors’ Trust Trustees shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the applicable Creditors’ Trust, or by order of the Court upon a motion filed by the applicable Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Claims to which the objection is made. If no objection has been filed to a proof of claim by the objection bar dates established in this paragraph, the Claim to which such proof of claim relates shall be treated as an Allowed Claim for all purposes under the Plan.

(h)           Payments to the Bank.  The Trustee shall make payments to the Bank on account of its right to receive a 25% share of the Net Recoveries within 30 days after the Net Recoveries are obtained or determined.

(i)            Distributions to Creditors.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Creditors’ Trust Agreements.

(i) Reserve for Unpaid Claims. For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(ii) Initial Distribution Date. Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Creditors’ Trust Trustees shall make the initial distributions from the Creditors’ Trusts at such time as they deem appropriate, provided that in the reasonable discretion of the Creditors’ Trust Trustees Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to claims), debts, charges, liabilities, and obligations of the Creditors’ Trusts.

(iii) Allowance of Claims. Distributions shall be made with respect to any Disputed Claim, which becomes an Allowed Claim after the Effective Date, on or as soon as practicable after the date on which a Disputed Claim becomes an Allowed Claim. The amount of any distribution shall be calculated on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims of the same Class under the Plan and the applicable Creditors’ Trust Agreement.

(iv) Subsequent Distribution Dates. After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Creditors’ Trust Trustees shall make additional distributions at such time as the Creditors’ Trust Trustees, in the exercise of their discretion, deem appropriate to the holders of Allowed Claims in Classes A-4, B-4, and C-4, of the Cash then held in the respective Creditors’ Trusts (after reasonable reserves to pay the expenses (including, but not limited to, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objecting to Claims), debts, charges, liabilities, and obligations of each Creditors’ Trust have been made in the reasonable discretion of the Trustee of such Creditors’ Trust), provided that each distribution to a single Creditor must exceed $25.00 and any distribution which is less than $25.00 shall be withheld and carried-over to the next distribution date. Notwithstanding the foregoing, the final distribution to any Creditor shall be made even if it is less than $25.00.

(v) Unclaimed Property. Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto, after which time the holder of an Allowed Claim entitled to such Unclaimed Property shall cease to be entitled thereto. Thereafter, all right, title and interest therein shall vest in the Creditors’ Trusts for redistribution in accordance with the Plan and the applicable Creditors’ Trust Agreement. After the expiration of 180 days following the date of an attempted distribution of Unclaimed Property, each

Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety.

(vi) Surrender. Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Creditors’ Trusts any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Creditors’ Trust Trustees, in his/her/its sole and absolute discretion, shall have been delivered to the Creditors’ Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(vii) Final Distribution. Upon resolution of all outstanding objections to Disputed Claims in Classes A-4, B-4, and C-4, and after the payment of all expenses and other obligations of the Creditors’ Trusts, and after the CCG Recovery Rights have all been resolved or abandoned and the Bank’s share of the Net Recoveries has been distributed, the Creditors’ Trust Trustees shall make Pro Rata distributions of all remaining assets of the Creditors’ Trusts to holders of Allowed Claims in Classes A-4, B-4, and C-4 in accordance with the Plan and the Creditors’ Trust Agreements.

(viii) Exemption From Certain Transfer Taxes. Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax. Pursuant to section 1146(c) of the Code, no transfer to or from the Creditors’ Trusts, the Litigation Trust, or the Administrative Claims Fund under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(ix) Estimation of Unliquidated Disputed Claims. As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by a Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim. Any Entity whose Disputed Claim is so estimated shall have recourse only against the applicable Creditors’ Trust and against no other assets or person (including the Creditors’ Trust Trustees), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(k) Certain Tax Matters.  For all federal and state income tax purposes, the Debtors and/or the Reorganized Debtors shall report and treat the transfers of property (other than their own debt instruments) to each Creditors’ Trust as sales of such assets at a selling price equal to the fair market value of such assets on the date of the transfer. For all such purposes, in each case the transferred assets shall be deemed to have the fair market values determined by the Debtors or the Reorganized Debtors, as appropriate, in their absolute and sole discretion, and such valuations shall be used by Debtors and/or the Reorganized Debtors and the

Creditors’ Trust. The Creditors’ Trusts shall be deemed to be “disputed ownership funds” within the meaning of Proposed Treasury Regulation section 1.468B-9. The Debtors or Reorganized Debtors, as appropriate, shall prepare, make, and file with the IRS, with copies to the appropriate Creditors’ Trust Trustee, any statement required by Proposed Treasury Regulations section 1.468B-9. Any such statements shall be consistent with the provisions of the Plan and the Debtors’ or Reorganized Debtors’ determinations of the fair market values of the property conveyed to the Trustee of the Creditors’ Trusts.

6.             The Litigation Trust

(a)           Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the Effective Date pursuant to the terms of the Litigation Trust Agreement. The purpose of the Litigation Trust is to prosecute the Litigation Trust Claims and distribute to the Bank any proceeds therefrom net of all claims and expenses of the Litigation Trust Trustee. No other Creditors or Entities shall receive any proceeds from the Litigation Trust Claims.

(b)           Transfers of the Litigation Trust Claims to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Litigation Trust Claims shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

(c)           Transfer of Sun Accounts Receivable.  On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) to which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

(d)           Management and Powers of the Litigation Trust; Substitution of Parties.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement. The powers of the Litigation Trust shall include: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Litigation Trust Claims assigned to the Litigation Trust; (b) the compromise and settlement of any such Litigation Trust Claims assigned to the Litigation Trust; (c) the distribution of net proceeds from the Litigation Trust Claims to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

On and after the Effective Date, the Litigation Trust Trustee shall be deemed to be substituted as the plaintiff or party- in- interest, as applicable, for all pending Litigation Trust Claims.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court. The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court. However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against Med under the terms of the Med Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee (as defined in the Med Plan) notice of the proposed settlement and a 15-day period to object to the proposed settlement. If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

(e)           Employment of Professionals.  The Litigation Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Litigation Trust as provided in the Plan. Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Litigation Trust without further notice, hearing or approval of the Court except as set forth in the Litigation Trust Agreement.

(f)            Prosecution of the Litigation Trust Claims.  Pursuant to the Confirmation Order, on the Effective Date, the Debtors will irrevocably assign, transfer and convey to the Litigation Trust the Litigation Trust Claims. The Litigation Trust shall have the full power and authority to initiate, prosecute, compromise or otherwise resolve any and all Litigation Trust Claims, and all fees, costs, and expenses incurred in respect of the investigation, initiation, and prosecution of such claims shall be payable and paid solely by the Litigation Trust, with all net proceeds derived therefrom to be distributed directly to the Bank.

(g)           Certain Tax Matters.  The Trustee shall report the Litigation Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45 and as a “grantor trust,” with the Bank treated as the grantor and the deemed owner of the Litigation Trust. The transfer of the Litigation Trust Claims to the Litigation Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Bank, followed by a deemed transfer by the Bank to the Litigation Trust. The Litigation Trust Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Litigation Trust and the Litigation Trust Trustee, the Debtors, and the Bank shall use such valuations for all federal and state tax purposes.

All of the Litigation Trust’s income shall be subject to federal income tax on a current basis and the Trust’s income shall be allocated to, and reported as income by, the Bank.  The Litigation Trust shall distribute to the Bank at least annually such net income and net proceeds from the sale of assets of the Litigation Trust as are in excess of an amount of Cash maintained in reserve in the Litigation Trust to cover reasonably necessary expenses of prosecuting, compromising or settling the Litigation Trust Claims and otherwise maintaining the value of the assets of the Litigation Trust until the Litigation Trust Claims have been liquidated.

7.             Management of the Reorganized Debtor

Directors of Reorganized CDSI, CCS and CCG

Appointment

On the Effective Date, a three person board of directors for Reorganized CDSI and each of its subsidiaries will be installed, consisting of:

Gregory L. Segall	Director	Chairman of the Board
Paul Halpern	Director	Secretary/Treasurer
Stephen B. Harris	Director

Tenure

The board of directors will serve for a term of one year, at which time they are subject to reelection or replacement by vote of the shareholders of Reorganized CDSI in accordance with applicable corporate law.

Officers of Reorganized CDSI and Subsidiaries

As of the Effective Date, the following persons shall serve as officers of each Reorganized CDSI and its subsidiaries:

Gregory L. Segall	Chairman of the Board
Paul Halpern	Secretary and Treasurer
Roy M. Serpa	President
David N. Ochoa	Vice President of Finance, Assistant Secretary
Judith Rooney, RN	Vice President of Compliance and Regulatory Affairs

Tenure

The officers shall serve at the discretion of the board of directors.

Compensation

The post-confirmation officers shall receive the following base compensation for the first year following the Effective Date:

Roy M. Serpa	$256,000
David N. Ochoa	$137,200
Judith Rooney	$100,000

In addition to their base salary, the officers of Reorganized CDSI listed above will participate in an incentive program which provides annual bonus potential ranging from ten percent (10%) to fifty percent (50%) of their base salary based upon annual financial performance and longer term incentives tied to extraordinary transactions or events.

Reorganized CDSI and its subsidiaries will enter into an advisory services agreement with Chrysalis Management Group, LLC (“Chrysalis”) in connection with their services, including continued oversight by Mr. Segall as Chairman of the Board; Mr. Halpern as a director and Secretary/Treasurer; and Mr. Harris as a director, which provides for, among other things, an annual management fee of five hundred thousand dollars ($500,000) and reimbursement of out of pocket expenses.  Messrs. Segall and Halpern are Managing Directors of and Mr. Harris is employed by Chrysalis, a firm specializing in strategic, financial and management advice and assistance for corporations and financial institutions concerning distressed or reorganizing assets and businesses.

•      Gregory L. Segall is the Chairman and Managing Director of Chrysalis.  He is also a director and Vice Chairman of Malden Mills Industries, Inc.

Mr. Segall has operated as CEO, CFO, Chairman, Independent Director or Restructuring and Financial Advisor on behalf of corporations, senior and subordinated creditors, equity holders and acquirers, including international financial institutions and other major constituencies, and involving substantial businesses (from $10 million to over $1 billion in assets or revenues) in diverse industries including: general and specialty retailing; real estate; health care; manufacturing; franchising; technology; and banking/finance.

•      Paul Halpern is Managing Director of Chrysalis.

Mr. Halpern is an accomplished restructuring professional who has also practiced insolvency law, specializing in business bankruptcies, reorganizations and restructurings.  He has represented investors, acquirers and equity holders as well as debtors; secured and unsecured creditors and their committees, senior and subordinated lenders, trustees, and insurers.  He has had primary roles in successful reorganizations of numerous operating businesses, as well as acquisitions and dispositions of assets and operations, and has held senior executive responsibility for legal, regulatory and corporate strategic development activities as General Counsel in a large corporation.

•      Stephen B. Harris, CPA is employed by Chrysalis and is a financial expert with nearly thirty (30) years of experience.  He spent over twenty (20) years at the accounting firm of PriceWaterhouseCoopers LLP, including nine (9) years as a Partner in the audit practice with particular emphasis on middle-market healthcare care organizations, including hospitals.  Mr. Harris has also served as Chief Financial Officer of an investor-owned multi-facility hospital management company with $250 million in revenue, and held full finance responsibilities as Treasurer & Secretary for a global industrial chemicals manufacturer and service business with over $300 million in revenue.

•      Roy M. Serpa, President

Mr. Serpa is an 18-year healthcare industry veteran.  In his current position as president of CDSI, he is responsible for the strategic direction and operations of CCG and CCS.  Mr. Serpa has been with Chartwell for two years, previously serving as vice president of operations of CCS and then CCG.  Prior to joining Chartwell, Mr. Serpa was vice president of a $90 million Texas-based home health care company.  He has also held sales and sales management positions with Medisys, Inc., HMSS, Inc., and Abbott Labs.,

•      David N. Ochoa, Vice President of Finance

Mr. Ochoa brings more than 19 years of healthcare and finance experience to his current position as Vice President of Finance of CDSI, where he is responsible for financial management and operations, reporting, budgeting, and analysis for each of CDSI’s operating divisions.  Prior to assuming his current position, Mr. Ochoa served as the Controller of CCS.  Mr. Ochoa joined CDSI from a $100 million home health care company where he was the director of Financial Planning and Analysis.  He has also held senior financial management positions with several long-term care and skilled-nursing facility management companies.

•      Judith Rooney, R.N., C.H.C., Vice President of Compliance and Regulatory Affairs

Ms. Rooney, who holds a certification in healthcare compliance, possesses an extensive background in the areas of corporate compliance and regulation including health care licensure requirements, creating and implementing corporate compliance programs, detecting and preventing fraud and abuse, and maintaining billing integrity.  In her current position as Vice President of Compliance, Ms. Rooney’s responsibilities include supervising the compliance and regulatory functions for CCS and CCG, as well as assisting the NCOEs with their compliance and regulatory programs.  Ms. Rooney’s professional experience includes clinical management and administration, specializing in hospital practice, home infusion nursing, pharmacy services and respiratory therapy/durable medical equipment.  Prior to joining CDSI, Ms. Rooney served as the direction of compliance and regulatory affairs sand regional clinical manager for a $100 million home health care company.

8.             The Disbursing Agent

The Reorganized Debtors shall serve as disbursing agents, without bond, for purposes of making transfers and payments under this Plan, except with respect to distributions to be made by the Creditors’ Trusts, and the Litigation Trust, for which the Creditors’ Trust Trustees and the Litigation Trust Trustee, respectively, shall serve as the disbursing agents, without bond.

9.             Objections to Claims by the Reorganized Debtors

The Reorganized Debtors shall have the right and standing to (i) object to and contest the allowance of any Disputed Claim, including any alleged Secured Claim, by means of objections to Claims, and (ii) compromise and settle such objections to Disputed Claims.  The Reorganized Debtors may litigate to Final Order objections to Disputed Claims.  If not otherwise resolved, the Reorganized Debtors shall bear the legal fees and costs incurred in objecting to the proofs of claims filed by Home Medical of America, Nations Healthcare, Inc., and Infusion Management Systems.

No distribution shall be made pursuant to the Plan to a holder of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim by a Final Order.

All objections to Disputed Claims in any Class to be filed by the Reorganized Debtors may be filed with the Court and served upon the holders of such Claims at any time prior to the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Reorganized Debtors, or by order of the Court upon a motion filed by the Reorganized Debtors, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made. If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this section, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

10.          Reorganization Projections

Attached hereto as Exhibit “F” are pro forma cash flow projections which demonstrate that the Reorganized Debtors will have sufficient available cash to make all payments required under the Plan.

11.          Post-Confirmation Fees, Final Decree

The Reorganized Debtors shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C. § 1930(a) (6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

12.          Risk Factors Which May Affect Reorganization

The Reorganized Debtors’ business is subject to extensive federal, state and local regulation requiring compliance with extensive and complex billing, substantiation and recordkeeping requirements, governing licensure and conduct of operations at existing facilities,. construction of new facilities, acquisition of existing facilities, additions of new services, certain capital expenditures, the quality of services provided and the manner in which such services are provided and reimbursement for services rendered. Changes in applicable laws and regulations, or new interpretations of existing laws and regulations, could have a material adverse effect on licensure, eligibility for participation, permissible activities, operating costs and levels of reimbursement from governmental and other sources.

Changes in the healthcare industry could adversely affect the Reorganized Debtors’ financial position and results of operations.

The Reorganized Debtors might face monetary fines, facility shutdowns or exclusion from federal or state healthcare programs for violating the federal and state laws and regulations that govern healthcare providers.

The loss of Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”) accreditation could adversely affect the Reorganized Debtors’ relationships with payors and referral sources, which would affect referral, revenues and cash flow. Many subsidiary locations, including CCG and the NCOEs, are currently JCAHO accredited. If a location loses JCAHO accreditation, it could be in breach of its payor contracts. Under the terms of many payor contracts, in order to continue the contractual relationship between the location and the payors, the locations must remain accredited by an authorized accrediting body. Thus, failure to maintain JCAHO accreditation could jeopardize continued relationships with payor organizations. Further, a loss of JCAHO accreditation could be a reflection of substandard patient care and must be reported to the Reorganizes Debtors’ various payors and referral sources if contractual conditions require accreditation. This will adversely effect future referrals and subsequent revenue.

The alternate site healthcare industry is highly competitive and includes national, regional and local providers. The Reorganized Debtors will compete with a number of companies in all areas where there are operations. These competitors include major national and regional infusion companies, hospital pharmacies, independent regional and local pharmacies, hospital-based programs and numerous local providers. Furthermore, other companies, including pharmacies, managed care organizations, hospitals, long-term care providers and healthcare providers that currently are not serving the specialty healthcare market may become competitors.

The Reorganized Debtors will also compete for qualified healthcare personnel to deliver nursing, home care and related healthcare services. Competition for such personnel is intense. The loss of key personnel could adversely affect revenue.

The profitability and growth of the Reorganized Debtors’ business depends on its ability to establish and maintain close working relationships with government agencies, managed care organizations, private and governmental third-party payors, hospitals, physicians, physician groups, home health agencies, long-term care facilities and other institutional healthcare providers. The loss of existing relationships with third-party payors or the failure to continue to develop such relationships in the future could seriously harm the Reorganized Debtors’ business by reducing its revenues, earnings and potential for future growth.

The alternate site/home infusion industry generally is characterized by long collection cycles for accounts receivable. This is because of the complex and time-consuming requirements for obtaining reimbursement from private and non- governmental third party payors. A continuation of the lengthening of the amount of time required collecting accounts receivables from managed care organizations, the government or other payors would restrict the Reorganized Debtors’ ability to pay their liabilities as they become due.

Typically, payment is received between thirty and one hundred twenty days after rendering an invoice, although this period can be longer. Accordingly, cash flow may at times be insufficient to meet accounts payable requirements. Historically, the Reorganized Debtors have been required to factor its accounts receivable funds to meet its ongoing obligations and may be required to do so in the future. The Reorganized Debtors would be seriously limited in the use of their operating cash flow if they were unable either to factor their accounts receivable on terms deemed favorable by management to meet the payable requirements.

The Reorganized Debtors’ growth and profitability depends on the ability to establish and maintain close working relationships with referral sources, including hospitals, payors, physicians and other healthcare professionals. As managed care organizations continue to increase their market share, these organizations have become and will likely continue to become increasingly important as referral sources. If the Reorganized Debtors are not able to successfully maintain existing referral sources or develop and maintain new referral sources, there could be a substantial decline in revenues and earnings.

The Reorganized Debtors purchase pharmaceuticals and supplies from a preferred list of vendors, and a substantial amount of its purchasing is at volume discounts. If these existing relationships with current suppliers cannot be maintained or if alternative suppliers who will offer the same discounted prices cannot be found, the cost of purchasing products would increase, which could result in a decline in operating income.

E.             Provisions Regarding Voting Upon and Confirmation of the Plan

1.             Voting of Claims

(a)           Voting Requirements under the Bankruptcy Code

As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a Debtors. Each class may then be treated as either “impaired” or “unimpaired” under a plan. There are three ways in which a plan may leave a claim or interest “unimpaired.” First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest. Second, all defaults may be cured and the original terms of the obligation reinstated. Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest. If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes A-6, A-7, B- 6, B-7, C-6, and C-7 under the Plan) is presumed to have rejected such a plan. An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan. A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan. Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code. A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(b)           Procedure for Voting

Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each creditor should first carefully review this Disclosure Statement and the Plan. The creditor should then complete the portions of the Ballot indicating the Class or Classes in which the creditor’s Claim falls and the total dollar amount of the Claim. If the creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class. It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the creditor’s vote can be properly counted.

Next, the creditor should mark in the space provided on the Ballot whether the creditor wishes to accept or to reject the Plan. Please be sure to fill in the name of the creditor for whom the Ballot is being filed. Finally, the Ballot must be signed by the creditor, or by an officer, partner, or other authorized agent of the creditor. Please note that the Debtors reserve the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

(c)           Mailing of Ballots

Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.

Re: Med Diversified, Inc. et al.

P.O. Box 2034, Murray Hill Station

New York, New York, 10156-0701

Attn: Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc.

Re: Med Diversified, Inc. et al.

419 Park Avenue South, Suite 1206

New York, NY 10016

Attn: Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN JUNE 15, 2004 AT 4:00 P.M.  ANY BALLOTS WHICH ARE RECEIVED BY DONLIN AFTER JUNE 15, 2004 AT 4:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

(d)           Separate Votes by Each Impaired Class

Claims in Classes A-1.3, A-1.4, A-2, A-5, B-1.3, B-1.4, B-2, B-5, C-1.3, C-1.4, C-1.5, C- 1.6, C-2, and C-5 are unimpaired under the Plan and are presumed to accept the Plan. Holders of Claims and Interests in Classes A-6, A-7, B-6, B-7, C-6, and C-7 are impaired under the Plan and are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Acceptance of the Plan by holders of Claims in the remaining Classes are being solicited. Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan. The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

(e)           Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

Section 1126(f) of the Bankruptcy Code provides that the Debtors need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan. This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan. Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests. Therefore, holders of Claims in Classes A-1.3, A-1.4, A-2, A-5, A-6, A-7, B-1.3, B-1.4, B-2, B-5, B-6, B-7, C-1.3, C-1.4, C-1.5, C-1.6, C-2, C-5, C-6 and C-7 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.             Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtors disclose specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan. The

Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met. The Proponents believe the Plan meets all of these required elements. With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Debtors believe that they will be able to consummate the Plan fully.

The obligations to be funded under the Plan on the Effective Date are administrative claims estimated to total approximately $3.2 million; the Sun Capital claim of approximately $2.1 million; priority claims estimated at $7,700.00; and general unsecured claims of $2.95 million.  These obligations will be satisfied from the Administrative Claims Fund, monies obtained from Merrill Lynch Capital, the exit lender for the Reorganized Debtors, and by a loan from the Bank.  The feasibility analysis attached hereto as Exhibit F also demonstrates the ability of the Reorganized Debtors to contribute monies to fund outstanding obligations.

3.             Nonconsensual Confirmation, Cramdown

Classes A-6, A-7, B-6, B-7, C-6, and C-7 are deemed to have rejected the Plan. Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code. Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met. Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

In order to confirm a Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code that satisfies the remaining provisions of Section 1129(a) of the Bankruptcy Code, the Bankruptcy Court, on request of the Debtors, “shall” confirm the Plan if the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan. For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

(a)           Absolute Priority Rule

To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtors believe that the Plan satisfies the absolute priority rule. The Debtors further believe that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

(b)           Best Interest of Creditors Test; Liquidation Analysis

Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtors were to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets in a chapter 7 liquidation case. The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtors would consist of the proceeds resulting from the disposition of the assets of the Debtors augmented by the cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtors’ businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee. Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtors during the chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Cases. Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtors during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan. Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7. Under those provisions, each class of Claims is paid in a descending order of priority. No junior classes of Claims are paid until all senior classes have received payment in full. In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtors believe that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case. Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation. The Debtors believe that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtors assets under chapter 7 of the Bankruptcy Code. More importantly, the Debtors’ familiarity and knowledge of the assets as well as the history related to the substantial claims it has filed against third parties in the bankruptcy court, are likely to result in a greater degree of success in maximizing the value of the Debtors’ remaining assets.

The Debtors believe that in the event of liquidation under chapter 7, the holders of Priority Claims, Unsecured Claims and existing equity interests would receive little or no distribution with respect to their claims by virtue of the Bank’s and the NCFE Entities’ senior security interests which encumber all of the Debtors’ assets. In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes A-2, A-5, B-2, B-5, C-2, and C-5 will be paid in full, and the holders of Unsecured Claims in Classes A-4, B-4, and C-4 will receive a significant distribution that would not otherwise be available in a chapter 7 case. Exhibit F are pro forma cash flow projections which demonstrate that Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the reorganized debtors. As set forth in the Liquidation Analysis attached hereto as Exhibit G, each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.             Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtors will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan. In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtors have proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders. Also, as noted above, the Bankruptcy Code also requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests. The Debtors believe that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, commencing on June 25, 2004, at 10:00 a.m. and continuing, if necessary, on June 28, 2004 at 9:00 a.m. and June 29, 2004 at 9:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437. At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN. Any creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on June 15, 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtors, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA 02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court. Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estates and any and all entities, including all of the Debtors’ creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

5.             Certain Tax Consequences of the Plan

The following is a general summary of certain significant federal income tax consequences of the Plan for the Debtors’ creditors. The following summary may assist the creditors in evaluating the effect U.S. federal income taxes may have and the financial condition of the Reorganized Debtors if the Plan is consummated. This summary does not address the federal income tax consequences to (i) creditors whose Claims are entitled to reinstatement or payment in full in Cash, or are otherwise unimpaired under the Plan and (ii) holders of Equity Interests or Claims which are extinguished without a distribution in exchange thereof.

This summary does not discuss all aspects of federal income taxation that may be relevant to creditors, particularly to creditors subject to special treatment under the federal income tax laws, such as tax-exempt entities, broker-dealers, mutual funds, insurance companies, small business investment companies, regulated investment companies, foreign corporations or individuals who are not citizens or residents of the United States. This summary also does not address the tax consequences to the Bank or NCFE due to their unique positions with respect to the Debtors. Except as expressly stated below, this discussion does not address any state, local or foreign tax matters.

This discussion is based upon information received from various sources and has not been audited or verified. Any material inaccuracies in the information may affect the stated conclusions regarding the tax consequences of the Plan. This summary is based upon the Internal Revenue Code of 1986, as amended (the “IRC”), the Treasury regulations

(including temporary regulations) promulgated thereunder, judicial authorities and current administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

This discussion is only an overview of significant tax issues that may be expected to apply. There are additional rules and special circumstances that may change their application and results (e.g., we are not discussing the tax consequences from the distribution or liquidation of certain non-core assets). Moreover, the tax consequences of certain aspects of the Plan are uncertain because of the lack of applicable legal precedent. FOR THE FOREGOING REASONS, CREDITORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES (FEDERAL, STATE, LOCAL AND FOREIGN) TO THEM OF THE PLAN. THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR, NOR ARE THE DEBTORS OR THEIR COUNSEL RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

Because of the complexity of the transactions contemplated by the Plan, the differences in the nature of the Claims of the various creditors, their taxpayer status and methods of accounting and prior actions taken by creditors with respect to their Claims, the described tax consequences are subject to significant uncertainties and variations in their application. The Debtors have not received an opinion of counsel or a ruling from the IRS as to the consequences of the Plan and do not intend to seek a ruling from the IRS or opinion of counsel with respect thereto. There can be no assurance the treatment discussed below may be accepted by the IRS.

(a)           Federal Income Tax Consequences to Holders of Claims

The federal income tax consequences of the implementation of the Plan to a creditor may depend upon a number of factors, including whether the creditor is deemed to have participated in an exchange for federal income tax purposes, the type of consideration received by the creditor in exchange for its Allowed Claim, and whether the creditor reports the income on the accrual basis.

In general, holders of Claims who receive Cash should recognize gain or loss in an amount equal to the difference between (i) the Cash received and (ii) its adjusted tax basis in the Claim.

Where gain or loss is recognized by a holder of a Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount or for the sale of inventory, and whether and to what extent the holder had previously claimed a bad debt deduction.

To the extent that any amount received by a holder of a Claim under the Plan is attributable to accrued interest not previously included in the holder’s gross income, such amount should be taxable to the holder as interest income. Conversely, a holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest on such holder’s Claim was previously included in the holder’s gross income but was not paid in full by Debtors. Such loss may be ordinary, but the tax law is unclear on this point. The extent to which the consideration received by a holder of a Claim will be attributable to accrued interest on the obligations constituting such Claim is unclear.

(b)           The Creditors’ Trusts.

Classification of the Creditors’ Trusts.

On February 1, 1999, proposed Treasury Regulation section 1.468B-9 (the “Proposed Regulation”) was promulgated which set forth rules relating to the tax treatment of certain escrow funds which constitute “disputed ownership funds.” In general, a disputed ownership fund is an escrow account, trust, or fund that is not a “qualified settlement fund” (as such term is defined in Treasury Regulation section 1.468B-1(c)) and is established to hold money or property subject to conflicting claims, is subject to continuing jurisdiction of a court, and the money or property of which cannot be paid or distributed to the claimants or transferor without approval of the court. The Proposed Regulation is proposed to be effective for disputed ownership funds established after the date the Proposed Regulation is published as final in the Federal Register. However, under the Proposed Regulation, with respect to a disputed ownership fund established after August 16, 1986, but on or before the date of final publication in the Federal Register, the IRS will not challenge a reasonable, consistently applied method of taxation for income earned by the fund, transfers to the fund, and distributions made by the fund.

According to the Plan, the Creditors’ Trusts will be subject to the continuing jurisdiction of the Bankruptcy Court and the property transferred to each such trust can be distributed only with the approval of the Bankruptcy Court. Moreover, according to the Plan, each trust is established for the benefit of the holders of particular Claims. The holders of such Claims have asserted conflicting claims of ownership of, or a legal or equitable interest in, certain assets of the Debtors, and thus, such assets should be considered “disputed property” within the meaning of the Proposed Regulation. Although not free from doubt, the Debtors believe that each Creditors’ Trust constitutes a disputed ownership fund under the Proposed Regulation. The Plan and related documents will authorize and obligate the respective Trustees to file appropriate tax returns and pay any tax due as a result of any taxable income earned in the respective trust out of the trust estate.

For federal income tax purposes, a disputed ownership fund generally is treated as the owner of the assets it holds. It is treated as a qualified settlement fund if all of the assets transferred to the disputed ownership fund by or on behalf of the transferors are passive assets, such as cash, cash equivalents or debt obligations. Under section 1.468B-2 of the final regulations, a qualified settlement fund is taxable on its modified gross income at the maximum federal income tax rate for trusts. In general, the modified income of a qualified settlement fund should not include amounts transferred by a debtor to the qualified settlement fund to resolve or satisfy a liability for which the trust was established and takes into account deductions for costs of administration of the trust. In all other cases the disputed ownership fund is treated as a C corporation, except to the extent that the provisions of the Proposed Regulation directs otherwise, including, in general: (i) property transferred to a disputed ownership fund by, or on behalf of, the transferors should be excluded from the gross income of the fund; (ii) distributions to claimants by the fund will not be taxable events to the fund; and (iii) the fund will not be allowed a deduction for distributions to, or on behalf of, a claimant.

Pursuant to the Plan, the CDSI Creditors’ Trust and the CCS Creditors’ Trust will receive only the CDSI Payment and CCS Payment, respectively. Such payments should be treated as passive assets and, thus, both trusts should be taxable as qualified settlement funds. Pursuant to the Plan, the CCG Creditors’ Trust will receive the CCG Payment, as well as the CCG Recovery Rights. It is unlikely that the CCG Recovery Rights would be considered passive assets, and thus, although not free from doubt, the CCG Creditors’ Trust should be taxed as a C corporation (with the exceptions noted above). Although the Creditors’ Trusts have been structured with the intention of qualifying as “disputed ownership funds” under the Proposed Regulation, it is possible that the IRS could require a different characterization of the trusts, which could result in different and possibly greater tax liability to the Creditors’ Trusts and/or the holders of Class A-4, Class B-4 and Class C-4 Claims. No ruling has been or will be requested from the IRS concerning the tax status of the Creditors’ Trusts and there can be no assurance the IRS will not require an alternative characterization of the Creditors’ Trusts. If the Creditors’ Trusts were determined by the IRS to be taxable not as a disputed ownership funds, the taxation of the Creditors’ Trusts and the treatment of the holders of Class A-4, Class B-4 and Class C-4 Claims could be materially different than is described herein (including requiring holders of Class A-4, Class B-4 and Class C-4 Claims to report their allocable share of net income or gain realized by the respective Creditors’ Trust in each taxable year whether or not they received any distributions from the Trust) and could have a material adverse effect on the holders of such Class A-4, Class B-4 and Class C-4 Claims.

Tax Reporting.

The Trustee of each Creditors’ Trust shall file (or cause to be filed) any statements, returns or disclosures relating to such trust that are required by any governmental unit or applicable law.

The Trustee of each Creditors’ Trust shall be authorized to collect tax and fiscal information from the trust claimants (including, without limitation, social security numbers and/or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, and the Confirmation Order expressly shall provide this authority. Failure by any such trust claimant to furnish such information in a timely fashion will cause a waiver of some or all of such trust claimant’s rights (if any) under the Plan and the Confirmation Order.

(c)           Federal Income Tax Consequences To The Reorganized Debtors

(i)            Tax Reorganizations.

Section 368 defines certain tax reorganizations under the IRC, including reorganizations under the Bankruptcy Code.  Tax reorganizations usually involve exchanges of stock and tax securities in which a corporation and holders of such stock and tax securities participate, as the result of which gain or loss would not be recognized in whole or in part, to holders of stock and tax securities of the parties to the tax reorganization.  Claims of the Bank in the Med Bankruptcy will be satisfied, in part, by stock and securities of CDSA, which will acquire all of the stock of CDSI (the only asset of Med not being liquidated to pay its creditor claims).  CDSA and the Debtors intend to take the position that such exchanges under the Med Plan constitute a tax reorganization under section 368(a)(1)(G) (a “G-Reorganization”) of the IRC.  As a result of the G-Reorganization, CDSA will succeed to most of the tax attributes of Med, as described further below, and will become the parent company of the Med consolidated group for federal income tax purposes after the effective date of the Med Plan.

(ii)           Reduction of the Debtors’ Indebtedness.

Because CDSA intends to continue the business operations of the Reorganized Debtors following the Confirmation of the Plan and the Med Plan, the Debtors will receive a discharge with respect to their outstanding indebtedness (and CDSA will effectively be discharged for tax purposes of Med’s indebtedness).  Actual ( and deemed) debt cancellation in excess of the fair market value of the consideration — stock, cash or other property – paid in respect of such debt will hereinafter be referred to as a “Debt Discharge Amount.”

In general, the IRC provides that a taxpayer who realizes a cancellation or discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge.  The Debt Discharge Amounts may arise with respect to Creditors who will receive, in partial satisfaction of their Claims, including any accrued interest, consideration consisting of or including Cash and/or property.  The Debtors’ Debt Discharge Amount may be increased to the extent that unsecured Creditors holding unscheduled claims fail to timely file a Proof of Claim and have their Claims discharged on the Confirmation Date pursuant to section 1141 of the Bankruptcy Code.  No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

If a taxpayer is in a case under the Bankruptcy Code and a cancellation of indebtedness occurs pursuant to a confirmed plan, however, such Debt Discharge Amount is specifically excluded from gross income (the “Bankruptcy Exception”).  The Debtors intend to take the position that the Bankruptcy Exception applies to them.  Accordingly, the Debtors believe they will not be required to include in income any Debt Discharge Amount as a result of Plan transactions.

Section 108(b) of the IRC, however, requires certain tax attributes of Med and the Debtors to be reduced by the Debt Discharge Amount excluded from income.  Tax attributes are reduced in the following order of priority:  net operating losses and net operating loss carryovers; general business credits; minimum tax credits; capital loss carryovers; basis of property of the taxpayer; passive activity loss or credit carryovers; and foreign tax credit carryovers.  Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits, and foreign tax credits are reduced by 33.3 cents for each dollar excluded from gross income.  An election can be made to alter the order of priority of attribute reduction by first applying the reduction against depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such property.  The Debtors and CDSA do not presently intend to make such election.  If this decision were to change, the deadline for making such election is the due date (including extensions) of CDSA’s consolidated federal income tax return for the taxable year in which such debt is discharged pursuant to the Plan.

(iii)          Carryover and Availability of Med and the Debtors’ Net Operating Losses

a)             Generally

Based on the federal income tax returns of the Debtors and Med filed for the taxable years ending in or prior to 2003, Med and its subsidiaries (excluding TLC) had approximately $200 million of consolidated net operating losses (“CNOLs”) carrying forward from the tax year ended March 31, 2003 into the tax year ended March 31, 2004.  Med anticipates that it had a consolidated taxable income in the tax year ended March 31, 2004, which will absorb some of the CNOLs.

The utilization of a large portion of such CNOLs is likely already restricted under section 382 of the IRC because of one or more ownership changes with respect to Med and its subsidiaries occurring in the tax years ending prior to the Effective Date of the Plan.  The utilization of such CNOLs might be further restricted because another ownership change may occur in connection with the implementation of the Plan and the Med Plan, as discussed below.

Such CNOL amounts are subject to review and significant adjustment upon audit by the Service.  In addition, estimates of the CNOLs of Med and its subsidiaries are subject to legal and factual uncertainty, including the allocation of the CNOLs among Med and its subsidiaries (including TLC, which will no longer be part of the CDSA consolidated group upon the effective date of the Med Plan).  The tax attribute reduction rules of section 108(b) of the IRC likely will severely reduce the CNOLs of Med and its subsidiaries as a result of debt cancellation attributable to the implementation of the Plan and the Med Plan.

b)            Section 382

Section 382 of the IRC places potentially severe limitations upon the use of a corporation’s CNOLs and certain other tax attributes if an “ownership change” occurs with respect to such corporation’s stock.  In general, an ownership change occurs if, on any testing date, certain shareholders have increased their ownership of the loss corporation by more than fifty percentage points over their ownership at the beginning of the testing period, which is the lesser of three years or the date of the most recent ownership change.  Based upon the transfer of the CDSI stock to CDSA and the issuance of CDSA stock to the Bank pursuant to the Med Plan, the Debtors believe that an ownership change will occur with respect to Med and its subsidiaries on the effective date of the Med Plan.  Accordingly, the limitations and restrictions of section 382 should apply.  Moreover, in the consolidated group context, section 382 of the IRC generally applies on a single entity basis with respect to an affiliated group filing a consolidated return for the year in which the ownership change occurs.  Therefore, in general, although ownership changes are determined at the Med level, the section 382 limitation, if any is triggered, would apply on a single entity basis to Med and its subsidiaries.

Under section 382, following an ownership change, the amount of a loss corporation’s taxable income that can be offset by pre-ownership change CNOLs during any post-ownership change year generally cannot exceed an amount equal to the loss corporation’s value immediately before the ownership change (excluding proscribed contributions to capital) multiplied by the long-term tax-exempt rate.  The long-term tax-exempt rate changes from month to month based on changes in prevailing interest rates.  For ownership changes occurring in April 2004, the long-term tax-exempt rate is 4.31 percent.

In addition, the section 382 limitation during the five years following the Effective Date is increased (and thus, a loss corporation may utilize a greater percentage of its pre-change losses in the post-change period) by the amount of any gain recognized in such years from the sale of an asset to the extent that such asset has unrealized built-in gain at the time of the ownership change.  The built-in gain rule applies only if at the time of the ownership change the loss corporation has an overall net unrealized built-in gain that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents).  Similarly, if the loss corporation at the time of the ownership change has an overall net unrealized built-in loss that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents) use of such recognized build-in losses will be subject to the section 382 limitation as if they were pre-change CNOLs.

The section 382 provisions discussed above, however, may be ameliorated by certain provisions of section 382 of the IRC that provide a more liberal rule for a corporation that is in a bankruptcy case when the ownership change occurs.  These provisions — sections 382(l)(5) and 382(l)(6) — are discussed below.

Section 382(l)(5) of the IRC generally provides that the limitations of section 382 shall not apply to any ownership change occurring in a case under the jurisdiction of a bankruptcy court if “qualifying creditors” and holders of equity interests own fifty percent or more of the loss corporation’s stock after such ownership change as a result of owning qualifying debt or stock of a loss corporation before the ownership change.

The Treasury regulations issued pursuant to section 382(l)(5) of the IRC provide that a qualifying creditor is a beneficial owner, immediately before the ownership change, of “qualifying indebtedness.”  The indebtedness of Med is qualifying indebtedness if it either (i) has been owned by the same Creditor for at least 18 months before the date of the filing of the Chapter 11 Case or (ii) arose in the ordinary course of Med’s trade or business and has been owned at all times by such Creditor.  CDSA and the Debtors intend to take the position that the indebtedness Med issued to the Bank is qualifying indebtedness for purposes of section 382(l)(5) of the IRC and that the remaining CNOLs of its consolidated group are covered by the exception of section 382(l)(5).

Finally, under section 382(l)(5) of the IRC, the loss corporation’s CNOLs and specified credits must be recomputed to eliminate deductions for interest paid or accrued by the loss corporation on that portion of the debt which was exchanged for stock, and for which the loss corporation (or its predecessor) had previously claimed deductions for federal income tax purposes during (a) the three taxable years prior to the taxable year in which the ownership change occurs, and (b) the portion of the taxable year of the ownership change up to, but not including, the ownership change date.  If section 382(1)(5) of the IRC applies to the ownership change on the Effective Date of the Plan and, within the two-year period immediately following such ownership change, a second ownership change occurs as a result of the issuance of equity interests in CDSA, section 382(1)(5) will not apply to the second ownership change and the section 382 limitation with respect to the second ownership change will be zero.

A tax election exists which permits a loss corporation to which section 382(l)(5) of the IRC applies to elect to have section 382(l)(5) not apply.  If such election is made by an eligible loss corporation, (or, alternatively, if the loss corporation’s ownership change does not qualify under section 382(l)(5)) and if new stock is exchanged for old debt under a plan of reorganization, the section 382 limitation is determined under section 382(l)(6) of the IRC, which allows the value of the loss corporation (immediately before the ownership change) to be increased by the added value that results from the elimination of Creditors’ claims pursuant to the Plan and the Med Plan.

Although not free from doubt, CDSA and the Debtors intend to take the position that the ownership change with respect to Med and its subsidiaries that is likely to occur on the Effective Date qualifies under section 382(l)(5) of the IRC and is reviewing the extent to which such election would be beneficial.  CDSA and the Debtors also intend to take the position that section 382(l)(6) will apply to such ownership change in the event section 382(l)(5) does not apply.

Any shift (deemed or actual) in the ownership of stock of Med (or CDSA), directly or by attribution, outside the scope of the Plan or the Med Plan may trigger or already may have triggered the application of section 382 and other provisions of the IRC that may affect the availability of the CNOLs of Med and its subsidiaries to CDSA and its subsidiaries after the Effective Date.  Because the federal income tax consequences of any such shift would depend on the particular facts and circumstances at such time and the application of complex legislation and regulations, Med and the Debtors express no views as to the effect of any transactions outside the scope of the Plan and the Med Plan or the survival of any CNOLs or other carryovers.

(d)           Backup Withholding and Reporting.

The Debtors will withhold all amounts required by law to be withheld from payments made pursuant to the Plan. The Debtors will comply with all applicable reporting requirements of the IRC.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO

CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

F.             Executory Contracts and Unexpired Leases, Retiree Benefits; Post- Confirmation Fees and Final Decree

1.             Executory Contracts and Unexpired Leases to be Assumed

All executory contracts and unexpired leases of the Debtors set forth in Exhibit “5” to the Plan shall be assumed pursuant to the provisions of sections 365 and 1123 of the Code. Such assumed executory contracts and unexpired leases shall, as of the Effective Date, vest in the corresponding Reorganized Debtor. The amounts to be paid by the Debtors to “cure” (for purposes of § 365(b) of the Code) any arrearages or defaults under the contracts and leases to be assumed under this section are specified in Exhibit “5” to the Plan. If no amount is specified for a particular contract or lease identified in Exhibit “5” to the Plan, such amount shall be deemed to be zero dollars ($0). The Debtors reserve the right to modify Exhibit “5” to the Plan to remove any of the contracts or leases, thereby causing the rejection of such contract or lease pursuant to section VI.C of the Plan, by filing a written election not less than five (5) days prior to the Confirmation Hearing and serving such election on the parties to such contract or lease. Any anti-assignment provision(s) in an executory contract or unexpired lease identified in Exhibit “5” to the Plan that is inconsistent with sections 365(e) and (f) of the Code, shall be of no force and effect following the Effective Date.

2.             Cure Amounts

Amounts due under section 365(b)(1)(A) of the Code with respect to any executory contract or unexpired lease assumed pursuant to section VI.A of the Plan shall be paid by the Reorganized Debtors in full, in Cash, on the Effective Date (except for amounts due under any contracts and leases that were assumed by the Debtors prior to the Confirmation Date, which amounts shall be paid in accordance with the Court’s order(s) authorizing such assumption — any unpaid obligations to cure arrearages under such contracts or leases over time shall become obligations of the Reorganized Debtors if they have not otherwise been paid or assigned to a third party prior to the Effective Date); provided, however, that as to any disputed portion of such cure amounts, payment shall be made on or as soon as practicable after such disputed portion is resolved by Final Order.

3.             Rejection of All Other Executory Contracts

All executory contracts and unexpired leases of the Debtors other than those described in section VI.A of the Plan are rejected pursuant to the Plan and the Confirmation Order.

4.             Proofs of Claim With Respect to Rejection Damages

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred. All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class A-4 (for contracts and leases which pertain to CDSI), Class B-4 (for contracts and leases which pertain to CCG), or Class C-4 (for contracts and leases which pertain to CCS) and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

5.             Compensation and Benefit Programs

Except as otherwise provided in the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Reorganized Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers’ compensation programs and life, disability and other insurance plans are treated either as executory contracts pursuant to the Plan, or as permitted under applicable non-bankruptcy law.

6.             Retiree Benefits

Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.

G.            Provisions Regarding Releases and Discharge

1.             Discharge. The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors, including any interest accrued on Claims from the Petition Date. Except as expressly provided in the Confirmation Order, as of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, the Debtors, the Estates, and the Reorganized Debtors shall be discharged from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan.  The Creditors’ Trusts and holders of any Claims against the Debtors that arose before the Confirmation Date shall not have any right to assert any claim or cause of action against the Reorganized Debtors except to enforce the terms and provisions of this Plan.

2.             Releases of Claims. The treatment of the Claims of the NCFE Released Parties and the Bank under the Plan represents the product of extensive negotiations between the Debtors, the NCFE Released Parties, and the Bank and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims (which have been assigned to the Bank) as set forth in the Plan, the Debtors, the Estates and the Committee have granted releases under the Plan the NCFE Released Parties, the TLC Debtors (subject to and conditioned upon the Debtors’ receipt of a reciprocal release from the TLC Debtors), and the Bank from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including but not limited to the Med Adversary Proceeding, which the Debtors and/or the Estates ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and the Bank.

In exchange for the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below, and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors have granted releases under the Plan to the Debtors, the Estates, the Committee, and the Bank (collectively, the “Released Parties”) from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below, and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

The foregoing releases are a part of the settlements contained in the Plan.  The settlements are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

Confirmation of the Plan shall constitute Court approval of the compromises reflected in the Plan. The releases contained in section VIII.B of the Plan shall become effective on the Effective Date.

3.             Limitation of Liability. Neither (a) the Debtors, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Committee, or its members acting solely in such capacity, (c) the Liquidating Agent, (d) the Litigation Trust Trustee, (e) the CDSI Creditors’ Trust Trustee, (f) the CCG Creditors’ Trust Trustee, (g) the CCS Creditors’ Trust Trustee, (h) the Facilitator, (i) the NCFE Released Parties, or (j) the Bank, nor any professional persons employed by any of the foregoing during the pendency of the Chapter 11 Case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the chapter 11 Case, any possible post-petition disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

H.            Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.             Allowance of Claims. To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.             Executory Contract Proceedings. To act with respect to proceedings regarding the assumption, assignment or rejection of any executory contract or unexpired lease of the Debtors pursuant to sections 365 and 1123 of the Code and Article VI of the Plan, and to determine the allowance and proper classification of any Claims arising from the resolution of any such proceedings;

3.             Plan Interpretation. To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement;

4.             Plan Implementation. To implement and enforce the provisions of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Reorganized Debtors, the Creditors’ Trusts, and the Litigation Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder. Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Creditors’ Trusts on the ground that they are unreasonable or inconsistent with the requirements of the Code. All requests for payment of fees by professionals employed by the Creditors’ Trusts shall be served (with a 15-day period to object) on each of the members of the Committee (as constituted on the Confirmation Date) and the Office of the United States Trustee. If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period, the Creditors’ Trust Trustee may pay the fees without the need for further review or approval of the Court. If an objection to professional fees incurred by the Creditors’ Trusts is received within the 15-day period, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection. All fees and expenses of administration and representation of the Creditors’ Trusts shall be paid from the assets of the applicable Creditors’ Trust after approval as specified above;

5.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to the CCG Recovery Rights or the Litigation Trust Claims, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Creditors’ Trusts, the Litigation Trust, or the Reorganized Debtors;

7.             Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.             Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the CCG Creditors’ Trust Agreement, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.             Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.          Final Decree.  To enter a final decree closing the Case.

11.          Conditions Precedent to Effectiveness of the Plans.  The Plan will not become effective with respect to CDSI, and no distributions to holders of Allowed Claims against CDSI will be made, unless and until the Med Plan becomes effective and: (1) CDSA receives 100% of the stock in CDSI pursuant to the Med Plan; and (2) the Bank receives stock and securities representing substantially all of the value of CDSA pursuant to the Med Plan.

The Plan will not become effective with respect to CDSI, CCG, or CCS, and the Effective Date shall not occur, unless and until:

a) the NCFE/Bank Settlement has become effective in accordance with its terms;

b) the Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Bank and the Committee, shall have been entered by the Bankruptcy Court and shall have become a Final Order;

c) each of the Plan Documents, in form and substance reasonably acceptable to the Debtors, the Bank and the Committee, (i) shall have been executed, delivered and, if necessary, properly recorded, (ii) shall have become effective, and (iii) shall have been filed with the Bankruptcy Court;

d) all actions, other documents and agreements necessary to implement the Plan shall have been executed, delivered and, if necessary, properly recorded, and shall have become effective; and

e) the Debtors shall have sufficient Cash to meet all Cash funding obligations under the Plan required to be made on the Effective Date.

12.          Waiver of Conditions Precedent to Effectiveness of Plan.  The Debtors, the Bank and the Committee may waive one or more of the conditions precedent to the effectiveness of the Plan set forth in Article III.H.11 above, provided that such waiver shall be in writing and signed by each of the Debtors, the Bank and the Committee.

13.          Recommendation.  The Debtors believe that the Plan provides for the fair and equitable treatment of the Debtors’ creditors and shareholders, and other entities, and therefore recommend that all entities entitled to vote thereon vote to accept the Plan.

Dated: May 18, 2004

CHARTWELL DIVERSIFIED SERVICES, INC.

By:	/s/ Roy Serpa, President
Name: Roy Serpa Title: President

CHARTWELL CARE GIVERS, INC.

By:	/s/ Roy Serpa, President
Name: Roy Serpa
Title: President

CHARTWELL COMMUNITY SERVICES, INC.

By:	/s/ Roy Serpa, President
Name: Roy Serpa
Title: President

DISCLOSURE EXHIBIT LIST

1 - Exhibit A	Plan

2 - Exhibit B	Organizational Structure Chart of the Debtors and Non-Debtor Affiliates

3 - Exhibit C	CDSI Balance Sheet

4 - Exhibit D	CCG Balance Sheet

5 - Exhibit E	CCS Balance Sheet

6 - Exhibit F	Pro Forma Cash Flow Projections/Feasibility Analysis

7 - Exhibit G	Liquidation Analysis

8 - Exhibit H	Preference and Fraudulent Transfer Actions

9 - Exhibit I	Term Sheet

EXHIBIT A

HEARING DATES:  June 25, 2004 at 10:00 a.m.

June 28, 2004 at 9:00 a.m.

June 29, 2004 at 9:00 a.m.

OBJECTION/BALLOTING DEADLINE:  June 15, 2004 at 4:00 p.m.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.:	02-88564
	)		02-88568
	)		02-88570
	)		02-88572
Debtors.	)		02-88573
)
)

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS
CHARTWELL DIVERSIFIED SERVICES, INC., CHARTWELL CARE GIVERS, INC.,
AND CHARTWELL COMMUNITY SERVICES, INC. DATED MAY 10, 2004

Pursuant to section 1121 of the Bankruptcy Code, Chartwell Diversified Services, Inc., a Delaware corporation, Chartwell Care Givers, Inc., a Delaware corporation, and Chartwell Community Services, Inc., a Texas corporation, (collectively, the “Debtors”), propose this Second Amended Joint Plan of Reorganization:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                   Specific Definitions.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.                                       “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the

Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtors and the Estates under 28 U.S.C. § 1930.

2.                                       “Administrative Claims Fund” means a fund established by the Reorganized Debtors, Med, Trestle, and Resource Pharmacy on the Effective Date for the purpose of making distributions to: (a) holders of Allowed Administrative Claims against the Debtors and Med; and (b) Sun Capital on account of its Allowed Claims.  To the extent that funds remain in the Administrative Claims Fund after payment of the Allowed Administrative Claims of Med, and the Debtors and the Allowed Claims of Sun Capital, such funds may be used to fund the Class 10A Distribution(as defined in the Med Plan).  The sources of funds in the Administrative Claims Fund shall be transfers pursuant to the Resource Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened by the Debtors or Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

3.                                       “AIG” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburg, P.A., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

4.                                       “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

5.                                       “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtors pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B, V.E.8, and V.I of the Plan; or (c) which has otherwise been allowed by a Final Order.

6.                                       “Allowed Convenience Class Claim” means all or that portion of a Convenience Class Claim which is an Allowed Claim.

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7.                                       “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

8.                                       “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

9.                                       “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

10.                                 “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

11.                                 “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

12.                                 “Bank” means Private Investment Bank Limited.

13.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

14.                                 “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

15.                                 “Cases” means, collectively, the chapter 11 cases under the Code commenced by the Debtors on the Petition Date.

16.                                 “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

17.                                 “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

18.                                 “CCG Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class B-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCG Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

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19.                                 “CCG Creditors’ Trust Agreement” means that certain “CCG Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “1.”

20.                                 “CCG Creditors’ Trust Trustee” shall mean the Trustee of the CCG Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

21.                                 “CCG Insider Avoidance Actions” means any and all causes of action brought under sections 544 through 551, inclusive, of the Code, which may be asserted against any Insiders (as defined in section 101(31) of the Code) or Affiliates (as defined in section 101(2) of the Code) of CCG.

22.                                 “CCG Payment” means the $2,350,000 in Cash to be paid on the Effective Date to the CCG Creditors’ Trust for the benefit of the holders of Allowed Claims in Class B-4.

23.                                 “CCG Recovery Rights” means any and all causes of action held by CCG and its Estate to subordinate Claims under section 510 of the Code, and causes of action held by CCG and its Estate brought under sections 544 through 551, inclusive, of the Code, except for the CCG Insider Avoidance Actions.

24.                                 “CCS” means Chartwell Community Services, Inc., a Texas corporation.

25.                                 “CCS Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class C-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCS Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

26.                                 “CCS Creditors’ Trust Agreement” means that certain “CCS Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

27.                                 “CCS Creditors’ Trust Trustee” shall mean the Trustee of the CCS Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

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28.                                 “CCS Payment” means the $350,000 in Cash to be paid on the Effective Date to the CCS Creditors’ Trust for the benefit of the holders of Allowed Claims in Class C-4.

29.                                 “CDSA” means CDS Acquisition, Inc., a Delaware corporation.

30.                                 “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

31.                                 “CDSI Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class A-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CDSI Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

32.                                 “CDSI Creditors’ Trust Agreement” means that certain “CDSI Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2.”

33.                                 “CDSI Creditors’ Trust Trustee” shall mean the Trustee of the CDSI Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

34.                                 “CDSI Payment” means the $250,000 in Cash to be paid on the Effective Date to the CDSI Creditors’ Trust for the benefit of the holders of Allowed Claims in Class A-4.

35.                                 “CHT” means Chartwell Home Therapies, L.P., a Massachusetts limited partnership.

36.                                 “CHT Administrative Claims” means the Administrative Claims of CHT asserted against the Debtors pursuant to that certain Proceeds Distribution Agreement dated June 6, 2003.

37.                                 “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such

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breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

38.                                 “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

39.                                 “CMS” means the Division of Financial Management, Centers for Medicare and Medicaid Services, United States Department of Health and Human Services.

40.                                 “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

41.                                 “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in CCG’s Case, as it may be constituted from time to time.

42.                                 “Confirmation Date” means the date of entry of the Confirmation Order.

43.                                 “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

44.                                 “Convenience Class Claim” means any Unsecured Claim that is asserted against the Debtors in an amount that is less than $100, or any Unsecured Claim the holder of which has agreed to accept $100 or less in full satisfaction of such Claim.

45.                                 “Court” means the United States Bankruptcy Court for the Eastern District of New York.

46.                                 “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

47.                                 “Creditors’ Trusts” means, collectively, the CDSI Creditors’ Trust, the CCG Creditors’ Trust, and the CCS Creditors’ Trust.

48.                                 “Creditors’ Trust Agreements” means, collectively, the CDSI Creditors’ Trust Agreement, the CCG Creditors’ Trust Agreement, and the CCS Creditors’ Trust Agreement.

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49.                                 “Creditors’ Trust Trustees” means, collectively, the CDSI Creditors’ Trust Trustee, the CCG Creditors’ Trust Trustee, and the CCS Creditors’ Trust Trustee.

50.                                 “Debtors” means, collectively, CDSI, CCG, and CCS, whether as debtor or as debtor-in-possession.

51.                                 “Disclosure Statement” means the “Disclosure Statement Regarding the Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated May 18, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

52.                                 “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

53.                                 “Effective Date” means, unless an earlier date is otherwise agreed to by the Debtors, the Bank and the Committee, the later of: (a) the eleventh (11th) day after the Confirmation Date if it is a Business Day, or if it is not a Business Day, the first Business Day thereafter; and (b) the first Business Day on which the Confirmation Order becomes a Final Order. This Plan will not become effective with respect to CCG and CDSI, and no distributions to holders of Allowed Claims against CCG or CDSI will be made, unless and until the conditions described in Article IX of this Plan occurs.

54.                                 “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

55.                                 “Estate” or “Estates” means the estate(s) created by section 541(a) of the Code upon the Petition Date.

56.                                 “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or

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rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

57.                                 “HMA Claims” means any and all Claims asserted against the Debtors by Home Medical of America, Inc. and/or any of its direct or indirect subsidiaries, affiliates, Insiders, assigns, trustees and agents, including, without limitation, proofs of claim numbers 586, 587, 588, 589 and 607.

58.                                 “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

59.                                 “Insurance Policy” means any insurance policy held by the Debtors.

60.                                 “Interest” means: (a) the common or preferred stock or any ownership rights in the common or preferred stock of any Debtor; and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of any Debtor.

61.                                 “Interest Holder” means the holder of an Interest.

62.                                 “Litigation Trust” means that trust established in accordance with section V.F hereof, and which, after the Effective Date, will hold and prosecute certain claims for the benefit of the Bank in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

63.                                 “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “4.”

64.                                 “Litigation Trust Claims” means: (a) any claims and causes of action of the Debtors against the Insiders (as defined in section 101(31) of the Code) of Med; (b) the CCG Insider Avoidance Actions; (c) the Other Recovery Rights; and (d) the Transferred Claims.

65.                                 “Litigation Trust Trustee” shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

66.                                 “Med” means Med Diversified, Inc., a Nevada corporation.

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67.                                 “Med Adversary Proceeding” means the adversary proceeding entitled Med Diversified, Inc., et al. v. National Century Financial Enterprises, Inc., et al., Case No. 03-8262 (Bankr. E.D.N.Y.).

68.                                 “Med Plan” means the “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated May 10, 2004” filed in Med’s bankruptcy case which is pending in this Court.

69.                                 “NCFE/Bank Settlement” means that certain settlement agreement between the NCFE Released Parties and the Bank which was approved by the United States Bankruptcy Court for the District of Ohio on March 2, 2004.

70.                                 “NCFE Entities” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, NPF Capital, TegCo Investments LLC, TEGRx, Inc., Home Medical of America, Nations Healthcare, Inc., Infusion Management Systems, Lance Poulsen, Rebecca Parrett, Hal Pote, Don Ayers, JP Morgan Chase, and Bank One, and any of their affiliates, subsidiaries, shareholders, officers, and directors.

71.                                 “NCFE Released Parties” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

72.                                 “Net Recoveries” means the Cash actually received by the CCG Creditors’ Trust on account of the CCG Recovery Rights, less the costs of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such CCG Recovery Rights.

73.                                 “New CDSI Common Stock” means all shares of common stock, par value $0.001 per share, of CDSI on or after the Effective Date, which may be issued in accordance with section V.B of the Plan.

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74.                                 “Other Recovery Rights” means any and all causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551, inclusive, of the Code, except for the CCG Recovery Rights.

75.                                 ““Petition Date” means November 27, 2002.

76.                                 “Plan” means this “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated May 10, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

77.                                 “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim, which, if allowed, would be entitled to priority under section 507(a) of the Code.

78.                                 “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

79.                                 “Professionals” means those Entities (a) employed in the Cases under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtors or the Estates.

80.                                 “Related Debtors” means, collectively, the Debtors, Med, Trestle, and Resource Pharmacy.

81.                                 “Reorganized Debtors” means, collectively, CDSI, CCG, and CCS, on and after the Effective Date.

82.                                 “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

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83.                                 “Resource Plan” means the “Second Amended Plan of Liquidation of Resource Pharmacy, Inc. Dated May 10, 2004” filed in Resource Pharmacy’s bankruptcy case which is pending in this Court.

84.                                 “Secured Claim” means a Claim secured by a lien on any property of any of the Estates, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

85.                                 “Subordinated Claim” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the subordination of a Claim is inappropriate, such Claim shall be treated as an Unsecured Claim in Class A-4, B-4, or C-4, as applicable.

86.                                 “Sun Capital” means Sun Capital Health Care, Inc.

87.                                 “Sun Capital Escrow Account” means an account established by Sun Capital to hold the proceeds of pre-October 18, 2002 receivables of the Debtors, in the approximate amount of $3.6 million.

88.                                 “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

89.                                 “TLC Debtors” means Tender Loving Care Health Care Services, Inc., a Delaware corporation; T.L.C. Home Health Care, Inc., a Florida corporation; Albert Gallatin Home Care, Inc., a Delaware corporation; Staff Builders, Inc., a New York corporation; Staff Builders International, Inc., a New York corporation; Careco, Inc., a Massachusetts corporation; Tender Loving Care Home Care Services, Inc., a New York corporation; T.L.C. Midwest, Inc., a

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Delaware corporation; U.S. Ethicare Corp., a Delaware corporation; T.L.C. Medicare Services of Dade, Inc., a Florida corporation; T.L.C. Medicare Services of Broward, Inc., a Florida corporation; U.S. Ethicare Chautauqua Corp., a New York corporation; Ethicare Certified Services, Inc., a New York corporation; U.S. Ethicare Erie Corp., a New York corporation; U.S. Ethicare Niagara Corp., a New York corporation; S.B.H.F., Inc., a New York corporation; Staff Builders Services, Inc., a New York corporation; Staff Builders Home Health Care, Inc., a Delaware corporation; St. Lucie Home Health Agency, Inc., a Florida corporation; and A Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

90.                                 “Transferred Claims” means those claims and causes of action that are transferred to the Litigation Trust pursuant to the terms of the Trestle Plan, the Resource Plan, and the Med Plan.

91.                                 “Trestle” means Trestle Corporation, a Delaware corporation.

92.                                 “Trestle Plan” means the “Second Amended Plan of Liquidation of Trestle Corporation Dated May 6, 2004” filed in Trestle’s bankruptcy case which is pending in this Court.

93.                                 “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan and the Creditors’ Trust Agreements which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property that have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

94.                                 “Unsecured Claim” means a Claim that is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.                                     Interpretation, Rules of Construction, and Computation of Time

1.                                       Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is defined in the Code or the Bankruptcy

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Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.                                       Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.                                       The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.                                       Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

5.                                       Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.                                       Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.                                       Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.                                       The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.                                       In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.                                 All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.                                 The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

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12.                                 Unless otherwise specified in the Plan, whenever a distribution of property must be made, or an act required on a particular date, the distribution or act shall occur on such date, or as soon as practicable thereafter.

ARTICLE II

PAYMENT OF ADMINISTRATIVE EXPENSES
AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.                                   Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable, will pay to each Creditor holding an Allowed Administrative Claim (other than the CHT Administrative Claims), unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors (other than the CHT Administrative Claims) shall be paid in full and performed by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtors’ Cash and the Administrative Claims Fund, which shall be funded on or before the Effective Date.

The CHT Administrative Claims, in which the Bank holds a first priority security interest, shall be deemed satisfied through the treatment of the Bank’s Claims and the NCFE Released Parties’ Claims (which have been assigned to the Bank) under the Plan, and the CHT Administrative Claims shall be canceled as of the Effective Date.

B.                                     Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred

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before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtors and the Reorganized Debtors shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estates, the Administrative Claims Funds, the Reorganized Debtors, the Creditors’ Trusts, the Litigation Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Confirmation Date shall be asserted against the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust, as applicable, and shall not be dealt with under this Plan.

C.                                     Allowed Tax Claims.  Unless the holder of such a Claim agrees otherwise, the Reorganized Debtors shall pay each holder of an Allowed Tax Claim against the Estates deferred Cash payments of a value, as of the Effective Date, equal to such Allowed Tax Claim.  The Reorganized Debtors shall pay interest on Allowed Tax Claims at the rate set forth in 26 U.S.C. § 6621 existing on the Confirmation Date (estimated to be 4.6% per annum).  Such deferred Cash payments shall fully amortize each Allowed Tax Claim, with interest, over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim.  Interest shall begin to accrue on the outstanding amount of each such Claim as of the Effective Date and shall continue until each such Claim is paid in full.

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ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

A.                                   Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtors and with respect to all property of the Debtors and the Estates, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtors, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Unless specifically designated as an obligation of a particular Debtor or a particular Reorganized Debtor, obligations created under this Plan shall be joint and several obligations of all of the Reorganized Debtors.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.                                     Classification.  Allowed Claims and Interests are divided into the following Classes. Claims against CDSI and Interests in CDSI are included in Classes labeled beginning with the letter “A”; Claims against CCG and Interests in CCG are included in Classes labeled beginning with the letter “B”; and Claims against CCS and Interests in CCS are included in Classes labeled beginning with the letter “C”.

CDSI Claims and Interests

1.                                       Class A-1.1 Claims (Secured Claims of the Bank).  Class A-1.1 consists of the Allowed Secured Claims of the Bank against CDSI.

2.                                       Class A-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class A-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CDSI.

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3.                                       Class A-1.3 Claims (Secured Claims of AIG).  Class A-1.3 consists of the Allowed Secured Claims of AIG against CDSI.

4.                                       Class A-1.4 Claims (Secured Claims of Sun Capital).  Class A-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

5.                                       Class A-1.5 Claims (Other Secured Claims).  Class A-1.5 consists of all Secured Claims against CDSI other than Claims in Classes A-1.1 through A-1.4.  Each holder of an Allowed Secured Claim against CDSI shall be deemed to be a separate sub-class of Class A-1.5.

6.                                       Class A-2 Claims (Priority Claims).  Class A-2 consists of all Allowed Priority Claims against CDSI.  Class A-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

7.                                       Class A-3 Claims.  (Intentionally Omitted)

8.                                       Class A-4 Claims (Other Unsecured Claims).  Class A-4 consists of all Allowed Claims against CDSI (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Convenience Class Claims, and (d) Claims included within any other Class designated in the Plan.  Class A-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CDSI for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

9.                                       Class A-5 Claims (Unsecured Convenience Class Claims).  Class A-5 consists of all Allowed Convenience Class Claims against CDSI.

10.                                 Class A-6 Claims (Subordinated Claims).  Class A-6 consists of all Allowed Subordinated Claims against CDSI.

11.                                 Class A-7 Claims (Inter-Debtor Claims).  Class A-7 consists of all Allowed Claims of any Related Debtor (other than CDSI) against CDSI.

12.                                 Class A-8 Interests.  Class 8 consists of all Interests in CDSI.

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CCG Claims and Interests

13.                                 Class B-1.1 Claims (Secured Claims of the Bank).  Class B-1.1 consists of the Allowed Secured Claims of the Bank against CCG.

14.                                 Class B-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class B-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCG.

15.                                 Class B-1.3 Claims (Secured Claims of CMS).  Class B-1.3 consists of the Allowed Secured Claims of CMS against CCG.

16.                                 Class B-1.4 Claims (Secured Claims of Sun Capital).  Class B-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

17.                                 Class B-1.5 Claims (Other Secured Claims).  Class B-1.5 consists of all Secured Claims against CCG other than Claims in Classes B-1.1 through B-1.4.  Each holder of an Allowed Secured Claim against CCG shall be deemed to be a separate sub-class of Class B-1.5.

18.                                 Class B-2 Claims (Priority Claims).  Class B-2 consists of all Allowed Priority Claims against CCG.  Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

19.                                 Class B-3 Claims.  (Intentionally Omitted)

20.                                 Class B-4 Claims (Other Unsecured Claims).  Class B-4 consists of all Allowed Claims against CCG (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Convenience Class Claims, and (d) Claims included within any other Class designated in the Plan.  Class B-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCG for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

21.                                 Class B-5 Claims (Unsecured Convenience Class Claims).  Class B-5 consists of all Allowed Convenience Class Claims against CCG.

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22.                                 Class B-6 Claims (Subordinated Claims).  Class B-6 consists of all Allowed Subordinated Claims against CCG.

23.                                 Class B-7 Claims (Inter-Debtor Claims).  Class B-7 consists of all Allowed Claims of any Related Debtor (other than CCG) against CCG.

24.                                 Class B-8 Interests.  Class 8 consists of all Interests in CCG.

CCS Claims and Interests

25.                                 Class C-1.1 Claims (Secured Claims of the Bank).  Class C-1.1 consists of the Allowed Secured Claims of the Bank against CCS.

26.                                 Class C-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class C-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCS.

27.                                 Class C-1.3 Claims (Secured Claims of Carrollton-Farmers Branch Independent School District).  Class C-1.3 consists of the Allowed Secured Claims of Carrollton-Farmers Branch Independent School District against CCS.

28.                                 Class C-1.4 Claims (Secured Claims of Weingarten Realty Investors).  Class C-1.4 consists of the Allowed Secured Claims of Weingarten Realty Investors against CCS.

29.                                 Class C-1.5 Claims (Secured Claims of Low/Fifty Construction).  Class C-1.5 consists of the Allowed Secured Claims of Low/Fifty Construction against CCS.

30.                                 Class C-1.6 Claims (Secured Claims of Sun Capital).  Class C-1.6 consists of the Allowed Secured Claims of Sun Capital against CDSI.

31.                                 Class C-1.7 Claims (Other Secured Claims).  Class C-1.7 consists of all Secured Claims against CCS other than Claims in Classes C-1.1 through C-1.6.  Each holder of an Allowed Secured Claim against CCS shall be deemed to be a separate sub-class of Class C-1.7.

32.                                 Class C-2 Claims (Priority Claims).  Class C-2 consists of all Allowed Priority Claims against CCS. Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

33.                                 Class C-3 Claims.  (Intentionally Omitted)

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34.                                 Class C-4 Claims (Other Unsecured Claims).  Class C-4 consists of all Allowed Claims against CCS (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Convenience Class Claims, and (d) Claims included within any other Class designated in the Plan.  Class C-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCS for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

35.                                 Class C-5 Claims (Unsecured Convenience Class Claims).  Class C-5 consists of all Allowed Convenience Class Claims against CCS.

36.                                 Class C-6 Claims (Subordinated Claims).  Class C-6 consists of all Allowed Subordinated Claims against CCS.

37.                                 Class C-7 Claims (Inter-Debtor Claims).  Class C-7 consists of all Allowed Claims of any Related Debtor (other than CCS) against CCS.

38.                                 Class C-8 Interests.  Class 8 consists of all Interests in CCS.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Treatment of CDSI Claims and Interests

A.                                   Class A-1.1 Claims of the Bank

Class A-1.1 is impaired. If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

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In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

B.                                     Class A-1.2 Claims of the NCFE Released Parties

Class A-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens

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or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

C.                                     Class A-1.3 Claims of AIG

Class A-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

D.                                    Class A-1.4 Claims of Sun Capital

Class A-1.4 is unimpaired.  To the extent that Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed

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Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

E.                                      Class A-1.5 Claims of Other Secured Creditors

Class A-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date. Notwithstanding the foregoing, alternatively,

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the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

F.                                      Class A-2 Priority Claims

Class A-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

G.                                     Class A-3.  (Intentionally Omitted)

H.                                    Class A-4 Other Unsecured Claims

Class A-4 is impaired.  The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The CDSI Payment to be made to the CDSI Creditors’ Trust by the Reorganized Debtors on the Effective Date shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2.

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Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

The Bank is the holder by assignment of the HMA Claims.  The Bank shall waive the HMA Claims and any right to receive a distribution on account of the HMA Claims.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

I.                                         Class A-5 Unsecured Convenience Class Claims

Class A-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

J.                                        Class A-6 Subordinated Claims

Class A-6 is impaired.  Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.

K.                                    Class A-7 Inter-Debtor Claims

Class A-7 is impaired.  Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.

L.                                      Class A-8 Interests

Class A-8 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

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Treatment of CCG Claims and Interests

M.                                 Class B-1.1 Claims of the Bank

Class B-1.1 is impaired.  On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

N.                                    Class B-1.2 Claims of the NCFE Released Parties

Class B-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights (this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims).

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the

26

Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

O.                                    Class B-1.3 Claims of CMS

Class B-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

P.                                      Class B-1.4 Claims of Sun Capital

Class B-1.4 is unimpaired.  To the extent that Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured

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Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

Q.                                    Class B-1.5 Claims of Other Secured Creditors

Class B-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be

28

determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

R.                                     Class B-2 Priority Claims

Class B-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

S.                                      Class B-3.  (Intentionally Omitted)

T.                                     Class B-4 Other Unsecured Claims

Class B-4 is impaired.  The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the CCG Payment to be made to the CCG Creditors’ Trust by the Reorganized Debtors on the Effective Date, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4.  The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with

29

section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

The Bank is the holder by assignment of the HMA Claims.  The Bank shall waive the HMA Claims and any right to receive a distribution on account of the HMA Claims.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

U.                                    Class B-5 Unsecured Convenience Class Claims

Class B-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

V.                                     Class B-6 Subordinated Claims

Class B-6 is impaired.  Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.

W.                                Class B-7 Inter-Debtor Claims

Class B-7 is impaired.  Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.

X.                                    Class B-8 Interests

Class B-8 is impaired.  The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or

30

other consideration on account of such Interests.  Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

Treatment of CCS Claims and Interests

Y.                                     Class C-1.1 Claims of the Bank

Class C-1.1 is impaired.  On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Z.                                     Class C-1.2 Claims of the NCFE Released Parties

Class C-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the

31

Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

AA.                         Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

Class C-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

BB.                             Class C-1.4 Claims of Weingarten Realty Investors

Class C-1.4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in

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Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

CC.                             Class C-1.5 Claims of Low/Fifty Construction

Class C-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be

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determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

DD.                           Class C-1.6 Claims of Sun Capital

Class C-1.6 is unimpaired.  To the extent that Sun Capital’s Claims are not paid in full from the Administrative Claims Fund on the Effective Date, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim on the Effective Date, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

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EE.                               Class C-1.7 Claims of Other Secured Creditors

Class C-1.7 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

FF.                               Class C-2 Priority Claims

Class C-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

GG.                             Class C-3.  (Intentionally Omitted)

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HH.                           Class C-4 Other Unsecured Claims

Class C-4 is impaired.  The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

The CCS Payment to be made to the CCS Creditors’ Trust by the Reorganized Debtors on the Effective Date shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

The Bank is the holder by assignment of the HMA Claims.  The Bank shall waive the HMA Claims and any right to receive a distribution on account of the HMA Claims.  NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, UPON CONFIRMATION OF THE PLAN THE BANK SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY CLAIMS WITH RESPECT TO THE HMA CLAIMS, WHICH SHALL BE DISALLOWED AS ORDERED BY THE BANKRUPTCY COURT.

II.                                     Class C-5 Unsecured Convenience Class

Claims Class C-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

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JJ.                                   Class C-6 Subordinated Claims

Class C-6 is impaired.  Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.

KK.                           Class C-7 Inter-Debtor Claims

Class C-7 is impaired.  Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.

LL.                               Class C-8 Interests

Class C-8 is impaired.  The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND
EXECUTION OF ITS TERMS

A.                                   Implementation of the Plan

The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(A), (B), (D), (E) and (J), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5), 1145(a), and all other applicable sections of the Code.

B.                                     Transfer of Right to Net Recoveries; Transfer of Sun Capital Escrow Account

On the Effective Date, or as soon thereafter as practicable, the right to receive 25% of the Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Bank on account of the Bank’s Class B-1.1 and B-1.2 Claims.

On the Effective Date, all cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any and all claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the remainder to the NCFE

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Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

C.                                     The Reorganized Debtors

On the Effective Date, except for those assets and causes of action transferred to the Bank, the Creditors’ Trusts and the Litigation Trust pursuant to sections V.B, V.E.2 and V.F.2 of the Plan, title to all assets, properties, and business operations of the Debtors and of the Estates shall revest in each respective Reorganized Debtor, and thereafter, the Reorganized Debtors shall own and retain such assets free and clear of all liens and Claims, except as expressly provided in the Plan.  From and after the Effective Date, except as otherwise described in this Plan, the Reorganized Debtors shall own and operate such assets without further supervision by or jurisdiction of this Court.  From and after the Effective Date, in accordance with the terms of this Plan and the Confirmation Order, the Reorganized Debtors shall perform all obligations under all executory contracts and unexpired leases assumed in accordance with Article VI of the Plan.

The sources of funds for payment of all Allowed Administrative Claims to be paid on the Effective Date pursuant to the Plan shall be the Administrative Claims Fund.  Pursuant to the terms of the Trestle Plan and Resource Plan, Trestle and Resource Pharmacy shall transfer Cash to the Administrative Claims Fund on the Effective Date sufficient to make all required Effective Date payments to holders of Allowed Administrative Claims.

In addition, the Reorganized Debtors shall issue all necessary shares of the New CDSI Common Stock, if applicable, and are authorized to execute any and all agreements necessary for the consummation of the Plan.

D.                                    Securities Laws

The Reorganized Debtors may, under certain circumstances, be required to register or otherwise report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly be required to file with the SEC and send to the holders of New CDSI Common Stock certain periodic reports and other information pursuant to the Exchange Act.  It is

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anticipated that the Reorganized Debtors will not be required to register or report under the Exchange Act.

E.                                      The Creditors’ Trusts

1.                                       Purpose of the CCG Creditors’ Trust.  The CCG Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the CCG Creditors’ Trust Agreement.  The purpose of the CCG Creditors’ Trust is to receive and disburse the CCG Payment to holders of Allowed Claims in Class B-4 pursuant to the Plan, and to prosecute the CCG Recovery Rights and distribute any Net Recoveries obtained thereby (a) with respect to the 25% share of the Net Recoveries held by the Bank, to or for the benefit of the Bank and (b) with respect to the 75% share of the Net Recoveries held by the CCG Creditor’s Trust, to the holders of Allowed Claims in Class B-4, in each case in accordance with Article IV of the Plan.  The CCG Creditors’ Trust shall also be responsible for objecting to Claims in Class B-4, if appropriate.

2.                                       Transfers of CCG Recovery Rights and Right to Net Recoveries; Payments to the CCG Creditors’ Trust by Reorganized Debtors.  On the Effective Date, or as soon thereafter as practicable, the CCG Recovery Rights and the right to receive 75% of the Net Recoveries shall be irrevocably assigned, transferred and conveyed to the CCG Creditors’ Trust.  Notwithstanding any other provision of the Plan, the CCG Creditors’ Trust Trustee shall have the right in his/her/its sole and absolute discretion to prosecute, compromise, settle and release the CCG Recovery Rights.  The CCG Creditors’ Trust Trustee shall have no obligation or liability to any Creditor or party-in- interest, including without limitation the Bank, for his/her/its decision not to prosecute or to compromise or release any of the CCG Recovery Rights.

3.                                       Purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust.  The CDSI Creditors’ Trust and the CCS Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the applicable Creditors’ Trust Agreements.  The purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust is to receive and disburse the CDSI Payment and the CCS Payment to holders of Allowed Claims in Classes A-4 and C-4, respectively,

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pursuant to the Plan.  The CDSI Creditors’ Trust and CCS Creditors’ Trust also shall be responsible for objecting to Claims in Classes A-4 and C-4, if appropriate.

4.                                       Management and Powers of the Creditors’ Trusts; Substitution of Parties.  After the Effective Date, the affairs of the Creditors’ Trusts and all assets held or controlled by the Creditors’ Trusts shall be managed under the direction of the applicable Creditors’ Trust Trustees in accordance with the terms of the Creditors’ Trust Agreements.  The authority and powers of the Creditors’ Trust Trustees shall include, without limitation, the authority and power: (a) to object to Claims in Classes A-4, B-4, and C-4 (a trustee of a Creditors’ Trust shall object only to Claims that would otherwise be paid from the applicable Creditors’ Trust), and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise); (b) in the case of the CCG Creditors’ Trust Trustee, to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3) of the Code, of the CCG Recovery Rights assigned to the CCG Creditors’ Trust; (c) in the case of the CCG Creditors’ Trust Trustee, to compromise and settle of any such CCG Recovery Rights assigned to the CCG Creditors’ Trust; (d) to effect distributions under the Plan to the holders of Allowed Claims in Classes A-4, B-4, and C-4, as applicable; (e) to participate in any post-Confirmation Date motions to amend or modify the Plan or the Creditors’ Trust Agreements, or appeals from the Confirmation Order as it relates to the classes of Claims to be paid from the Creditors’ Trusts; and (f) to participate in actions to enforce or interpret the Plan as it relates to classes of Claims to be paid from the Creditors’ Trusts.

On and after the Effective Date, the Creditors’ Trust Trustees shall be deemed to be substituted as the objecting parties for all pending objections to Claims in Classes A-4, B-4, and C-4 (the appropriate Creditors’ Trust Trustee shall correspond to whichever Creditors’ Trust is responsible for payment of the Claim, if allowed).

If the holder of a Disputed Claim in Classes A-4, B-4, or C-4 and the applicable Creditors’ Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not

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in excess of the face amount of such Disputed Claim, provided that the face amount of the Disputed Claim is less than $50,000, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim that was filed in a face amount greater than or equal to $50,000, or the proposed settlement amount exceeds the face amount of such Disputed Claim, then the applicable Creditors’ Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to each of the members of the Committee (as constituted on the Confirmation Date), the Office of the United States Trustee, and counsel for the Reorganized Debtors.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.  If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

5.                                       Establishment of Reserve.  Pursuant to the terms of the Creditors’ Trust Agreements, the Creditors’ Trust Trustees shall maintain a reserve in trust for the payment of any administrative expenses of the Creditors’ Trusts, taxes, and any Disputed Claims, which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Creditors’ Trust Agreements.

6.                                       Employment of Professionals.  The Creditors’ Trust Trustees are authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Creditors’ Trusts as provided in the Plan.  Such

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Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Creditors’ Trusts without further notice, hearing or approval of the Court except as set forth in the Creditors’ Trust Agreements.

7.                                       Objections to Claims by the Creditors’ Trusts.  All objections to Disputed Claims in Classes A-4, B-4, and C-4 to be filed by the Creditors’ Trust Trustees shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the applicable Creditors’ Trust, or by order of the Court upon a motion filed by the applicable Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Claims to which the objection is made.  If no objection has been filed to a proof of claim by the objection bar dates established in this paragraph, the Claim to which such proof of claim relates shall be treated as an Allowed Claim for all purposes under the Plan.

8.                                       Payments to the Bank.  The Trustee shall make payments to the Bank on account of its right to receive a 25% share of the Net Recoveries within 30 days after the Net Recoveries are obtained or determined.

9.                                       Distributions to Creditors.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Creditors’ Trust Agreements.

(a)                                  Reserve for Unpaid Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)                                 Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Creditors’ Trust Trustees shall make distributions from the Creditors’ Trusts at such time as they deem appropriate, to the holders of Allowed Claims in Classes A-4, B-4, and C-4, provided that in the reasonable discretion of the Creditors’ Trust Trustees, there shall be in the Creditors’ Trusts Cash

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in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Creditors’ Trusts.

(c)                                  Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim, which becomes an Allowed Claim after the Effective Date, on or as soon as practicable after the date on which a Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims of the same Class under the Plan and the applicable Creditors’ Trust Agreement.

(d)                                 Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Creditors’ Trust Trustees shall make additional distributions at such time as the Creditors’ Trust Trustees, in the exercise of their discretion deem appropriate to the holders of Allowed Claims in Classes A-4, B-4, and C-4, of the Cash then held in the respective Creditors’ Trusts (after reasonable reserves to pay the expenses [including, but not limited to, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objecting to Claims], debts, charges, liabilities, and obligations of each Creditors’ Trust have been made in the reasonable discretion of the Trustee of such Creditors’ Trust), provided that each distribution to a single Creditor must exceed $25.00 and any distribution which is less than $25.00 shall be withheld and carried-over to the next distribution date.  Notwithstanding the foregoing, the final distribution to any Creditor shall be made even if it is less than $25.00.

(e)                                  Unclaimed Property.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto, after which time the holder of an Allowed Claim entitled to such Unclaimed Property shall cease to be entitled thereto.  Thereafter, all right, title and interest therein shall vest in the

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Creditors’ Trusts for redistribution in accordance with the Plan and the applicable Creditors’ Trust Agreement.  After the expiration of 180 days following the date of an attempted distribution of Unclaimed Property, each Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety.

(f)                                    Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Creditors’ Trusts any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Creditors’ Trust Trustees, in his/her/its sole and absolute discretion, shall have been delivered to the Creditors’ Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)                                 Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Classes A-4, B-4, and C-4 and after the payment of all expenses and other obligations of the Creditors’ Trusts, and after the CCG Recovery Rights have all been resolved or abandoned and the Bank ‘s share of the Net Recoveries has been distributed, the Creditors’ Trust Trustees shall make Pro Rata distributions of all remaining assets of the Creditors’ Trusts to holders of Allowed Claims in Classes A-4, B-4, and C-4 in accordance with the Plan and the Creditors’ Trust Agreements.

(h)                                 Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Creditors’ Trusts, the Litigation Trust, or the Administrative Claims Fund under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)                                     Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or

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leases, or other Disputed Claims, the Court, upon motion by a Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the applicable Creditors’ Trust and against no other assets or person (including the Creditors’ Trust Trustees), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

10.                                 Certain Tax Matters.  For all federal and state income tax purposes, the Debtors and/or the Reorganized Debtors shall report and treat the transfers of property (other than their own debt instruments) to each Creditors’ Trust as sales of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, in each case the transferred assets shall be deemed to have the fair market values determined by the Debtors or the Reorganized Debtors, as appropriate, in their absolute and sole discretion, and such valuations shall be used by Debtors and/or the Reorganized Debtors and the Creditors’ Trust.  The Creditors’ Trusts shall be deemed to be “disputed ownership funds” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtors or Reorganized Debtors, as appropriate, shall prepare, make, and file with the IRS, with copies to the appropriate Creditors’ Trust Trustee, any statement required by Proposed Treasury Regulations section 1.468B-9.  Any such statements shall be consistent with the provisions of the Plan and the Debtors’ or Reorganized Debtors’ determinations of the fair market values of the property conveyed to the Trustee of the Creditors’ Trusts.

F.                                      The Litigation Trust

1.                                       Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the Effective Date pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is to prosecute the Litigation Trust Claims and distribute to the Bank any proceeds therefrom net of all claims and expenses of the Litigation Trust Trustee.  No other Creditors or Entities shall receive any proceeds from the Litigation Trust Claims.

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2.                                       Transfers of the Litigation Trust Claims to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Litigation Trust Claims shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.                                       Transfer of Sun Accounts Receivable.  On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) to which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

4.                                       Management and Powers of the Litigation Trust; Substitution of Parties.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Litigation Trust Claims assigned to the Litigation Trust; (b) the compromise and settlement of any such Litigation Trust Claims assigned to the Litigation Trust; (c) the distribution of net proceeds from the Litigation Trust Claims to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

On and after the Effective Date, the Litigation Trust Trustee shall be deemed to be substituted as the plaintiff or party- in- interest, as applicable, for all pending Litigation Trust Claims.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court.  However, in the event that any

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proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against Med under the terms of the Med Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee (as defined in the Med Plan) notice of the proposed settlement and a 15-day period to object to the proposed settlement. If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

5.                                       Employment of Professionals.  The Litigation Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Litigation Trust as provided in the Plan. Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Litigation Trust without further notice, hearing or approval of the Court except as set forth in the Litigation Trust Agreement.

6.                                       Prosecution of the Litigation Trust Claims.  Pursuant to the Confirmation Order, on the Effective Date, the Debtors will irrevocably assign, transfer and convey to the Litigation Trust the Litigation Trust Claims.  The Litigation Trust shall have the full power and authority to initiate, prosecute, compromise or otherwise resolve any and all Litigation Trust Claims, and all fees, costs, and expenses incurred in respect of the investigation, initiation, and prosecution of such claims shall be payable and paid solely by the Litigation Trust, with all net proceeds derived therefrom to be distributed directly to the Bank.

7.                                       Certain Tax Matters.  The Trustee shall report the Litigation Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45 and as a “grantor trust,” with the Bank treated as the grantor and the deemed owner of the Litigation Trust.  The transfer of the Litigation Trust Claims to the Litigation Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Bank, followed by a deemed transfer by the Bank to the Litigation Trust.  The

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Litigation Trust Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Litigation Trust and the Litigation Trust Trustee, the Debtors, and the Bank shall use such valuations for all federal and state tax purposes.

All of the Litigation Trust’s income shall be subject to federal income tax on a current basis and the Trust’s income shall be allocated to, and reported as income by, the Bank.  The Litigation Trust shall distribute to the Bank at least annually such net income and net proceeds from the sale of assets of the Litigation Trust as are in excess of an amount of Cash maintained in reserve in the Litigation Trust to cover reasonably necessary expenses of prosecuting, compromising or settling the Litigation Trust Claims and otherwise maintaining the value of the assets of the Litigation Trust until the Litigation Trust Claims have been liquidated.

G.                                     Management of the Reorganized Debtor

Prior to the Confirmation Hearing, the Debtors will designate and disclose the identity and affiliations of the initial officers and directors of the Reorganized Debtors, and will file a designation of such officers and directors with the Bankruptcy Court.  Prior to the Confirmation Hearing, the Debtors shall designate and disclose the identity of any insider (as defined in section 101(31) of the Code) that will be employed or retained by the Reorganized Debtors, and the nature of the compensation for such insider.

H.                                    The Disbursing Agent

The Reorganized Debtors shall serve as disbursing agents, without bond, for purposes of making transfers and payments under this Plan, except with respect to distributions to be made by the Creditors’ Trusts, and the Litigation Trust, for which the Creditors’ Trust Trustees and the Litigation Trust Trustee, respectively, shall serve as the disbursing agents, without bond.

I.                                         Objections to Claims by the Reorganized Debtors

Except as otherwise provided in the Plan, the Reorganized Debtors shall have the right and standing to (i) object to and contest the allowance of any Disputed Claim, including any alleged Secured Claim, by means of objections to Claims, and (ii) compromise and settle such

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objections to Disputed Claims.  The Reorganized Debtors may litigate to Final Order objections to Disputed Claims.

No distribution shall be made pursuant to the Plan to a holder of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim by a Final Order.

All objections to Disputed Claims in any Class to be filed by the Reorganized Debtors may be filed with the Court and served upon the holders of such Claims at any time prior to the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Reorganized Debtors, or by order of the Court upon a motion filed by the Reorganized Debtors, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this section, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                   Executory Contracts and Unexpired Leases to be Assumed

All executory contracts and unexpired leases of the Debtors set forth in Exhibit “5” hereto shall be assumed pursuant to the provisions of sections 365 and 1123 of the Code.  Such assumed executory contracts and unexpired leases shall, as of the Effective Date, vest in the corresponding Reorganized Debtor.  The amounts to be paid by the Debtors to “cure” (for purposes of § 365(b) of the Code) any arrearages or defaults under the contracts and leases to be assumed under this section are specified in Exhibit “5.”  If no amount is specified for a particular contract or lease identified in Exhibit “5,” such amount shall be deemed to be zero dollars ($0).  The Debtors reserve the right to modify Exhibit “5” to remove any of the contracts or leases, thereby causing the rejection of such contract or lease pursuant to section VI.C of the Plan, by filing a written election not less than five (5) days prior to the Confirmation Hearing and serving

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such election on the parties to such contract or lease.  Any anti-assignment provision(s) in an executory contract or unexpired lease identified in Exhibit “5” that is inconsistent with sections 365(e) and (f) of the Code, shall be of no force and effect following the Effective Date.

B.                                     Cure Amounts

Amounts due under section 365(b)(1)(A) of the Code with respect to any executory contract or unexpired lease assumed pursuant to section VI.A hereof shall be paid by the Reorganized Debtors in full, in Cash, on the Effective Date (except for amounts due under any contracts and leases that were assumed by the Debtors prior to the Confirmation Date, which amounts shall be paid in accordance with the Court’s order(s) authorizing such assumption -- any unpaid obligations to cure arrearages under such contracts or leases over time shall become obligations of the Reorganized Debtors if they have not otherwise been paid or assigned to a third party prior to the Effective Date); provided, however, that as to any disputed portion of such cure amounts, payment shall be made on or as soon as practicable after such disputed portion is resolved by Final Order.

C.                                     Rejection of All Other Executory Contracts

All executory contracts and unexpired leases of the Debtors other than those described in section VI.A hereof are rejected pursuant to the Plan and the Confirmation Order.

D.                                    Proofs of Claim With Respect to Rejection Damages

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class A-4 (for contracts and leases which pertain to CDSI), Class B-4 (for contracts and leases which pertain to CCG), or Class C-4 (for contracts and leases which pertain to CCS) and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

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ARTICLE VII

RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

A.                                   Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.                                     Executory Contract Proceedings.  To act with respect to proceedings regarding the assumption, assignment or rejection of any executory contract or unexpired lease of the Debtors pursuant to sections 365 and 1123 of the Code and Article VI of the Plan, and to determine the allowance and proper classification of any Claims arising from the resolution of any such proceedings;

C.                                     Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement;

D.                                    Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Reorganized Debtors, the Creditors’ Trusts, and the Litigation Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Creditors’ Trusts on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Creditors’ Trusts shall be served (with a 15-day period to object) on each of the members of the Committee (as constituted on the Confirmation Date) and the Office of the United States Trustee.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period, the Creditors’ Trust Trustee may pay the fees without the need for further review or approval of the

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Court.  If an objection to professional fees incurred by the Creditors’ Trusts is received within the 15-day period, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Creditors’ Trusts shall be paid from the assets of the applicable Creditors’ Trust after approval as specified above;

E.                                      Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.                                      Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to the CCG Recovery Rights or the Litigation Trust Claims, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Creditors’ Trusts, the Litigation Trust, or the Reorganized Debtors;

G.                                     Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.                                    Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the CCG Creditors’ Trust Agreement, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.                                         Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.                                        Final Decree.  To enter a final decree closing the Case.

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ARTICLE VIII

DISCHARGE; RELEASE OF CLAIMS; MODIFICATION; MISCELLANEOUS

A.                                   Discharge.  The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors, including any interest accrued on Claims from the Petition Date.  Except as expressly provided in the Confirmation Order, as of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, the Debtors, the Estates, and the Reorganized Debtors shall be discharged from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan.  The Creditors’ Trusts and holders of any Claims against the Debtors that arose before the Confirmation Date shall not have any right to assert any claim or cause of action against the Reorganized Debtors except to enforce the terms and provisions of this Plan.

B.                                     Releases of Claims.  The treatment of the Claims of the NCFE Released Parties and the Bank under the Plan represents the product of extensive negotiations between the Debtors, the NCFE Released Parties, and the Bank and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims (which have been assigned to the Bank) as set forth in the Plan, the Debtors, the Estates and the Committee hereby release the NCFE Released Parties, the TLC Debtors, and the Bank from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past,

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present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including but not limited to the Med Adversary Proceeding, which the Debtors and/or the Estates ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and the Bank.

In exchange for the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtors, the Estates, the Committee (collectively, the “Released Parties”) from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and

54

the NCFE Released Parties referred to below and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtors’ receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

C.                                     Modification.  The Debtors reserve the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

D.                                    Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

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E.                                      Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

F.                                      Taking Action.  After the Effective Date, to the extent the Plan requires an action by a Debtor, the action may be taken by the Reorganized Debtors on behalf of such Debtor.

G.                                     No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtors that has occurred during the Cases shall be subject to any stamp tax, transfer tax or similar tax, including any transfers to or from the Creditors’ Trusts, the Litigation Trust, and the Administrative Claims Fund.

H.                                    Termination of Committee.  The Committee shall be dissolved as of the Effective Date, and the members of the Committee shall be relieved of all of their responsibilities and duties in the Cases, and the Committee shall have no further participation in the Cases.

I.                                         Limitation of Liability.  Neither (a) the Debtors, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Committee, or its members acting solely in such capacity, (c) the Liquidating Agent, (d) the Litigation Trust Trustee, (e) the CDSI Creditors’ Trust Trustee, (f) the CCG Creditors’ Trust Trustee, (g) the CCS Creditors’ Trust Trustee, (h) the Facilitator, (i) the NCFE Released Parties, or (j) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Cases, any possible post-petition disposition of the Debtors’ assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

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ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVENESS OF CCG PLAN AND CDSI PLAN

The Plan will not become effective with respect to CDSI, and no distributions to holders of Allowed Claims against CDSI will be made, unless and until the Med Plan becomes effective and: (1) CDSA receives 100% of the stock in CDSI pursuant to the Med Plan; and (2) the Bank receives stock and securities representing substantially all of the value of CDSA pursuant to the Med Plan.

The Plan will not become effective with respect to CDSI, CCG, or CCS, unless and until the NCFE/Bank Settlement has become effective in accordance with its terms.

ARTICLE X

WAIVER OF CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

The Debtors, the Bank and the Committee may waive one or more of the conditions precedent to the effectiveness of this Plan set forth in Article IX above, provided that such waiver shall be in writing and signed by each of the Debtors, the Bank and the Committee, or their respective counsel.

ARTICLE XI

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: May 10, 2004	CHARTWELL DIVERSIFIED SERVICES, INC.

	By:	/s/ Roy Serpa

	Its:	President

Dated: May 10, 2004	CHARTWELL CARE GIVERS, INC.

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	By:	/s/ Roy Serpa

	Its:	President

Dated: May 10, 2004	CHARTWELL COMMUNITY SERVICES, INC.

	By:	/s/ Roy Serpa

	Its:	President

Duane Morris LLP
Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
(973) 424-2000

-and-

Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
(617) 289-9200

Attorneys for Chartwell Diversified Services, Inc.,
Chartwell Care Givers, Inc., and
Chartwell Community Services, Inc.

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PLAN EXHIBIT LIST

1 - CCG Creditors’ Trust Agreement

2 - CDSI Creditors’ Trust Agreement

3 - CCS Creditors’ Trust Agreement

4 - Litigation Trust Agreement

5 - Schedule of executory contracts to be assumed, to be filed five (5) days prior to Confirmation Hearing

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EXHIBIT 1

CHARTWELL CARE GIVERS, INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Care Givers, Inc., a Delaware corporation, (“Debtor”); Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation; CDSI, as reorganized (the “Reorganized CDSI”); CCG, as reorganized; Private Investment Bank Limited, a Bahamian bank and trust company (“Bank”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.            WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) as case numbered 02-88568, which is being jointly administered with certain other cases under case numbers 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on April 9, 2004, the Debtor and certain other debtors filed the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated April 9, 2004” (“Plan”);

C.            WHEREAS, the holders of Allowed and Disputed Class B-4 Claims under the Plan (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CCG Payment, the CCG Recovery Rights and the right to receive seventy-five percent (75%) of the Net Recoveries (collectively, “Trust Estate”);

D.            WHEREAS, pending resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.             WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.             WHEREAS, the Debtor desires that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

G.            WHEREAS, the Reorganized Debtors desire to appoint the Reorganized CDSI (as defined below) as their representative under the Trust;

H.            WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors, the Bank and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1                any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement.

1.3.6                the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural

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number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Declaration of Trust; Purpose.

2.1           Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries.  The Trust is irrevocable.  Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2           Conveyance of Trust Estate.

2.2.1                CCG Recovery Rights; 75% of Net Recoveries.  On the Effective Date, the Debtor shall irrevocably transfer to the Trustee for the benefit of the Beneficiaries (a) the CCG Recovery Rights and (b) the right to receive seventy-five percent (75%) of the Net Recoveries, free and clear of all claims, interests or liens, including without limitation those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns.  The Debtor shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust.  The Trustee shall accept the transfer, assignment and conveyance of such property, in trust, for the purposes set forth in the Plan and this Agreement.

2.2.2                CCG Payment.  On the Effective Date, the Reorganized Debtors shall transfer the CCG Payment to the Trustee for the benefit of the Beneficiaries.

2.3           Acceptance of Fiduciary Duty.  The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

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2.4           Purpose of Trust.  This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate; (b) initiating, prosecuting, compromising, settling and/or releasing the CCG Recovery Rights; and (c) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business.  The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.             Beneficial Interests.

3.1           Beneficial Interests.  The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2           No Transfer or Exchange.  Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”).  Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.             Administration of Trust Estate.

4.1          Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets.

(b)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)           to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including without limitation drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)           to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons

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whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)           to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)            to sell or otherwise liquidate the assets in the Trust Estate;

(g)           to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(h)           to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

(i)            to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(j)            to initiate and prosecute in every capacity, including as representative of the Estate under section 1123(b)(3)(B) of the Bankruptcy Code, the CCG Recovery Rights transferred to the Trust, and to compromise and settle any such CCG Recovery Rights, provided, however, that the Trustee shall have no obligation or liability to any Creditor or party-in-interest for his/her/its decision not to prosecute, or to compromise, settle or release, any of the CCG Recovery Rights;

(k)           to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(1)           to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including without limitation the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(m)          to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s

5

amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(n)           to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(o)           to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2           Limitations on the Trustee; Investments.

4.2.1                No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan.  The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3           Objections to Trust Claims; Settlement.

4.3.1                Objections.  Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims, The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed.  Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United States Trustee.  If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, and there is a stay in effect which precludes an objection pursuant to 11 U.S.C. § 362, or other applicable authority or court order, the deadline shall be

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ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.”

4.3.2                Settlement.  The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)           Claim Under $50,000.  Subject to Section 4.3.2(c), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of the disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)           Claim of $50,000 or More.  Subject to Section 4.3.2(c), if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.3.  If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to a proposed settlement is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)           Settlement in Excess of Face Amount.  If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically identified in Section 8.3 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

4.4           CCG Recovery Rights.

4.4.1                Assignment and Prosecution.  On the Effective Date, pursuant to the Plan, the Debtor shall assign the CCG Recovery Rights and the right to receive seventy-five percent (75%) of the Net Recoveries to the Trust.  The Trustee has the right in the Trustee’s sole and absolute discretion to initiate, prosecute, compromise, settle, release or otherwise resolve any and all CCG Recovery Rights.  Any and all fees, costs and expenses incurred in respect of the investigation, initiation, prosecution, compromise or settlement of the CCG Recovery Rights shall be payable and paid by the Trustee from the Administrative Expense Reserve, and to the extent that is insufficient, from the balance of the Trust Estate.

4.4.2                Settlement.  From and after the Effective Date, the Trustee shall be authorized pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code to compromise and settle the CCG Recovery Rights on any terms that the Trustee, in the Trustee’s sole and absolute discretion, shall deem reasonable and proper.  The Trustee shall have no obligation or liability to any Creditor or party-

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in-interest for his/her/its decision not to prosecute or to compromise or release or otherwise settle the CCG Recovery Rights.

4.4.3                Net Recoveries.  Upon the receipt of Cash proceeds on account of the CCG Recovery Rights and the payment of all costs of recovering such Cash, including without limitation, all attorney’s fees and costs of litigation associated with such CCG Recovery Rights, the Trustee shall, in his/her/its reasonable discretion, determine the amount of the Net Recoveries.  As soon as practicable after the Net Recoveries are received and determined, the Trustee shall pay over twenty-five percent (25%) of the Net Recoveries to or for the benefit of the Bank in accordance with Sections IV.M and IV.N of the Plan and Section 4.5 hereof.  The remaining 75% of the Net Recoveries shall be added to the Trust Estate to be distributed to the Beneficiaries in accordance with the Plan and Section 5 hereof.

4.5           Payment of Bank’s Share of Net Recoveries.  In accordance with the Plan, the Trustee shall disburse the Bank’s twenty-five percent (25%) share of the Net Recoveries (“Bank Share”) to the Bank within 30 days after the Net Recoveries are obtained or determined.

4.6           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.8), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.7           Disputed Claims Reserve.

4.7.1                Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”).  In accordance with the Plan and Section 5.5.3, on each Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such Distribution Date if such Trust Claims later become Allowed Claims.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

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4.7.2                Maintenance of the Disputed Claims Reserve.  As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.7.3                Termination of the Disputed Claims Reserve.  After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to he distributed by the Trustee in accordance with the Plan and this Agreement.

4.8           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve (“Administrative Expense Reserve”) for the purpose of paying the Trust Expenses, as defined in Section 4.6, including but not limited to costs and expenses of the Trustee, the Trust’s counsel or other Professionals employed by the Trustee.  After all Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.9           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Trustee shall provide notice (with a 15-day period in which to object) to those persons specifically identified in Section 8.3 (except the Beneficiaries, unless separately listed) of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.10         Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee.  In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

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4.11         Payment of United States Trustees’ Fees.  From and after the Effective Date, any applicable U.S.  Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

4.12         Tax Issues.

4.12.1              Taxation as Disputed Ownership Fund.  The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a C corporation, subject to the modifications described in such proposed regulation.

4.12.2              Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year, unless the Trustee deems it advisable to establish some other date on which the fiscal year of the Trust shall end.

4.12.3              Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.12.4              Transfers to the Trust.  For all federal and state income tax purposes, the transfer to the Trust of the CCG Recovery Rights and the right to a 75% share of the Net Recoveries on the Effective Date shall be treated as a sale of such property at a selling price equal to the fair market value of such property on such date.  The Debtors, in their sole discretion, shall determine the fair market value of such transferred property and the Trustee and the Debtors shall use such fair market value in the preparation of any statement required by Proposed Treasury Regulation section 1.468B-9(f)(3) and for all other purposes.

4.12.5              Administrator; Returns.  The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l).  In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC.  The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.12.6              Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year, unless the Trustee deems it advisable to establish some other date on which the fiscal year of the Trust shall end.

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4.12.7              Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.12.8              Withholding Requirements.  The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit.  Any property so withheld shall be paid by the Trustee to the appropriate authority.  If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.13         Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

4.13.1              Monthly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.3 (except the Beneficiaries, unless separately listed) and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.13.2              Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

4.13.3              Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.3 (except the Beneficiaries, unless separately listed) and cause such report to be filed with the Bankruptcy Court.

5.             Distributions from the Trust.

5.1           Payments from Trust Estate.  All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan.  Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided.  In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any

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allowed interest).  No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

5.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, (c) so much of the Bank’s twenty-five percent (25%) share of the Net Recoveries as has not been paid out in accordance with Section 4.5 (which is not part of the Trust Estate) and (d) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust.  Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his/her/its determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

5.4           Establishment of the Claim Accounts.

5.4.1                Establishment, Revision of Claims List.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                Reliance; Revision of Claims List.  The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3.  The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

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5.4.3                Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”).  It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5           Allocation of Distribution Amounts.

5.5.1                Generally.  On each Distribution Date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6.  Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein.  Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.6.

5.5.2                Allocation of Distribution Amount.  The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                Transfer to the Disputed Claims Reserve.  After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6           Distributions to Beneficiaries.  Distributions from the Trust shall be made only in respect of Allowed Trust Claims.  Subject to the provisions of this Section 5, on each Distribution Date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed.  Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7           Setoffs.  Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim

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Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8           Allocations and Distributions of Cash Allocated to Disputed Claims.  At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”): (i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next Distribution Date pursuant to Section 5.6.  Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9           Fractional Distributions.  With the exception of the Final Distribution, no distributions in fractions of U.S. Dollars shall be issued.  Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

5.10         Unclaimed Property.

5.10.1              Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including without limitation (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days.  Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2              No Further Distributions.  If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within one hundred eighty (180) days after the Distribution Date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

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5.10.3              Distributions of Unclaimed Property.  Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)           Beneficiary Located.  If a Beneficiary shall claim such Unclaimed Property within one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Distribution Date or the Final Distribution Date, as the case may be.  No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)           Reallocation and Redistribution of Unclaimed Property.  If no claim is made for Unclaimed Property by the Beneficiary within one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtors or the Trustee, or any of their respective properties.  All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5,8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date.  Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11           Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, including without limitation all proceeds of or recoveries from the CCG Recovery Rights, and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”), Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the dale on which the following distributions are made shall be known us the “Final Distribution Date”):

5.11.1            Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2            Distribution to Beneficiaries.  Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12           No De Minimis Distributions.  No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00). Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date.  Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

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5.13          Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the Trust for an additional period of one (1) year with the approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by court order.

6.             Concerning the Trustee.

6.1           Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee. The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement.

6.2           Standard of Care: Exculpation.  The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3           Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

6.4           Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Debtor, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

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6.5           Reliance by the Trustee.

6.5.1                Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.6           Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

6.7           Indemnification.

6.7.1                Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8           Resignation and Removal.

6.8.1                Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.3 (except the Beneficiaries, unless

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separately listed) and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                Removal.  The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust.  Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court, shall designate a successor Trustee.

6.8.4                Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein.

6.8.5                Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.  In the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.             Supplements and Amendments to this Agreement.

7.1           Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this

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Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.             Miscellaneous.

8.1           Appointment of Representative.  Each of the Reorganized Debtors hereby appoints the Reorganized CDSI as their representative in connection with the Trust and this Agreement.  All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

8.2           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.3           Notices.  Unless otherwise expressly specified or permitted by the terms of thus Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to [insert members of the Committee]:

[name]

[company/firm]

[address]

[address]

Telephone: [           ]

Fax: [             ]

If to Reorganized CDSI, on behalf of the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [          ]

Fax: [           ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg
Irell & Manella LLP
[address]

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[address]

Telephone: [           ]

Fax: [           ]

If to the Bank:

[name]

[company/firm]

[address]

[address]

Telephone: [            ]

Fax: [             ]

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [                 ]

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [              ]

Fax: [              ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

8.4           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.5           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

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8.6           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.7           Retention of Jurisdiction.  In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTOR:
CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

PRIVATE INVESTMENT BANK LIMITED

By:
Name:
Title:

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TRUSTEE:

[ ], not in his/her/its individual
capacity, but solely as Trustee of the CCG Trust

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EXHIBIT 2

Draft 4/9/04

CHARTWELL DIVERSIFIED SERVICES, INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation, (“Debtor”); CDSI, as reorganized, CCS, as reorganized, and CCG, as reorganized (collectively, “Reorganized Debtors”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.            WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which is being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on April 9, 2004, the Debtor and certain other debtors filed the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, the holders of Allowed and Disputed Class A-4 Claims (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CDSI Payment (“Trust Estate”);

D.            WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.             WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.             WHEREAS, the Reorganized Debtors desire that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

H.            WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1                any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6                the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Declaration of Trust: Purpose.

2.1           Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries, The Trust is irrevocable.  Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2           Conveyance of Trust Estate.

2.2.1                Effective Date Transfers.  On the Effective Date, the Reorganized Debtors shall irrevocably transfer the CDSI Payment to the Trustee for the benefit of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns. The Trustee shall accept the transfer of the CDSI Payment, in trust, for the purposes set forth in the Plan and this Agreement.

2.3           Acceptance of Fiduciary Duty.  The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4           Purpose of Trust.  This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business.  The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.             Beneficial Interests.

3.1           Beneficial Interests.  The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2           No Transfer or Exchange.  Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”).  Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly

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authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.             Administration of Trust Estate.

4.1           Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)           to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)           to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)           to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)            to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(g)           to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

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(h)           to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(i)            to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(j)            to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(k)           to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(l)            to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(m)          to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2           Limitations on the Trustee; Investments.

4.2.1                No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan. The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the

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conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3           Objections to Trust Claims: Settlement.

4.3.1                Objections.  Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims.  The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed.  Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United Stales Trustee.  If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, the deadline shall be ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.

4.3.2                Settlement.  The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)           Claim Under $50,000.  Subject to Section 4.3.2(e), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of such disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)           Claim of $50,000 or More.  Subject to Section 4.3.2(c), if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.2.  If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to a proposed settlement is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)           Settlement in Excess of Face Amount.  If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically identified in Section 8.2 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

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4.4           [Intentionally left blank]

4.5           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6           Disputed Claims Reserve.

4.6.1                Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”).  In accordance with the Plan and Section 5.5.3, on each Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such Distribution Date if such Trust Claims later become Allowed Claims.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.6.2                Maintenance of the Disputed Claims Reserve.  As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.6.3                Termination of the Disputed Claims Reserve.  After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.7           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trustee, the Trust’s counsel or other Professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to

7

maintain the value of the property of the Trust Estate.  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Trustee shall provide notice (with a 15-day period in which to object) to the persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.9           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee. In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

4.10         Payment of United States Trustees’ Fees.  From and after the Effective Date, any applicable U.S.  Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

4.11         Tax Issues.

4.11.1              Taxation as Disputed Ownership Fund.  The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

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4.11.2              Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year.

4.11.3              Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.11.4              Administrator; Returns.  The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l), In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC.  The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.11.5              Withholding Requirements.  The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit.  Any property so withheld shall be paid by the Trustee to the appropriate authority. If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.12         Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

4.12.1              Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.2 (except the Beneficiaries, unless separately listed) and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.12.2              Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

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4.12.3              Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) and cause such report to be filed with the Bankruptcy Court.

5.             Distributions from the Trust.

5.1           Payments from Trust Estate.  All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan.  Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided.  In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest).  No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

5.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, and (c) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust, Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

5.4           Establishment of the Claim Accounts.

5.4.1                Establishment, Revision of Claims List.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of

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the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                Reliance: Revision of Claims List.  The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3.  The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3                Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”).  It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5           Allocation of Distribution Amounts.

5.5.1                Generally.  On each Distribution Date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6.  Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein.  Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2                Allocation of Distribution Amount.  The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                Transfer to the Disputed Claims Reserve.  After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6           Distributions to Beneficiaries.  Distributions from the Trust shall be made only in respect of Allowed Trust Claims.  Subject to the provisions of this Section 5,

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on each Distribution Date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed.  Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7           Setoffs.  Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8           Allocations and Distributions of Cash Allocated to Disputed Claims.  At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”): (i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next Distribution Date pursuant to Section 5.6.  Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9           Fractional Distributions.  Notwithstanding anything to the contrary herein, no distributions in fractions of U.S.  Dollars shall be issued.  Whenever any payment of a traction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

5.10         Unclaimed Property.

5.10.1              Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the

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property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days.  Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2              No Further Distributions.  If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within for one hundred eighty (180) days after the Distribution Date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3              Distributions of Unclaimed Property.  Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)           Beneficiary Located.  If a Beneficiary shall claim such Unclaimed Property within for one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Distribution Date or the Final Distribution Date, as the case may be.  No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)           Reallocation and Redistribution of Unclaimed Property.  If no claim is made for Unclaimed Property by the Beneficiary within for one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtor or the Trustee, or any of their respective properties.  All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date.  Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11         Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

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5.11.1              Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2              Distribution to Beneficiaries.  Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12         No De Minimis Distributions.  No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00).  Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date.  Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

5.13         Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.             Concerning the Trustee.

6.1           Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee.  The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

6.2           Standard of Care; Exculpation.  The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3           Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

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6.4           Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5           Reliance by the Trustee.

6.5.1                Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.5.3                Reliance on Professionals.  The Trustee may consult with Professionals, including legal counsel and with independent public accountants and other experts to be selected by him.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such Professionals or in accordance with the advice of such Professionals.

6.6           Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

6.7           Indemnification.

6.7.1                Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the

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defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8           Resignation and Removal.

6.8.1                Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                Removal.  The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust, Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

6.8.4                Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

6.8.5                Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.  In the event of the resignation or

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removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.             Supplements and Amendments to this Agreement.

7.1           Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.             Miscellaneous.

8.1           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the ease may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.2           Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to [insert members of the Committee]:

[name]

[company/firm]

[address]

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[address]

Telephone: [        ]

Fax: [          ]

If to the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [           ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg

Irell & Manella LLP

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [               ]

Fax: [                ]

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [              ]

Fax: [               ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

8.3           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each

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provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.4           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.5           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.6           Retention of Jurisdiction.  In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

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By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual
capacity, but solely as Trustee of the CDSI Trust

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EXHIBIT 3

Draft 4/09/04

CHARTWELL COMMUNITY SERVICES, INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Community Services, Inc., a Texas corporation, (“Debtor”); CDSI, as reorganized, CCS, as reorganized, and CCG, as reorganized (collectively, “Reorganized Debtors”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.            WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) as case numbered 02-88568, which is being jointly administered with certain other cases under case numbers 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on April 9, 2004, the Debtor and certain other debtors filed the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, the holders of Allowed and Disputed Class C-4 Claims (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CCS Payment (“Trust Estate”);

D.            WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.             WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.             WHEREAS, the Reorganized Debtors desire that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

G.            WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors and the Trustee hereby agree as follows.

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A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1                any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6                the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Declaration of Trust; Purpose.

2.1           Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries.  The Trust is irrevocable.  Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2           Conveyance of Trust Estate.

2.2.1                Effective Date Transfers.  On the Effective Date, the Reorganized Debtors shall irrevocably transfer the CCS Payment to the Trustee for the benefit of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns.  The Trustee shall accept the transfer of the CCS Payment, in trust, for the purposes set forth in the Plan and this Agreement.

2.3           Acceptance of Fiduciary Duty.  The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4           Purpose of Trust.  This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business.  The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.             Beneficial Interests.

3.1           Beneficial Interests.  The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2           No Transfer or Exchange.  Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”).  Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly

3

authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.             Administration of Trust Estate.

4.1           Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)           to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)           to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)           to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)            to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(g)           to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

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(h)           to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(i)            to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(j)            to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(k)           to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(l)            to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(m)          to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2           Limitations on the Trustee; Investments.

4.2.1                No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan.  The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the

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conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3           Objections to Trust Claims; Settlement.

4.3.1                Objections.  Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims.  The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed.  Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United States Trustee.  If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, the deadline shall be ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.

4.3.2                Settlement.  The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)           Claim Under $50,000.  Subject to Section 4.3.2(c), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of such disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)           Claim of $50,000 or More.  Subject to Section 4.3.2(c), if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.2.  If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to a proposed settlement is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)           Settlement in Excess of Face Amount.  If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically identified in Section 8.2 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

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4.4           [Intentionally left blank]

4.5           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6           Disputed Claims Reserve.

4.6.1                Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”).  In accordance with the Plan and Section 5.5.3, on each Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such Distribution Date if such Trust Claims later become Allowed Claims.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.6.2                Maintenance of the Disputed Claims Reserve.  As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.6.3                Termination of the Disputed Claims Reserve.  After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.7           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trustee, the Trust’s counsel or other Professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to

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maintain the value of the property of the Trust Estate.  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Trustee shall provide notice (with a 15-day period in which to object) to the persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.9           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee.  In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

4.10         Payment of United States Trustees’ Fees.  From and after the Effective Date, any applicable U.S.  Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

4.11         Tax Issues.

4.11.1              Taxation as Disputed Ownership Fund.  The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

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4.11.2              Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year.

4.11.3              Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.11.4              Administrator; Returns.  The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l).  In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC. The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.11.5            Withholding Requirements.  The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit. Any property so withheld shall be paid by the Trustee to the appropriate authority.  If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.12         Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

4.12.1              Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.2 (except the Beneficiaries, unless separately listed) and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.12.2              Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

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4.12.3              Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) and cause such report to be filed with the Bankruptcy Court.

5.             Distributions from the Trust.

5.1           Payments from Trust Estate.  All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan.  Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided.  In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest).  No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

5.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, and (c) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust. Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

5.4           Establishment of the Claim Accounts.

5.4.1                Establishment, Revision of Claims List.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of

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the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                Reliance; Revision of Claims List.  The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3.  The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3                Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”).  It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5           Allocation of Distribution Amounts.

5.5.1                Generally.  On each Distribution Date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6.  Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein.  Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2                Allocation of Distribution Amount.  The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                Transfer to the Disputed Claims Reserve.  After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6           Distributions to Beneficiaries.  Distributions from the Trust shall be made only in respect of Allowed Trust Claims.  Subject to the provisions of this Section 5,

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on each Distribution Date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed.  Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7           Setoffs.  Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8           Allocations and Distributions of Cash Allocated to Disputed Claims.  At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”): (i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next Distribution Date pursuant to Section 5.6.  Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9           Fractional Distributions.  Notwithstanding anything to the contrary herein, no distributions in fractions of U.S. Dollars shall be issued.  Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

5.10         Unclaimed Property.

5.10.1              Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the

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property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days.  Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2              No Further Distributions.  If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within for one hundred eighty (180) days after the Distribution Date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3              Distributions of Unclaimed Property.  Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)           Beneficiary Located.  If a Beneficiary shall claim such Unclaimed Property within for one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Distribution Date or the Final Distribution Date, as the case may be.  No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)           Reallocation and Redistribution of Unclaimed Property.  If no claim is made for Unclaimed Property by the Beneficiary within for one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtor or the Trustee, or any of their respective properties.  All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date.  Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11         Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

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5.11.1              Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2              Distribution to Beneficiaries.  Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12         No De Minimis Distributions.  No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00).  Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date.  Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

5.13         Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.             Concerning the Trustee.

6.1           Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee.  The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

6.2           Standard of Care; Exculpation.  The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3           Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

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6.4           Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement arc conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5           Reliance by the Trustee.

6.5.1                Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.5.3                Reliance on Professionals.  The Trustee may consult with Professionals, including legal counsel and with independent public accountants and other experts to be selected by him.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such Professionals or in accordance with the advice of such Professionals.

6.6           Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

6.7           Indemnification.

6.7.1                Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the

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defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8           Resignation and Removal.

6.8.1                Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.2 (except the Beneficiaries, unless separately listed) and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                Removal.  The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust.  Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

6.8.4                Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

6.8.5                Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee. In the event of the resignation or

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removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.             Supplements and Amendments to this Agreement.

7.1           Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.             Miscellaneous.

8.1           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.2           Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to [insert members of the Committee]:

[name]

[company/firm]

[address]

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[address]

Telephone: [               ]

Fax: [                 ]

If to the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [               ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Telephone: 310-277-1010

Fax: 310-203-7199

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [                 ]

Fax: [               ]

If to the Office of the United Stales Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [               ]

Fax: [             ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

8.3           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each

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provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.4           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.5           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.6           Retention of Jurisdiction.  In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

20

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual
capacity, but solely as Trustee of the CCS Trust

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EXHIBIT 4

4-09-04 Draft

CHARTWELL LITIGATION TRUST AGREEMENT

THIS Litigation TRUST AGREEMENT (this “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation; Chartwell Community Services, Inc. (“CCS”), a Texas corporation; Chartwell Cure Givers, Inc. (“CCG”), a Delaware corporation (collectively, the “Chartwell Debtors”); Med Diversified, Inc., a Nevada Corporation (“Med”); Resource Pharmacy, Inc., a Nevada corporation (“Resource”); Trestle Corporation, a Delaware Corporation (“Trestle” and, collectively with the Chartwell Debtors, Med and Resource, the “Debtors”); CDSI, as reorganized (“Reorganized CDSI”); CCS, as reorganized; CCG, as reorganized; Private Investment Bank Limited, a Bahamian bank and trust company (“Bank”); Sun Capital Health Care, Inc., a [  ] (“Sun Capital”) and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (the “Trustee”).

A.            WHEREAS, voluntary petitions were filed by the Debtors and certain other debtors on November 27, 2002 in the United States Bankruptcy Court for the Eastern District of New York (the “Court”) under chapter 11 of Title 11 of the United States Code (the “Code”) as Case Nos. 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573 and such cases are being jointly administered by the Court (such cases, collectively, the “Cases”);

B.            WHEREAS, the Chartwell Debtors have filed the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, Resource filed the “Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. Dated April 9, 2004” (the “Resource Plan”);

D.            WHEREAS, Trestle filed the “Second Amended Plan of Liquidation of Debtor Trestle Corporation Dated April 9, 2004” (the “Trestle Plan”)

E.             WHEREAS, Med has filed the “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated April 9, 2004” (the “Med Plan” and, collectively with the Plan, the Resource Plan and the Trestle Plan, the “Plans”);

F.             WHEREAS, the Debtors hold the Litigation Trust Claims and Sun Capital holds certain purchased accounts receivable;

G.            WHEREAS, the Plans contemplate that (i) the Litigation Trust Claims and the right to net recoveries associated with such Litigation Trust Claims and (ii) certain purchased accounts receivable to be transferred by Sun Capital to this trust ((i) and (ii), collectively, the “Trust Estate”), will be transferred to a trust created under New York law (the “Trust”) for the benefit of the Bank (the “Beneficiary”);

H.            WHEREAS, the Plans were confirmed by the Court pursuant to those certain Orders entered on [ENTRY DATE] (the “Orders”) and are subject to the continuing jurisdiction of the Court;

J.             WHEREAS, pursuant to the Plans and the Orders, the Trust will be established for the primary purpose of liquidating the Trust Estate, with no objective to engage in the conduct of a trade or business;

K.            WHEREAS, the Reorganized Debtors desire to appoint the Reorganized CDSI (as defined below) as their representative under the Trust;

L.             WHEREAS, the Debtors and the Bank desire to create and fund the Trust, as contemplated by the Plans and pursuant to this Agreement.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1        any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2        any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3        any reference to any Beneficiary includes that entity’s successors, assigns, and affiliates;

1.3.4        except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5        the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

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1.3.6        the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7        except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Appointment of Representative.  Each of the Reorganized Debtors hereby appoints the reorganized CDSI (the “Reorganized CDSI”) as their representative in connection with the Trust and this Agreement.  All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

3.             Trust Established; Purpose.

3.1           Establishment of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date, the Trust shall be established for the benefit of the Bank (the “Beneficiary”).  The Trust is revocable by the Beneficiary.  Notwithstanding the creation of the Trust for the benefit of the Beneficiary, the Beneficiary shall not hold legal title to the Trust Estate, nor shall it have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiary with respect to the Trust or the Trust Estate.

3.2           Conveyance of the Trust Estate.  On the Effective Date, pursuant to the Plans and the Orders, the Debtors shall irrevocably assign the Trust Estate to the Trustee for the benefit of the Beneficiary, free and clear of all claims, interests or liens.  The Debtors shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust.

3.3           Acceptance by Trustee.  The Trustee shall accept the conveyance of the Trust Estate for the purposes set forth in the Plans and this Agreement.  The Trustee hereby agrees to make continuing efforts to dispose of the trust assets (including by means of prosecuting the Litigation Trust Claims) and make timely distributions to the Beneficiary and

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shall not unduly prolong the duration of the Trust.  The Trustee hereby accepts the fiduciary duty imposed upon him/her/it by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

3.4           Purpose of Trust.  The Trust is organized for the sole purposes of collecting, holding, liquidating (including, without limitation, by prosecuting, compromising or settling the Litigation Trust Claims) and distributing the Trust Estate under the Plans, with no objective to engage in the conduct of a trade or business.

3.5           Reversion.  In the event that the Trustee is unable to prosecute any of the Litigation Trust Claims, and only in such event, the causes of action that the Trustee is unable to prosecute (the “Reversion Claims”) shall revert to Reorganized CDSI and be prosecuted by Reorganized CDSI at the direction of the Trustee and for the benefit of the Trust; provided, however, that the Trust shall retain all rights to any and all proceeds or recoveries from the Reversion Claims and any proceeds of or recoveries from the Reversion Claims shall be added to the Trust Estate.  Any and all fees, costs and expenses incurred in respect of the investigation, initiation, prosecution, compromise or settlement of the Reversion Claims shall be paid by the Trustee from the Administrative Expense Reserve, and, to the extent that is insufficient, from the balance of the Trust Estate.

4.             Beneficial Interests.

4.1           Beneficial Interests.  The Beneficiary’s interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

4.2           No Transfer or Exchange.  Beneficial Interests in the Trust are transferable and assignable.  Unless the Trustee receives actual written notice of a transfer or assignment from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

5.             Administration of Trust Estate.

5.1           Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law;

(b)           to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, the Litigation Trust Claims assigned to the Trust;

(c)           subject to Section 5.9, to compromise and settle any Litigation Trust Claims assigned to the Trust without the need for further review or approval of the Court;

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(d)           to effect distributions of the Trust Estate to the Beneficiary in accordance with the terms of the Plan and this Agreement;

(e)           to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiary in accordance with the terms of this Agreement;

(f)            to participate in any post-Confirmation Date motions to amend or modify the Plans or this Agreement, or appeals from the Orders as they relate to the Trust;

(g)           to participate in actions to enforce or interpret the Plans as they relate to the Trust;

(h)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in his/her/its respective individual or corporate capacities) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of his/her/its best business judgment, reasonably believes to be in the best interests of the Trust;

(i)            to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the cash of the Trust (including the Administrative Expense Reserve) may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including without limitation drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(j)            to employ attorneys, accountants, expert witnesses, or other persons whose services may be necessary or advisable in the sole judgment of the Trustee, to advise or assist him/her/it in the discharge of his/her/its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, expert witnesses, or other persons;

(k)           to transfer or otherwise dispose of the assets in the Trust Estate;

(1)           to pay any and all necessary expenses attributable or relating to the administration, management, maintenance, operation, preservation or liquidation of the Trust Estate, including, without limitation, the reasonable fees of the Trustee, and any and all fees, costs and expenses incurred in respect of the investigation, initiation and prosecution of the Litigation Trust Claims in accordance with the Plan;

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(m)          to represent the interests of the Bank and the Reorganized Debtors with respect to any matters relating to this Agreement or the Trust affecting the rights of the Beneficiary;

(n)           to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement, and

(o)           to do any and all other things, not in violation of any other terms of this Agreement, which, in the reasonable business judgment of the Trustee are necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate in accordance with the provisions of this Agreement and the Plan.

5.2           Limitations on the Trustee; Investments.

5.2.1        No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiary.

5.2.2        Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Administrative Expense Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan.  The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof; provided, however, that the Trustee shall not retain in the Trust Estate cash in excess of the Administrative Expense Reserve (as defined in Section 5.4).

5.3           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his/her/its duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any; all fees, costs, and expenses incurred in initiating, prosecuting, compromising and settling the Litigation Trust Claims, and any reasonable fees and expenses of the Trustee and of any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve, and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

5.4           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust

6

Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trustee, the Trust’s counsel or other Professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate during liquidation (including by means of prosecuting the Litigation Trust Claims).  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiary on the Final Trust Distribution Date (as defined in Section 6.7) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

5.5           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his/her/its duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties. The Trustee shall provide notice (with a 15-day period in which to object) to the Beneficiary of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Court hearing to resolve the objection.

5.6           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee.  In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

5.7           Tax Issues.

5.7.1        Taxed as a Grantor Trust.  The Trustee shall report the Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45, 1994-28 I.R.B. 124, and as a “grantor trust,” with the Beneficiary treated as the grantors and the deemed owners of the Trust. The transfer of the Trust Estate to the Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Beneficiary, followed by a deemed transfer by the Beneficiary to the Trust.  The Trustee shall, in his/her/its reasonable discretion, determine the value of all

7

property transferred to the Trust and shall promptly notify the Debtors and the Beneficiary of such property values and the Trustee, the Debtors, and the Beneficiary shall use such valuations for all federal and state tax purposes.

5.7.2        Current Taxation.  All of the Trust’s income shall be allocated to the Beneficiary and subject to federal income tax on a current basis.

5.7.3        Filing Requirements.  The Trustee shall prepare and provide to or file with the appropriate parties such notices, tax returns and other filings as may be required by the above-mentioned or any other provisions of the Internal Revenue Code of 1986, as amended, and any regulations or rulings promulgated thereunder, and as may be required by any other applicable, federal or state law.  Without limiting the generality of the foregoing, the Trustee shall_file returns for the trust as a “grantor trust” pursuant to Treasury Regulations section 1.671-4(a).

5.8           Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

5.8.1        Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to the Beneficiary.  In addition, the Trustee shall cause such report to be filed with the Court.

5.8.2        Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports and such other reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

5.8.3        Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to the Beneficiary and cause such report to be filed with the Court.

5.9           Settlement.  If the compromise or settlement of any Litigation Trust Claim assigned to the Trust would result in a payment from the Class 10A Distribution (as defined in the Med Plan), the Trustee shall provide the Med Creditors’ Trust (as defined in the Med Plan) 15 days’ notice of such compromise or settlement.  If the Med Creditors’ Trust does not object to such compromise or settlement within such 15-day period, the Litigation Trust Claim, as compromised or settled, shall be deemed approved by the Med Creditors’ Trust.  If the Med Creditors’ Trust does object to such settlement within such 15-day period, the Trustee shall schedule a Bankruptcy Court hearing to approve the settlement.

6.             Distributions from the Trust.

6.1           Payments from Trust Estate.  All payments to be made hereunder to the Beneficiary shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with this section 6 and the Plan. The Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate,

8

and not to the Trustee in his/her/its personal or corporate capacity for distribution to the Beneficiary, as herein provided.

6.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

6.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiary by subtracting the amount of cash held in the Administrative Expense Reserve from the total cash of the Trust Estate (the “Distribution Amount”).

6.4           [Intentionally omitted]

6.5           Distribution of Distribution Amount.  On each Distribution Date, the Trustee will distribute 100% of the Distribution Amount to the Beneficiary.

6.6           [Intentionally omitted]

6.7           Final Distribution.  After all of the property of the Trust Estate has been reduced to cash or abandoned, and after all funds due to the Trust for the benefit of the Beneficiary have been received, including, without limitation, all payments with respect to the Litigation Trust Claims, and prior to the Termination Date (as defined in Section 6.8), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and of all Cash remaining in the Trust Estate (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Trust Distribution Date”):

6.7.1        Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

6.7.2        Distribution to Beneficiary.  Finally, all Cash remaining in the Trust Estate shall be distributed in accordance with Section 6.5.

6.8           Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiary, which date shall not be more than four (4) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Court; and provided further that the duration of the Trust may be further extended by order of the Court.

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7.             Concerning the Trustee.

7.1           Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiary and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee.  The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

7.2           Standard of Care; Exculpation.  The Trustee shall perform all duties and obligations imposed on him/her/it by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Reorganized Debtors, the Beneficiary or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his/her/its duties, Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 7.7.

7.3           Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his/her/its Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

7.4           Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his/her/its best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Court, the Beneficiary, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

7.5           Reliance by the Trustee.

7.5.1        Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

7.5.2        Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively

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rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

7.6           Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

7.7           Indemnification.

7.7.1        Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his/her/its being or having been such a Trustee, employee or agent; provided, however, that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his/her/its duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

7.7.2        Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in section 7.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him/her/it by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

7.8           Resignation and Removal.

7.8.1        Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Beneficiary and the Court at least thirty (30) days prior to the effective date of such resignation.

7.8.2        Removal.  The Trustee may be removed at any time by Beneficiary holding not less than two-thirds of the Beneficial Interests in the Trust.  Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

7.8.3        Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his/her/its intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

11

7.8.4        Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his/her/its predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

7.8.5        Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.

8.             Supplements and Amendments to this Agreement.

8.1           Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiary to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiary, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in section 3.4 or conflict with the provisions of the Plan or the Order.

8.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiary shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

9.             Miscellaneous.

9.1           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor and the Beneficiary, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

9.2           Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent

12

by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case as follows:

If to the Trustee:

[TRUSTEE]

Attn: [NAME]

[ADDRESS]

Fax: [#]

With a copy to:

[TRUSTEE COUNSEL]

Attn: [NAME]

[ADDRESS]

Fax: [#]

If to the Bank:

IRELL & MANELLA LLP

Attn: Howard Steinberg, Esq.

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Fax: (310) 203-7199

If to Reorganized CDSI in its capacity as the representative of the Reorganized Debtors:

IRELL & MANELLA LLP

Attn: Howard Steinberg, Esq.

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Fax: (310) 203-7199

9.3           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.4           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

9.5           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

13

9.6           Retention of Jurisdiction.  In accordance with the Plan, the Trustee and the Trust Estate shall remain subject to the jurisdiction of the Court. Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

14

IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

debtors:

chartwell community services, inc.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

RESOURCE PHARMACY, INC.

By:
Name:
Title:

TRESTLE CORPORATION

By:
Name:
Title:

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

15

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

SUN CAPITAL HEALTH CARE, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual capacity, but solely as Trustee of the CCS Trust

16

EXHIBIT B

IED DIVERSIFIED
Legal Organizational Chart

EXHIBIT C

Chartwell Diversified - Corporate

Case No. 02-88565

February 28, 2003

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets
Unrestricted Cash and Equivalents	$(282,215)	$—
Accounts Receivable (net)	—	—
Other Receivable	—	—
Due from Subsidiaries/Related Parties	(8,902,671)	—
Prepaid Expenses	—
Professional Retainers	—	—
Total Current Assets	$(9,184,888)	$—

Property, Plant and Equipment

Property	$—	$—
Machinery & Equipment	—	—
Office Furniture & Equipment	5,325	—
Leasehold Improvements	—	—
Less: Accumulated Depreciation & Amortization	(444)	—
Total Property, Plant and Equipment	$4,881	$—

Other Assets

Goodwill (net)	$—	$—
Restricted Cash	649,864	—
Investments	92,537,829	—
Other Intangibles	4,008,489	—
Assets of Disc. Operations	—
Other Assets	37,076	—
Total Other Assets	$97,233,208	$—

Total Assets	$88,053,203	$—

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable		$—
Accrued Salaries	58,519	—
Accrued PTO	43,623	—
Accrued Expenses	92,873	—
Accrued Income Tax	—	—
Accrued Liabilities	—	—
Leases Building/Equipment	—	—
Other Liabilities	—	—
Total Post-Petition Liabilities	$195,015	$—

Liabilities Under Compromise
Unsecured Debt	$—	$—
Secured Debt	—	—
Accounts Payable	—	—
Accrued Salaries	—	—
Accrued Interest	—	—
Accrued Paid Time Off	—	—
Accrued Incentive Comp	—	—
Accrued Severances	44,877	—
Accrued Fringe Benefits	—	—
Accrued Legal	—	—
Accrued Audit	—	—
Accrued Restructuring	—	—
Other Liabilities	—	—
Intercompany with Bankrupt Subsidiaries	—	—
Related Party Debt/Liability	—	—
Accrued Other	—	—
Accrued Payroll Taxes	—	—
Liabilities of Disc. Ops	—	—
Lesses	—	—

Total Pre-Petition Liabilities	$44,877	$—

Total Liabilities	$239,892	$—

Equity
Common Stock	$—	$—
Additional Paid in Capital	92,952,795	—
Common Stock Options	—	—
Deferred Compensation	—	—
Treasury Stock	—	—
Stock Subscriptions	—	—
Translation Loss	—	—
Retained Earnings - Pre-Petition	(4,937,963)	—
Retained Earnings - Post-Petition	(201,521)	—
Total Equity	$87,813,311	$—

Total Liabilities & Equity	$88,053,203	$—

EXHIBIT D

Med Diversified - Chartwell CareGivers

February 28, 2003

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets
Current Assets
Unrestricted Cash and Equivalents	$(57,315)	$12,382
Accounts Receivable (net)	5,133,076	5,140,930
Other Receivable	—	776
Inventories	479,018	444,874
InterCompany with Bankrupt Subsidiaries	14,856,920	14,400,073
Prepaid Expenses	7,235	10,874
Professional Retainers	—	—
Total Current Assets	$20,427,934	$20,009,909

Property, Plant and Equipment

Property	$—	$—
Rental Equipment	1,884,538	1,884,647
Office Furniture & Equipment	316,347	314,791
Leasehold Improvements	50,120	50,120
Vehicles	186,646	186,645
Less Accumulated Depreciation & Amortization	(841,657)	(893,795)
Total Property, Plant and Equipment	$1,595,994	$1,742,308

Other Assets

Goodwill (net)	$—	$—
Other Assets	51,037	58,650
Total Other Assets	$51,037	$58,650

Total Assets	$22,074,965	$21,810,867

Liabilities & Equity

Liabilities Not under Compromise
Accounts Payable	$888,924	$92
Insurance Overpayment	713,537
Accrued Income Tax	—	—
Accrued Salaries	215,049	47,704
Accrued PTO	132,755
Accrued Incentive Comp	—
Accrued Commissions	6,816
Accrued Other	165,533	—
Accrued Payroll Taxes
Accrued Sales Tax	16,000	—
Leases Building/Equipment	—	—
Secured Debt	341,958	341,958
Total Post-Petition Liabilities	$2,480,571	$389,754

Liabilities Under Compromise
Unsecured Debt	$—	$12,715,830
Secured Debt	3,091,107	4,302,450
Accounts Payable	1,959,156	2,156,745
Insurance Overpayments	1,221,145	1,480,778
Intercompany with Bankrupt Subsidiaries	—	—
Accrued Salaries	—	310,076
Accrued Interest	—	—
Accrued Paid Time Off	—	184,970
Accrued Commissions	—	11,950
Accrued Incentive Comp	7,500	—
Accrued Other	191,245	305,367
Accrued Sales Tax	104	25,702
Equipment Leases	52,630	57,484
Total Pre-Petition Liabilities	$6,522,886	$21,550,352

Total Liabilities	$9,003,457	$21,940,106

Equity
Capital Stock	$—	$—
Additional Paid in Capital	12,715,830	—
Retained Earnings - Pre-Petition	(641,114)	(641,114)
Retained Earnings - Post-Petition	996,792	853,833
Total Equity	$13,071,508	$212,719

Total Liabilities & Equity	$22,074,966	$22,152,525

Other Assets - Detail
Other	$15,282
Deposits	35,755
Total Other Assets	$51,037

Med Diversified - Chartwell CareGivers

February 28, 2003

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets
Current Assets
Unrestricted Cash and Equivalents	$3,547	$305
Accounts Receivable (net)	1,582,647	1,843,780
Other Receivable	—	—
Inventories	280,235	225,736
InterCompany with Subsidiaries	(12,619,279)	(66,062)
Prepaid Expenses	141	566
Professional Retainers		—
Total Current Assets	$(10,772,709)	$1,982,305

Property, Plant and Equipment

Property	$—	$—
Rental Equipment	367,059	347,760
Office Furniture & Equipment	78,270	70,270
Leasehold Improvements	769	789
Vehicles	123,113	123,113
Less Accumulated Depreciation & Amortization	(166,371)	(139,114)
Total Property, Plant and Equipment	$400,540	$410,798

Other Assets

Goodwill (net)	$41,174,000	$—
Other Assets	35,210	32,890
Total Other Assets	$41,209,210	$32,890

Total Assets	$30,837,041	$2,425,993

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$331,823	$2,143
Insurance Overpayment	551
Accrued Income Tax	—	—
Accrued Salaries	95,222	21,213
Accrued PTO	61,607
Accrued Incentive Comp	—	—
Accrued Commissions	9,031	—
Accrued Other	35,384	—
Accrued Payroll Taxes		—
Accrued Sales Tax		—
Accrued Other
Leases Building/Equipment	—	—
Secured Debt	676,785	—
Total Post-Petition Liabilities	$1,210,403	$23,356

Liabilities Under Compromise
Unsecured Debt	$—	$1,063,402.00
Secured Debt	(402,145)	—
Accounts Payable	1,049,174	1,060,443
Insurance Overpayments	32,233	36,672
Intercompany with Bankrupt Subsidiaries	—	—
Accrued Salaries		137,882
Accrued Interest	—	—
Accrued Paid Time Off	—	71,237
Accrued Incentive Comp	4,062	—
Accrued Commissions	—	—
Accrued Other	31,747	40,255
Accrued Sales Tax	244	616
Equipment Leases	67,716	66,204
Total Pre-Petition Liabilities	$773,031	$2,476,711

Total Liabilities	$1,983,434	$2,500,087

Equity
Capital Stock	$—	$—
Additional Paid in Capital	29,086,402	—
Retained Earnings - Pre-Petition	(65,737)	(65,737)
Retained Earnings - Post-Petition	(167,058)	(6,337)
Total Equity	$28,853,607	$(74,074)

Total Liabilities & Equity	$30,637,041	$2,425,993

Other Assets - Detail
Other	$16,922
Deposits	18,288
Total Other Assets	$35,210

EXHIBIT E

Med Diversified - Chartwell Community Services

February 28, 2003

Case No. 02-88570

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$894,749	$123,589
Accounts Receivable (net)	5,230,566	5,375,310
Other Receivable	—	9,335
Inter Company with Bankrupt Subsidiaries	6,415,524	19,791,662
Prepaid Expenses	—	26,556
Professional Retainers	—	—
Total Current Assets	$12,540,839	$25,329,452

Property, Plant and Equipment

Property	$—	$—
Machinery & Equipment	—	—
Office Furniture & Equipment	515,906	521,636
Leasehold Improvements	71,384	71,384
Less: Accumulated Depreciation & Amortization	(326,061)	(290,622)
Total Property, Plant and Equipment	$281,259	$302,398

Other Assets

Goodwill (net)	$38,520,000	$—
Other Intangibles and Assets	174,267	25,000
Deposits	62,596	74,768
Total Other Assets	$38,756,863	$99,768

Total Assets	$51,558,961	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$209,012	$303
Overpayment Allowance	$105,589
Accrued Salaries	1,619,058	97,117
Accrued Interest	—
Accrued PTO	212,198	—
Accrued Incentive Comp	—	—
Accrued Income Tax	—	—
Accrued Other	203,829	5,939
Accrued Sales Tax	10,000	—
Leases Building/Equipment	—	—
Other Liabilities	—	—
Total Post-Petition Liabilities	$2,359,686	$103,359

Liabilities Under Compromise
Unsecured Debt	$312,919	$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	678,893	662,516
Insurance Overpayment	137,423	137,423
Accrued Salaries	—	3,008,061
Accrued Incentive Comp	248,916	—
Accrued Interest	744,728	349,819
Accrued PTO	—	334,405
Accrued Other	189,888	990,665
Accrued Sales Tax	26,117	30,155
Total Pre-Petition Liabilities	$5,779,152	$19,104,165

Total Liabilities	$9,138,838	$19,207,524

Equity
Capital Stock	$—	$—
Additional Paid in Capital	35,218,893	—
Retained Earnings - Pre-Petition	6,518,756	6,518,756
Retained Earnings - Post-Petition	682,474	5,338
Total Equity	$42,420,123	$6,524,094

Total Liabilities & Equity	$51,558,981	$25,731,618

EXHIBIT F

Reorganized Chartwell

Condensed Consolidated Income Statement

(UNAUDITED $ in 000’s)

	Actual 12 months 12/31/03	Pre-Confirmation Projected 6 months 06/30/04
			Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5
Total Revenue	$94,708	$46,436	$23,084	$23,126	$22,843	$23,068	$92,120	$93,340	$94,376	$95,530	$96,700
Revenue growth			0.2%	0.4%	-0.8%	0.2%	-2.8%	1.2%	1.2%	1.2%	1.2%

Cost of Goods Sold	69,000	33,304	16,749	16,647	16,483	16,517	66,396	67,177	67,969	68,772	69,587

Gross Profit	25,708	13,133	6,335	6,479	6,360	6,551	25,724	26,063	26,407	26,757	27,113
Gross profit margin	?	38.3%	27.4%	23.0%	27.8%	28.4%	27.9%	28.0%	28.0%	28.0%	28.0%

SG&A Operating Expenses	22,753	11,565	5,575	5,701	5,699	5,769	22,745	23,023	23,307	23,595	23,888
SG&A% sales	?	24.9%	24.2%	24.7%	24.9%	25.0%	24.7%	24.7%	24.7%	24.7%	24.7%

EBITDA	2,955	1,567	759	778	661	782	2,980	3,040	3,101	3,163	3,226
EBITDA margin	3.12%	3.38%	3.29%	3.36%	2.90%	3.39%	3.23%	3.26%	3.29%	3.31%	3.34%

Depreciation and Amortization	1,825	460	229	229	229	229	915	915	915	915	915

Med Overhead Allocation	1,112	—	—	—	—	—	—	—	—	—	—

Earnings from Operations	17	1,107	531	549	433	553	2,065	2,125	2,186	2,248	2,311

Equity in Earnings of Joint Ventures	5,278	2,067	1,033	1,033	1,033	1,033	4,133	4,133	4,133	4,133	4,133

Interest Expense:
DIP Financing	957	414	—	—	—	—	—	—	—	—	—
CCG Committee	—	—	—	—	—	—	—	—	—	—	—
CCS/CDSI	—	—	—	—	—	—	—	—	—	—	—
PIBL, Advance (terms to be determined)			—	—	—	—	—	—	—	—	—
Exit Financing - Credit Line (fees)			11	10	11	10	43	40	40	—	—
Exit Financing - Credit Line (interest)			20	14	26	11	71	36	34	—	—
Exit Financing - Term Loan	—	—	73	67	60	54	254	154	54	—	—
Total Interest Expense	957	414	104	91	97	76	368	230	128	—	—

Other (Income) Expense
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Impairment Charge	40,794
Other, net	58
Total Other (Income) Expense	40,932	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)

Pretax Income	(36,593)	2,763	1,462	1,493	1,370	1,513	5,838	6,036	6,198	6,389	6,452

Taxes(1)			585	597	548	605	2,335	2,414	2,479	2,555	2,581

Net Income	$(36,593)	$2,763	$877	$896	$822	$908	$3,503	$3,261	$3,719	$3,833	$3,871

(1) taxes are calculated as a flat effective rate of 40% and do not reflect the anticipated tax situation of the reorganized company which is subject to further review.

Reorganized Chartwell

Condensed Consolidated Balance Sheet

(UNAUDITED $ in 000’s)

	Actual	Projected	Reorganization	Projected	Projected Post-Confirmation
	12/30/03	06/30/04	Adjustments	06/30/04	Q1	Q2	Q3	Q4	Total	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5

Assets
Current assets
Cash and equivalents	$3,752	$51	$2,949	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$4,099	$4,317	$7,313	$10,344
Accounts receivables, net	8,939	12,509		12,509	11,688	11,791	11,879	11,811	11,811	11,984	12,159	12,338	12,519
Inventory	913	897		897	897	947	947	947	947	961	975	990	1,004
Due from Med	8,328	11,272	(11,272)	—	—	—	—	—	—	—	—	—	—
Intracompany		(0)	0	—	—	—	—	—	—	—	—	—	—
Prepayments and other	3,124	3,090	(1,696)	1,394	1,394	1,394	1,394	1,394	1,394	1,394	1,394	1,394	1,394
Total current assets	25,056	27,819	(10,019)	17,800	16,980	17,133	17,220	17,152	17,152	18,438	18,845	22,034	25,261

Non-current assets
Property and equipment, net	1,858	1,999		1,999	1,985	1,971	1,958	1,944	1,944	1,890	1,836	1,782	1,728
Unallocated excess of historical book value over Reorganization Value		—	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)	(37,129)
Intangible assets	49,389	49,389		49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
Other assets	899	740		740	740	740	740	740	740	740	740	740	740
Investment in affiliates	10,357	12,424		12,424	12,601	12,778	12,955	13,132	13,132	13,840	14,548	15,256	15,965
Total non-current assets	62,503	64,551	(37,129)	27,423	27,586	27,749	27,913	28,076	28,076	28,730	29,384	30,038	30,692
Total Assets	$87,558	$92,370	$(47,147)	$45,223	$44,566	$44,882	$45,133	$45,229	$45,229	$47,168	$48,230	$52,073	$55,954

Liabilities & Stockholders Equity
Current Liabilities
Accounts payable and accrued liabilities	7,304	9,867	—	9,867	9,501	7,966	9,451	9,321	9,321	9,338	9,355	9,372	9,389
Liabilities subject to compromise	10,778	10,669	(10,669)	—	—	—	—	—	—	—	—	—	—
Other current liabilities	10	53		53	53	53	53	53	53	53	53	53	53
Debtor-in-possession financing	2,566	2,100	(2,100)	—	—	—	—	—	—	—	—	—	—
CCG Committee Plan Note			—	—	—	—	—	—	—	—	—	—	—
CCS/CDSI Committee Plan Note			—	—	—	—	—	—	—	—	—	—	—
Total current liabilities	20,658	22,689	(12,769)	9,920	9,554	8,019	9,504	9,374	9,374	9,391	9,408	9,425	9,443

Long-term liabilities
Exit Financing - Credit Line			2,302	2,302	1,552	2,926	1,288	1,025	1,025	1,000	—	—	—
Exit Financing - Term			5,000	5,000	$4,583	$4,167	$3,750	$3,333	$3,333	$1,667	$0	—	—
PIBL Advance (debt service TBD)			5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Other long-term liabilities	12	32		32	32	32	32	32	32	32	32	32	32
Total long-term liabilities	12	32	12,302	12,334	11,167	12,125	10,070	9,390	9,390	7,699	5,032	5,032	5,032
Total liabilities	20,670	22,721	(467)	22,254	20,721	20,144	19,574	18,764	18,764	17,089	14,440	14,457	14,475

Minority interest	423	419		419	417	416	414	412	412	404	397	389	382
Preferred stock		—		—					—
Stockholders equity		—		—	—	—	—	—	—	—	—	—	—
Common stock		—		—	—	—	—	—	—	—	—	—	—
APIC	94,016	94,016	(94,016)	—	—	—	—	—	—	—	—
Retained earnings	(22,550)	(24,785)	24,785	—	877	1,773	2,595	3,503	3,503	7,124	10,843	14,676	18,547
Reorganization Value			22,550	22,550	22,550	22,550	22,550	22,550	22,550	22,550	22,550	22,550	22,550
Total stockholders equity	66,465	69,231	(46,681)	22,550	23,427	24,323	25,145	26,053	26,053	29,674	33,393	37,226	41,097
Total liabilities and stockholders equity	$87,558	$92,371	$(47,148)	$45,223	$44,566	$44,882	$45,133	$45,229	$45,229	$47,168	$48,230	$52,073	$55,954

Reorganized Chartwell

Condensed Consolidated Statement of Cash Flows

(UNAUDITED $ in 000’s)

	Actual 12 months 12/31/03	Projected Pre-Confirmation 6 months 6/30/04
			Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5
Cash Flow From Operating Activities:
Net Income	$(36,593)	$2,763	$877	$896	$822	$908	$3,503	$3,621	$3,719	$3,833	$3,871
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Equity in earnings of joint ventures	(5,278)	(2,067)	(1,033)	(1,033)	(1,033)	(1,033)	(4,133)	(4,133)	(4,133)	(4,133)	(4,133)
Depreciation Amortization	1,825	460	229	229	229	229	915	915	915	915	915
Loss on disposal of assets	618
Impairment charge	40,794
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	5,361	(3,570)	82?	(103)	(88)	68	698	(173)	(175)	(178)	(181)
(Increase) decrease in inventory	148	16	—	(50)	—	—	(50)	(14)	(14)	(14)	(15)
(Increase) decrease in other current and non-current assets		184	—	—	—	—	—	—	—	—	—
(Increase) decrease in Due from Med	(5,676)	(2,934)
(Increase) decrease in other assets	(3,873)
Increase (decrease) in accounts payable and accrued liabilities	989	2,635	(366)	(1,535)	1,485	(130)	(546)	17	17	17	18
Increase (decrease) in liabilities subject to compromise		(109)	—	—	—	—	—	—	—	—	—
Increase (decrease) in other liabilities	405		—	—	—	—	—	—	—	—	—
Total change in operating assets and liabilities	(2,646)	(3,779)	455	(1,688)	1,397	(62)	102	(170)	(173)	(176)	(179)
Total cash flow from operating activities	(1,200)	(2,626)	525	(1,598)	1,413	39	379	226	320	432	466

Cash Flow From Investing Activities:
Capital expenditure	(710)	(609)	(225)	(215)	(215)	(215)	(860)	(861)	(861)	(861)	(861)
Proceeds from the sale of NCDEs		—	—	—	—	—	—	—	—	—	—
Proceeds from the sale of operating assets		—		—	—	—	—	—	—	—	—
Distributions from NCDEs	5,960	—	856	856	856	856	3,425	3,425	3,425	3,425	3,425
Total cash flow from investing activities	5,250	(609)	641	641	641	641	2,565	2,565	2,565	2,565	2,565

Cash Flow From Financing Activities:
Repayment of liabilities subject to compromise			—	—	—	—	—	—	—	—	—
CCG Note			—	—	—	—	—	—	—	—	—
CDSI/CCS Note
CDSI Note			$(417)	$(417)	$(417)	$(417)	$(1,667)	$(1,667)	$(1,667)	—	—
Exit Financing - Term Loan			(750)	1,374	(1,638)	(263)	(1,277)	$(25)	$(1,000)
Exit Financing - Credit Line			—	—	—	—	—	—	—	—	—
PIBL Advance (debt service TBD)
Net repayments under factoring facility	(3,191)	(466)
DIP Financing	2,566
Total cash flow from financing activities	(625)	(466)	(1,167)	957	(2,055)	(680)	(2,944)	(1,692)	(2,667)	—	—

Net cash increase (decrease)	3,425	(3,701)	0	0	(0)	0	0	1,098	218	2,996	3,031

Cash beginning	327	$3,752	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$4,099	$4,317	$7,313
Cash end	$3,752	$51	$3,000	$3,000	$3,000	$3,000	$3,000	$4,099	$4,317	$7,313	$10,344

Supplemental information:
Interest expense	957	$414	$ ?04	$91	$97	$76	$368	$230	$128	$—	$—

CHARTWELL DIVERSIFIED SERVICES, INC.

CHARTWELL COMMUNITY SERVICES, INC.

CHARTWELL CARE GIVERS, INC.

Assumptions and Notes to Feasibility Analysis

(references to $000s)

Introduction and Disclaimer:

Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG,” and together with CDS1 and CCS, a “Debtor” or collectively, the “Debtors”) have prepared these historical and pro forma financial statements (the “Projections”) in accordance with §1129(a)(11) of the Code to demonstrate that confirmation of the Plan will not lead to the need for further financial reorganization of the Reorganized Debtors (i.e., the Plan is feasible.) Terms used, but not otherwise defined, in these Assumptions and Notes shall have the meaning given to such terms in the Disclosure Statement and Plan.  References to dollars are in thousands.

The Projections represent the Debtors’ management’s estimates of future performance based on a number of estimates and assumptions that it believes are developed and reasonable, but are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors’ or their management.  The Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants.  The historical financial results were condensed to allow for comparison to the Projections and may not be presented in accordance with generally accepted accounting principals.

Accordingly, none of the Debtors or their management make any representation or warranty, or offer any assurance, that the Reorganized Debtors will realize the projected results.  The Reorganized Debtors’ actual results could vary materially and adversely from those set forth In the Projections.  The Debtors do not, in the ordinary course, publish or distribute their business plans or financial projections.  Accordingly, the Debtors disclaim any obligation to furnish updated business plans or financial projections to holders of allowed claims against or interests in the Debtors prior to, or after the Confirmation Date, or to otherwise make such information publicly available.

Basis of Presentation:

The Plan contemplates the reorganization of the Debtors, the sale of the assets of the TLC Debtors, Resource and Trestle, and the liquidation of the assets of Med.  Accordingly, except as otherwise indicated with respect to the calculation of projected cash balances on the Effective Date, the Projections include only the assets, liabilities, income and expenses of the Reorganized Debtors, Chartwell Home Therapies, L.P. (“CIIT”) and Chartwell Management Company, Inc. (“CMC”).

The Projections assume that the Court confirms the Plan in accordance with its terms and that the Effective Date of the Plan is June 30, 2004.  The Projections include actual results for the 12 months ended December 31, 2003 and pro forma projected results for the six months ended June 30, 2004.  For purposes of comparison, the projected financial statements for the post-confirmation periods are prepared assuming a fiscal year ending June 30.

1

The Plan contemplates that CDS Acquisition Corp., a new entity in which Private Investment Bank Limited (“PIBL”) holds substantially all of the value, will receive 100% of the equity of CDSI.  Therefore, in accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants, CDSI will adopt fresh-start accounting.  Assets and liabilities of the reorganized Company will be recorded at their fair value upon completion of valuation and appraisal research.  The excess of the fair value over the reorganization value will be allocated proportionately as a reduction of the long-term tangible and identifiable intangible assets.  Because fair values have not been determined, reorganization value has not been allocated to individual assets and liabilities and the accompanying pro-forma projected balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

Balance Sheet Assumptions:

Balance sheet assumptions are discussed below.  These include pro-forma reorganization adjustments necessary to record the effects of the Plan, including cash disbursement, debt exchange and debt cancellation.  Except where otherwise noted, the balance sheet items for the projected periods presented remain consistent with the balance sheet, as of December 31, 2003.  Other changes to assets liabilities during the pre-confirmation six month period ended June 30, 2004 and for each of the quarters in Plan Year 1 have been projected by management considering the timing of payments, receipts, revenues and expenses.  No such changes were assumed for projected Plan Years 2 through 5.

1.     Cash

The opening cash balance on the Effective Date will be equal to the sum of (A) (i) opening cash on the Effective Date, (ii) proceeds from the Resource and Trestle sales, (iii) cash on hand at Resource, including distributions from reserves at Sun Capital, (iv) distributions from an escrow account at Sun Capital pursuant to the settlement with NCFE, (v) draws against the exit financing and (vi) advances from PIBL less (B) all payments required to be made on the Effective Date, including cash payments to each of the trusts established for the benefit of the holders of allowed unsecured claims against each of the respective Debtors, as summarized in the table below:

[remainder of page intentionally left blank]

2

Consolidated Reorganized Chartwell

Sources and Uses of Cash

Beginning Cash on debtors balance sheet at effective date		$51

Exit Financing and PIBL advance		12,302

Residual Value of Administrative Claims Fund:
Proceeds of Resource sale	$5,000
Resource cash on hand	346
Resource administrative (non-professional) claims (1)	(509)
Total Resource	4,837
Net proceeds of Trestle sale	1059
Professional fees - Trestle	(34)
Total Trestle	1,025
NCFE settlement - distribution from escrow account	400
Professional fees and reimbursements	(2,500)
Statutory fees to US Trustee	(10)
Med administrative expenses and wind-down costs	(500)
Total Residual Value of Administrative Claims Fund	$3,252	3,252

Settlement amount paid to Trestle unsecured creditors		(175)
Settlement amount paid to Resource unsecured creditors		(930)
Settlement amount paid to Med creditors		(5,250)
Settlement amount paid to convenience class creditors		(100)
Settlement amount paid to CDSI unsecured creditors		(250)
Settlement amount paid to CCS unsecured creditors		(350)
Settlement amount paid to CCG unsecured creditors		(2,350)
Cure payments		(100)
Prepayments and other		(1,000)
DIP financing payoff		(2,100)

Ending Cash at effective date		$3,000

(1)   Resource and Trestle claims are based on the amounts due as of January 31, 2004 as reflected in their respective Monthly Operating Reports filed with the US Trustee.

The Projections assume that the Reorganized Debtors maintain a minimum cash balance of $3,000.  Changes to cash for all projection periods presented are based upon the projected net income and changes to the remaining balance sheet items as discussed below.

2.     Due from Med

The intercompany balance representing the accumulated fundings of Med is eliminated at the Effective Date.  For the year ending 2003 and the projected pre-confirmation 6 month period ended June 30 2004, CDSI fundings of Med (primarily relating to the costs of its corporate office in Andover, MA and professional fees) amounted to $5,676 and $2,934, respectively.

3

3.     Prepayments and other current assets

Pursuant to a Proceeds Distribution Agreement between PIBL and CHT, a portion of distributions received from joint ventures of CHT were paid to PIBL and were to be applied to fees and expenses and to interest and principle outstanding on PIBL debt owed by Med and its subsidiaries.  The PIBL portion of the distributions was recorded in other current assets at June 30, 2004.  An adjustment eliminates this balance at the Effective Date. A further adjustment reflects the assumption that the Reorganized Debtors are required to increase the amount of prepayments and other deposits by $1,000.

The Proceeds Distribution Agreement further provided that the portion of distributions retained by CHT under the Proceeds Distribution Agreement may be loaned to CDSI.  Such loans are recorded in the “Intracompany” account between CHT and CDSI, which eliminates in consolidation.  The portion of the proceeds not loaned by CHT to CDSI is included in consolidated cash.  Therefore, no adjustments are necessary to reflect the CHT portion of distributions under the Proceeds Distribution Agreement.

4.     Property and equipment

Changes in property and equipment balances are based on projected depreciation and capital expenditures,

5.     Intangible assets

No amortization of identifiable intangibles was assumed for any of the projection periods.  It is expected that the allocation of the excess of total reorganization value over the fair value of assets and liabilities at the Effective Date, will primarily reduce the carrying value of Intangible assets.

6.     Investment in affiliates

Investments in joint ventures where ownership interests equal 50% or less are accounted for by the equity method.  Each joint venture is assumed to distribute 75% of their Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for each projected pro-forma period beginning with the lst quarter of Plan Year 1.  For the pre-confirmation projected 6 month period ended June 30, 2003, distributions were assumed to be zero.  Actual distributions in January and February 2004 of $215 (of which $97.5 was retained by PIBL under the Proceeds Distribution Agreement) were not considered in the Projections.

7.     Unallocated excess of historical book value over Reorganization Value

Because reorganization value has not been allocated to the fair value of individual assets and liabilities pending completion of valuations and appraisals, the accompanying pro-forma balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

8.     Liabilities subject to compromise

Liabilities subject to compromise in excess of amounts payable at the Effective Date and through issuance of Plan notes are eliminated.

4

9.     Debtor-in-possession financing

Debtor in possession financing is paid off at the Effective Date.

10.   [Reserved]

11.   Exit Financing

Exit Financing is assumed to be comprised of (i) a working capital line of credit in the maximum amount of $7,500 with availability based upon eligible accounts receivable (the “Credit Line”), and (ii) a term loan in the principal amount of $5,000, which amortizes over a 36 month period together with interest at a floating rate equal to LIBOR + 500 basis points (the “Term Loan”).  The Projections assume that the Debtors draw the full amount of the Term Loan on the Effective Date and pay the principal amount of the Term Loan in 36 equal monthly installments plus interest, which is assumed to remain constant at 6.0% over the 36 month period.  The Projections assume that the Debtors draw $2,302 against the Credit Line on the Effective Dale.  The outstanding balance drawn on the Credit Line fluctuates to maintain the minimum cash balance.  Interest accrues on the outstanding balance of the Credit Line at a floating rate equal to LIBOR + 250 basis points.  The Projections assume that the interest rate remains constant at 3.50% over the three year term of the Credit Line.  The Projections also reflect the impact of fees assessed under the Credit Line for unused availability and collateral management.  The Projections assume that the Credit Line is paid in full at the end of year three.  The Projections assume that the Reorganized Debtors use the proceeds of the Term Loan and the Credit Line, together with the PIBL Advance and other available funds, to make the payments required on the Effective Dale and to maintain the minimum cash requirements.

12.   PIBL Advance

It is assumed that PIBL will advance an amount at the Effective Date towards the working capital requirements of Reorganized CDSI.  Debt service is to be determined.  For purposes of the projections, the advance is assumed to be non-interest bearing and remain outstanding throughout the projection period.  The debt service on the PIBL advance is to be determined.

13.   Retained earnings and Paid-in-Capital

The stock of CDSI is assumed cancelled at the Effective Date and new shares will be issued to CDS Acquisition, an entity in which PIBL owns substantially all of the value. Historical retained earnings and paid-in-capital are eliminated.

14.   Reorganization Value

The estimated reorganization value was derived from the discounted cash flows of the reorganized debtors over the 5-year projection period, plus a terminal value based upon a multiple of operating income, plus beginning cash and less beginning debt.  The estimated reorganization value is subject to change pending completion of valuation and appraisal research.

5

Operating Assumptions:

Taxes

Taxes are calculated at an assumed effective rate of 40% for each of the projected post-confirmation periods presented and do not reflect the anticipated tax situation of the reorganized company, which is subject to further review.  Taxes are assumed to be paid in the period in which they are provided.

Med

Med’s operations are funded by CDSI as discussed under the Balance sheet assumptions for “Due from Med.”  However, these costs are not reflected in the income statement of CDSI.  For the year ended December 31, 2003, Med’s corporate office incurred $4,653 in general and administrative expenses and $3,244 in reorganization costs.  The costs to fund Med’s reorganization and its corporate overhead were projected at $1,538 and $1,921, respectively for the pre-confirmation projected 6 month period ended June 30, 2004.  Additionally, as noted in the Balance sheet assumptions for Cash, reorganization adjustments reduce opening cash for projected unpaid professional fees by $2,500 and for unpaid administrative costs and wind-down costs for the Andover office by $500.

CHT

CHT has interests in eight joint ventures with various healthcare providers.  CHT consolidates its one 80% owned joint venture.  CHT accounts for its ownership interest in one joint venture with 45% interest and six joint ventures with 50% interest by the equity method.  The pro forma projected financial statements assume that the projected earnings of the joint ventures for each year (or pro-rata for each quarter) presented are equal to their actual earnings for the 12 month period ended December 31, 2003, normalized to exclude various nonrecurring items.  Items in 2003 excluded from the projection include $761 reversal of bad debts due to collections of old accounts receivable, $361 reversal of reserves relating to non-governmental reimbursement, $852 in 2003 earnings relating to extraordinary revenue, and $135 loss on a capitation contract.

CMC

The CMC results of operations for all projection years (or pro-rata for all quarters) presented are equal to management’s budget for the year ended December 31, 2004.  Compared to actual revenues and expenses for December 31, 2003 the budgeted differences are not material to the consolidated projected results.

CCS

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 1% was applied to total revenues, cost of sales and selling, general and administrative expenses.

The driver for budgeted revenues and cost of sales is attendant hours.  A 5% reduction in authorized hours per patient for CCS’ major program was budgeted effective September 2004 in anticipation of program funding reductions by the state of Texas.  Revenue rates are fixed by the state, A 1.1% reduction in rate for CCS’ major program is budgeted effective September 2004.

6

Under a Wage Enhancement Program by the state, attendant salaries were required to meet certain minimum levels.  Those requirements are being relaxed so that attendant wages can be based on what is demanded by local market conditions.  An attendant wage reduction was effected in December 2003 and an additional reduction is budgeted for March 2004.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.

CCG

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  Selling, general and administrative expense for Plan Year 1 is based upon actual expense for the 12 months ended December 31, 2003 adjusted to reflect anticipated cost savings and a reduction in bad debt expense.  For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total revenues, cost of sales and selling, general and administrative expenses.

CCG is a sales-driven business.  Budgeted growth and therapy mix drive revenues and cost of sales.  The gross profit level of various therapies is based upon various factors such as payor contract pricing, spread between AWP and acquisition cost of drugs, bundling of charges, etc.  The budget derives a weighted average gross profit rate based on actual mix for the year ended December 31, 2003 adjusted for specific changes anticipated.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.

CDSI Overhead

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total selling, general and administrative expenses.

The CDSI corporate office provides operations support in the areas of accounting, accounts payable, treasury, payroll, human resources, reimbursement, compliance, and information technology.  Management considered personnel currently in these roles and any required to transition from the Med Andover office post-confirmation.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.  It is assumed that CDSI will be privately held.  As a result, global fees such as legal, accounting, etc. are projected for a private company.

Additional costs representing fees and expenses for corporate oversight and strategic direction provided by Chrysalis Management Group are included for each post-confirmation projection period at an annual rate of $550.

7

EXHIBIT G

CHARTWELL DIVERSIFIED SERVICES, INC.

Liquidation Analysis

($000s)

Unaudited Bulling Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$554	0%	0%	$—	$—
Due from subs/related) parties	b	(4,513)	0%	0%	—	—
Prepaid expenses	c	31	0%	0%	—	—
Total current assets		(3,929)			—	—

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Office furniture and equipment, net	d	36	6%	35%	$2	$13
Total Property and Equipment		36			2	13

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Restricted cash	e	507	0%	0%	—	—
Investments	f	92,538	8%	10%	7,017	9,628
Other intangibles	g	3,282	0%	0%	—	—
Other assets	h	10	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	i	—	0%	0%	—	—
Total Other Assets		96,336			$7,017	$9,628

Total Gross Liquidation Value		92,444			7,019	9,640

Creditor Recoveries
Net proceeds available to creditors					$7,019	$9,640

		Estimated Allowed Claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High

Post petition loan payable (CHT)	j	2,375	100%	100%	2,375	2,375

Net estimated proceeds available to pay secured claims					$4,644	$7,266
Bank Secured Claims	k	54,500	7%	12%	4,082	6,386
NCFE Secured Claims	l	7,509	7%	12%	562	880
Other Misc. Secured Claims	m	342			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	n	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	o	117	0%	0%	—	—
Wages, salaries and other payroll	p	357	0%	0%	—	—
Professional fees	q	126	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—
Priority Claims	r	5	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	s	49,270	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWELL COMMUNITY SERVICES, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$239	100%	100%	$239	$239
Account receivable	b	5,330	74%	94%	$3,949	$5,015
Other receivable	c	(0)	0%	0%	$—	$—
Intercompany w/related parties	d	10,437	0%	0%	—	—
Prepaid expenses	e	43	0%	0%	—	—
Total current assets		16,049			4,188	5,254

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Office furniture and equipment, net	f	165	11%	22%	$19	$37
Total Property and Equipment		165			19	37

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Goodwill, net	g	9,700	0%	0%	—	—
Restricted cash	h	170	100%	100%	170	170
Intangible asset	i	17,800	0%	0%	—	—
Deposits	j	113	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	k	—	0%	0%	—	—
Total Other Assets		27,783			$170	$170

Total Gross Liquidation Value		43,997			4,377	5,461

Creditor Recoveries
Net proceeds available to creditors					$4,377	$5,461

		Estimated Allowed Claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High

Bank Secured Claims	l	54,500	6%	7%	3,244	4,047
NCFE Secured Claims	m	19,034	6%	7%	1,133	1,414
Other Misc. Secured Claims	n	19			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	o	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	p	271	0%	0%	—	—
Wages, salaries and other payroll	q	3,656	0%	0%	—	—
Professional fees	r	—	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—
Priority Claims	s	—	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	t	72,397	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWELL CARE GIVERS, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$112	100%	100%	$112	$112
Accounts receivable	b	7,467	48%	68%	3,618	5,112
Inventories	c	705	25%	55%	179	391
Intercompany w/bankrupt subs.	d	(1,444)	0%	0%	—	—
Prepaid expenses	e	206	0%	0%	—	—
Total current assets		7,047			3,909	5,615

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Property, plant and equipment, net	f	1,432	23%	38%	$328	$550
Total Property and Equipment		1,432			328	550

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Goodwill	g	1,100	0%	0%	—	—
Intangible asset, net	h	10,300	0%	0%	—	—
Other assets	i	68	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	j	—	0%	0%	—	—
Total Other Assets		11,468			$—	$—

Total Gross Liquidation Value		19,947			4,238	6,165

Creditor Recoveries
Net proceeds available to creditors					$4,238	$6,165

			Estimated Recovery (%)		Estimated Distribution ($)
		Estimated Allowed Claim	Low	High	Low	High
Post-petition loan payable (Sun Capital)	k	2,266	0%	0%	—	—

Net estimated proceeds available to pay secured claims					$4,238	$6,165

Bank Secured Claims	l	54,500	4%	7%	2,449	3,562
NCFE Secured Claims	m	39,820	4%	7%	1,789	2,603
Other Misc. Secured Claims	n	90			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	o		0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	p	2,731	0%	0%	—	—
Wages, salaries and other payroll	q	632	0%	0%	—	—
Professional fees	r	64	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	s	3	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	t	82,795	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWELL DIVERSIFIED SERVICES, INC.

CHARTWELL COMMUNITY SERVICES, INC.

CHARTWELL CARE GIVERS, INC.

Assumptions and Notes to Accompany

Hypothetical Liquidation Analysis

General Assumptions:

Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG,” and together with CDSI and CCS, a “Debtor” or collectively, the “Debtors”) have prepared these hypothetical liquidation analyses (the “Liquidation Analysis”) in accordance with §1l29(a)(7)(A)(ii) to demonstrate that the Plan of Reorganization is in the best interest of each holder of a claim or interest.

Except as otherwise indicated:

•              The Liquidation Analysis is based on the unaudited values of the Debtors’ assets as of January 31, 2004 as reflected on their respective books and records and as set forth on the monthly operating report for January 2004 filed with the Court; and

•              For the purpose of the Liquidation Analysis, the Debtors assume that these asset values are representative of the assets and post-petition liabilities as of the date of liquidation.

The Liquidation Analysis illustrates an estimate of recovery values and percentages in the event that:

•              The Debtors’ bankruptcy cases are converted to cases under Chapter 7 of the Bankruptcy Code (“Chapter 7”); and

•              The Debtors cease operations and a trustee is appointed to liquidate their assets.

The Liquidation Analysis assumes that the Debtors’ respective estates are not substantively consolidated and that a Chapter 7 trustee liquidates each Debtor’s assets independently.

The determination of the hypothetical proceeds from the liquidation of the Debtors’ assets is an uncertain process. To prepare the Liquidation Analysis, the Debtors’ management has made a number of estimates and assumptions that it believes are developed and reasonable, but which may be inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the Debtors’ or their managements’ control. Accordingly, neither the Debtors nor their management make any representation or warranty, or offer any assurance, that a Chapter 7 trustee would realize the liquidation values reflected in this Liquidation Analysis it the Debtors were, in fact, to undergo such a liquidation. Actual results could vary materially and adversely from those set forth on the accompanying chart.

CHARTWELL DIVERSIFIED SERVICES, INC.

Notes to Asset Accounts:

a      Unrestricted cash and equivalents: The Debtor conducts no business operations. The Debtor, CCS and CCG maintain a centralized treasury function with cash concentrated at the CDSI level. Because CDSI conducts no operations, it is assumed that all of the cash in the CDSI bank account at January 31, 2004 represents cash deposits that CCS or CCG received from collections of accounts receivable. During January 2004, cash deposits from CCS and CCG represented approximately 70% and 30% of total monthly deposits, respectively. For the purpose of the Liquidation Analysis, it is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be distributed back to the operating companies, CCS and CCG, in proportion to the amount of their respective monthly cash deposits and that the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets.

b      Due from subsidiaries and related parties: The amount due from subsidiaries and related parties represents the Debtor’s net borrowings from CCS, CCG and Resource to fund the Debtor’s operating expenses, which benefit all of the operating entities. It is assumed that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

c      Prepaid Expenses: Prepaid expenses are comprised of deferred costs of software licenses, miscellaneous other deferred costs, and a deposit toward the purchase and implementation of an in-house payroll system Management has reviewed the individual account balances for each account and, with respect to the deposit, assumes that the holder of the deposit would retain and apply the deposit to satisfy the Debtor’s outstanding post-petition obligations, which exceed the amount of the deposit. Accordingly, the Debtor assigns no recoverability to the pre-paid expenses.

d      Office furniture and equipment, net: Office furniture and equipment represents the net book value of certain software costs, computer and other office equipment. Management has reviewed the individual account balances and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 6% and 35% of the value of these assets.

e      Restricted cash: Restricted cash consists of (i) cash collateral securing the Debtor’s obligations under letters of credit issued to support workers’ compensation, general and professional liability insurance policies and (ii) a security deposit securing the Debtor’s obligations under a fleet automobile lease and maintenance contract. For the purpose of the Liquidation Analysis, the Debtor assumes that in a liquidation the holders of such cash collateral or security deposits would retain those funds and apply them against the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to this asset.

f       Investments: Investments represent the Debtor’s investment in its direct and indirect subsidiaries including CCG, CCS, Chartwell Home Therapies, LP (“CHT”) and Chartwell Management Company (“CMC”). Of the reported value of these investments, the Debtor values its interest in CHT, which holds the equity interests in the various hospital partnerships referred to as the NCOEs at approximately $10.5 million. The balance of the value of the investments is assigned to CCG, CCS and CMC.

Management has reviewed the liquidation analyses prepared for CCG and CCS and has determined that the Debtor will not receive any distribution from those subsidiaries on account of its respective ownership interests. Accordingly, the Debtor assigns no recoverability to those assets.

For the purpose of valuing its interest in CHT, the Debtor assumes that the liquidation of CDSI triggers the dissolution of CHT, which consequently triggers the dissolution and liquidation of the NCOEs. Based on the NCOEs’ respective balance sheets at December 31, 2003, the Debtor estimates that its share of the proceeds of liquidating the NCOEs would range from $4.6 million to $7.3 million. In addition, for the purpose of the Liquidation Analysis, the Debtor assumes that CHT would receive payment from CDSI on account of outstanding balance of the court approved post-petition financing, which would then

2

become proceeds of the liquidation of CHT. The principal amount outstanding at January 31, 2004 is $2,375. CMC owns no material assets and the Debtor assumes that any liquidation proceeds would be consumed in satisfying the claims of CMC’s creditors. Accordingly, the Debtor assigns no recoverability to CMC.

g      Other intangibles: Other intangibles represent the value ascribed to the the Administrative Service Agreements by and between CMC and each of the NCOEs. The Debtor assigns no realizable value to this asset.

h      Other assets: Other assets represent security deposits on copier and other office equipment leases. For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to satisfy the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

i       Bankruptcy avoidance actions and other litigation claims: Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

j       Post-petition loan payable (CHT): This claim represents the claim of CHT for payment of the loans extended to CDSI pursuant to the court approved post-petition financing. This claim is entitled to super-priority treatment and would be paid in full from the first available liquidation proceeds. The Bank has a security interest in and lien against CHT’s interest in the payment of such loan. Accordingly, for the purpose of calculating the Bank’s deficiency claim, the Debtor assumed that the Bank receives and retains the distribution to CHT on account of the post-petition loan payable.

k      Bank Secured Claim: This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

l       NCFE Secured Claim: This claim represents secured claims of NCFE for which the Debtor is the primary obligor including claims relating to promissory notes that the Debtor issued to NCFE. For the purpose of the Liquidation Analysis, the NCFE secured claim excludes claims for which the Debtor is secondarily liable including claims under the several Sales and

3

Subservicing Agreements providing for the purchase and sale of CCG’s, and CCS’ accounts receivable, and a claim under a promissory note issued by CCG for which the Debtor is a guarantor. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu. with the Bank secured claim.

m     Other Misc. Secured Claims: These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

n      Administrative Claims – Chpt. 7: These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank’s and NCFE’s secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

o      Post-petition trade creditors: These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

p      Wages, salaries and other payroll: These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

q      Professional fees: These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtors and the Official Unsecured Creditors’ Committees to retain, at the expense of the Debtor’s estate. For the purpose of the Liquidation Analysis, the Debtor assumes that all professional fees, with the exception of professional fees incurred by the CCG Creditors’ Committee and by professionals retained by Trestle and allocated to CCG and Trestle, respectively, are allocated to the estate of Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

r       Priority Claims: These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $4 million of priority claims against the Debtor. These claims include a claim asserted by the IRS in the amount of $3.6 million. Having reviewed all of such proofs of claim, the Debtor has determined that, with the exception of approximately $5 thousand of tax claims, creditors have filed claims against the wrong debtor, misclassified their claims or that such claims are otherwise not allowable and that such claims would not be allowed a priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority

4

claims.  Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

s      General Unsecured Claims: Creditors filed proofs of claim asserting approximately $10 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $49 million. In a liquidation, the Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $874 thousand. Under the Plan, holders of these allowed claims would receive their pro rata share of $250 thousand representing a recovery of approximately 29%.

CHARTWELL COMMUNITY SERVICES, INC.

Notes to Asset Accounts:

a      Unrestricted cash and equivalents: The Liquidation Analysis assumes that the Debtor and its subsidiaries would cease operations immediately upon conversation of their respective bankruptcy cases to proceedings under Chapter 7 and that, as a consequence, the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets. CCS, CDSI and CCG maintain a centralized treasury function with cash concentrated and managed at the CDSI level. CDSI disburses cash to CCS’ operating and payroll accounts on a periodic basis. For the month of January 2004, CCS deposited approximately 70% of the cash received in the centralized account maintained at CDSI. It is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be equal to the balance sheet balance as of January 31, 2004, which in the case of CCS was ($149) thousand, plus 70% of the unrestricted cash and equivalents carried on CDSI’s balance sheet at January 31, 2004. For the purpose of the Liquidation Analysis, the Debtor assumes that positive net cash balance is recoverable in full.

b      Accounts receivable: The Debtor generates substantially all of its accounts receivable from its contract with the Texas Department of Human Services (“TDHS”), with the balance relating to an HMO contract with Star Plus. Accounts receivable represents the gross balance of the accounts receivable shown on the Debtor’s books before an allowance for uncollectible accounts of approximately $92 thousand. The Debtor assumes that the Chapter 7 trustee will bill and collect these receivables. For the purpose of the Liquidation Analysis, management anticipates recovering between 70% and 90% of net accounts receivable. These percentages are based upon a review of the detailed aging balances for the various payors. Management has assessed the potential recoverability for these accounts receivable based on payor-mix, days outstanding and historical experience, adjusted for a liquidation. The following table summarizes the realization rates applied to the Debtor’s accounts receivable.

5

	Book Value	Realization Rate		Liquidation Value
		Low %	High %	Low $	High $

0-30 Days	$4,896	77%	97%	$3,763	$4,743
31-60 Days	$229	58%	78%	132	178
61-90 Days	$39	45%	65%	18	26
91-120 Days	$29	43%	63%	12	18
121-150 Days	$11	27%	47%	3	5
151-180 Days	$22	47%	67%	11	15
181 Days +	104	9%	29%	10	30

Total	$5,330	74%	94%	$3,949	$5,015

c      Other Receivable: This asset represents a payment that the Debtor received for services provided by another provider. The Debtor refunded this amount to the payor in February 2004. Accordingly, for the purpose of the Liquidation Analysis, the Debtor assigns no realizable value to this asset.

d      Intercompany with related parties: As noted above, CDSI, CCS and CCG maintain and operate a centralized treasury function with cash concentrated and managed at the CDSI level. The Intercompany account represents net advances from CCS to or for the account of the other Debtors and Med Diversified to fund operating and bankruptcy related expenses. For the purpose of the Liquidation Analysis, the Debtor assumes that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

e      Prepaid Expenses: Prepaid expenses represent the unamortized portion, net of fees, of the premium paid for excess insurance policies that the Debtor maintains to support its self-insured workers’ compensation insurance program. Pursuant to a premium financing arrangement, the Debtor paid the annual premium in full upon the issuance of the policies. The insurance program provides that the premium is earned when paid and does not provide for any proration or return of unearned premium in the event of early termination of the policy. Accordingly, the Debtor assigns no realizable value to this asset.

f       Office furniture and equipment, net: Office furniture and equipment represents the net book value of certain leasehold improvements, furniture and fixtures, office equipment and computers. Management has reviewed the individual account balances for each sub-account and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 11.0% and 22% of the value of these assets as set forth in the following table.

	Book Value	Realization Rate		Liquidation Value
		Low %	High %	Low $	High $
Leasehold Improvements	$29	0%	5%	$—	$1
Furniture & Fixtures	55	15%	25%	8	14
Office Equipment	65	15%	25%	10	16
Computers	17	5%	34%	1	6

Subtotal	$165	11%	22%	$19	$37

g      Goodwill, net: Goodwill represents the fair value of the Debtor’s goodwill. The Debtor assigns no realizable value to this asset.

h      Restricted cash: Restricted cash represents receipts from a now closed branch office that CCS

6

managed under a management services agreement pending the acquisition of that branch. The acquisition was not completed and the branch office was closed. This restriction is self-imposed and accordingly, the Debtor assumes that the full amount of this asset is realizable.

i       Intangible Asset: The intangible asset represents the carrying value of the Debtor’s intangible assets, which consist primarily of the Debtor’s payor contracts. This value is derived from an enterprise valuation of the Debtor. For the purpose of the Liquidation Analysis, the Debtor assumes that the business is not sold as a going concern and therefore assigns no realizable value to this asset.

j       Deposits: Deposits represent security deposits on real property leases, copier and other office equipment leases, deposits held by utilities and workers’ compensation loss fund deposits. For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

k      Bankruptcy avoidance actions and other litigation claims: Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

l       Bank Secured Claim: This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

m     NCFE Secured Claim: This claim represents secured claims of NCFE for which the Debtor is the primary obligor including obligations arising under the Sales and Subservicing Agreement by and among NCFE and the Debtor. NCFE has asserted separate claims against CDSI, CCS, CCG and Med of approximately $38 million for obligations arising under the Sales and Subservicing Agreements among NCFE and CCS and NCFE and CCG. For the purpose of the Liquidation Analysis, the Debtors assume that each of CCS and CCG is liable for 50% or approximately $19 million of these claims. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

n      Other Misc. Secured Claims: These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured

7

claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

o      Administrative Claims – Chpt. 7: These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank and the NCFE secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

p      Post-petition trade creditors: These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

q      Wages, salaries and other payroll: These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

r       Professional fees: These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtors and the Official Unsecured Creditors’ Committees to retain, at the expense of the Debtor’s estate. For the purpose of the Liquidation Analysis, the Debtor assumes that all professional fees, with the exception of professional fees incurred by the CCG Creditors’ Committee, and professionals retained by Trestle, and allocated to CCG and Trestle, respectively, arc allocated to the estate of Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

s      Priority Claims: These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $927 thousan of priority claims against the Debtor. Having reviewed all of such proofs of claim, the Debtor has determined that creditors have filed claims against the wrong debtor or misclassified their claims and that no such claims would be allowed as priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority claims, if any. Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

t       General Unsecured Claims: Creditors filed proofs of claim asserting approximately $51 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank , after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $72 million. In a liquidation, the

8

Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $631 thousand. Under the Plan, holders of these allowed claims would receive their pro rata share of $350 thousand, representing a recovery of approximately 55%.

CHARTWELL CARE GIVERS, INC.

Notes to Asset Accounts:

a      Unrestricted cash and equivalents: The Liquidation Analysis assumes that the Debtor and its subsidiaries would cease operations immediately upon conversation of their respective bankruptcy cases to proceedings under Chapter 7 and that, as a consequence, the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets. CCS, CDSI and CCG maintain a centralized treasury function with cash concentrated and managed at the CDSI level. CDSI disburses cash to CCG’s operating and payroll accounts on a periodic basis. For the month of January 2004, CCG deposited approximately 30% of the cash received in the centralized account maintained at CDSI. It is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be equal to the balance sheet balance as of January 31, 2004, which in the case of CCG was ($54) thousand, plus 30% of the unrestricted cash and equivalents carried on CDSI’s balance sheet at January 31, 2004. For the purpose of the Liquidation Analysis, the Debtor assumes that positive net cash balance is recoverable in full.

b      Accounts receivable: The Debtor generates substantially all of its accounts receivable from its contracts with third-party payors including Medicare, Medicaid and private insurers. Accounts receivable represents the gross balance of accounts receivable shown on the Debtor’s books before an allowance for uncollectible accounts of $2,064 thousand and unposted collections of approximately $6 thousand. The Debtor assumes that the Chapter 7 trustee will bill and collect these receivables. For the purpose of the Liquidation Analysis, management anticipates recovering between 48% and 68% of net accounts receivable. These percentages are based upon a review of the detailed aging balances for the various payors. Management has assessed the potential recoverability for these accounts receivable based on payor-mix, days outstanding and historical experience, adjusted for a liquidation. The following table summarizes the realization rates applied to the Debtor’s accounts receivable:

	Book Value	Realization Rate		Liquidation Value
		Low %	High %	Low $	High $

0-30 Days	$2,159	75%	95%	$ l,611	$2,043
31-60 Days	1,270	80%	100%	1,010	1,264
61-90 Days	690	50%	70%	342	480
91-120 Days	511	36%	56%	184	286
121-150 Days	371	32%	52%	119	193
151-360 Days	1,415	33%	53%	469	752
360+ Days	1,052	0%	20%	—	210

Total	$7,467	48%	68%	$3,618	$5,112

c      Inventory: Inventory consists of drugs and medical supplies and equipment. For the purpose of the Liquidation Analysis, the Debtor assumes that the Chapter 7 trustee would liquidate the inventory through sales to competitors and returns to wholesalers. At January 31, 2004, the book value of the inventory exceeded the post-petition accounts payable to the wholesalers. Accordingly, the Debtor

9

estimates that the Chapter 7 trustee would recover between 25% and 55% of inventory.  The following table summarizes the realization rates applied to the Debtor’s inventory.

	Book Value	Realization Rate		Liquidation Value
		Low %	High %	Low $	High $
Drugs and Supplies	$377	30%	60%	$113	$226
Supplies	328	20%	50%	$66	$164
Subtotal	705	25%	55%	$179	$390

d      Intercompany with bankrupt subsidiaries: As noted above, CDSI, CCS and CCG maintain and operate a centralized treasury function with cash concentrated and managed at the CDSI level. The Intercompany account represents the Debtor’s net borrowings to fund operating and bankruptcy related expenses. For the purpose of the Liquidation Analysis, the Debtor assumes that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

e      Prepaid Expenses: Prepaid expenses consist of deferred accreditation costs. Accordingly, the Debtor assigns no recoverable value to this asset.

f       Property, plant and equipment, net: Property, plant and equipment represents the net book value of certain leasehold improvements, furniture and fixtures, office equipment and computers. Management has reviewed the individual account balances and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 23.0% and 38% of the value of these assets as set forth in the following table.

	Book Value	Realization Rate		Liquidation Value
		Low %	High %	Low $	High $
Leasehold Improvements	$19	0%	5%	$—	$1
Furniture & Fixtures	57	14%	24%	8	14
Office Equipment	84	18%	27%	15	23
Vehicles	143	31%	47%	44	67
Computers	28	5%	17%	1	5
Rental Equipment	$1,100	24%	40%	260	441

Subtotal	$1,432	23%	38%	$328	$550

g      Goodwill, net: Goodwill represents the fair value of the Debtor’s goodwill. The Debtor assigns no realizable value to this asset.

h      Intangible Asset: The intangible asset represents the fair carrying value of the Debtor’s intangible assets, which consist primarily of the Debtor’s payor contracts. This value is derived from an enterprise valuation of the Debtor. For the purpose of the Liquidation Analysis, the Debtor assumes that the business is not sold as a going concern and therefore assigns no realisable value to this asset.

i       Other assets: Other assets represent security deposits on real property leases, copier and other office equipment leases, and deposits held by utilities. For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

10

j       Bankruptcy avoidance actions and other litigation claims: Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

k      Post-petition loan payable (Sun Capital): Sun Capital Healthcare, Inc. (“Sun Capital”) provided court approved, asset based, post-petition financing to the Debtor through the factoring of the Debtor’s receivables. Pursuant to the terms of its financing documents, Sun Capital has a security interest in and lien upon the Debtor’s factored and non-factored accounts receivable and a super-priority administrative claim in the Debtor’s bankruptcy case. In connection with the sale of its assets, Resource Pharmacy, an affiliate of the Debtor, granted to Sun Capital a lien against the cash sale proceeds from such sale and an administrative super-priority claim in the Resource Pharmacy bankruptcy case. For the purpose of the Liquidation Analysis, the Debtor assumes that Sun Capital elects to enforce its rights against the Resource sale proceeds. Accordingly, for the purpose of the Liquidation Analysis, the Debtor assumes that Sun Capital does not share in the distribution of the proceeds from the liquidation of the Debtor’s assets.

l       Bank Secured Claim: This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

m     NCFE Secured Claim: This claim represents secured claims of NCFE for which the Debtor is the primary obligor including claims relating to promissory notes that the Debtor issued to NCFE and obligations arising under the Sales and Subservicing Agreement by and among NCFE and the Debtor. NCFE has asserted separate claims against CDSI, CCS, CCG and Med of approximately $38 million for obligations arising under the Sales and Subservicing Agreements among NCFE and CCS and NCFE and CCG. For the purpose of the Liquidation Analysis, the Debtors assume that each of CCS and CCC is liable for 50% or approximately $19 million of these claims. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

n      Other Misc. Secured Claims: These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

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o      Administrative Claims – Chpt. 7: These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank find the NCFE secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

p      Post-petition trade creditors: These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

q      Wages, salaries and other payroll: These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

r       Professional fees: These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtor and the Official Committee of CCG’s Unsecured Creditors’ Committee to retain, at the expense of the Debtor’s estate. The Debtor estimates that the amount of these expenses will be $215 thousand as of March 31, 2004. The Debtor has allocated all other professional fees to Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

s      Priority Claims: These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $463 thousand of priority claims against the Debtor. Having reviewed all of such proofs of claim, the Debtor has determined that, with the exception of approximately $3 thousand of tax claims, creditors have filed claims against the wrong debtor or misclassified their claims and that such claims would not be allowed a priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority claims. Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

t       General Unsecured Claims: Creditors filed proofs of claim asserting approximately $15 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $83 million. In a liquidation, the Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that

12

the amount of allowed general unsecured claim will be $3.3 million. Under the Plan, holders of these allowed claims would receive their pro rata share of $2.35 million representing a recovery of approximately 70%.

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EXHIBIT H

EXHIBIT H

PREFERENCE AND FRAUDULENT TRANSFER ACTIONS

CHARTWELL DIVERSIFIED SERVICES, INC.

CHARTWELL COMMUNITY SERVICES, INC.

CHARTWELL CARE GIVERS, INC.

The Debtors have reviewed their books and records for payments made within the ninety (90) day period preceding the Petition Date and prepared the attached charts listing, for each of the Debtors, recipients of potential preference payments including where applicable:

•              The name of each payee receiving one or more payments aggregating $5,000 or more

•              The number of invoices paid;

•              The number of checks issued; and

•              The total amount paid to such payee.

The Debtors have prepared a joint list for CDSI and Med because the Debtors’ combined those entities accounts payable under a single account within the Debtors’ centralized treasury system.

In addition, certain Creditors of the Debtors are investigating, or may hereafter investigate, whether the Debtors’ estates may have causes of action against any current or former Insiders including, without limitation, claims for breach of fiduciary duties of loyalty, good faith and due care, self dealing, or other actionable conduct. These Insiders may include, without limitation:

John F. Andrews	Frank P. Magliochetti, Jr
Donald Ayers	Edwin A. Reilly
Richard Boudreau	Samuel Romeo
Dale Clift	Michael Rusnak
John Collura	David Savitsky
John H. Derby	Stephen Savitsky
George Kuselias	J. Dale Sherrat
Mark A. MacLennan	Gregory Simms
Mitchell Stein

The Debtors and their current and former Insiders vigorously dispute that any such claims exist or have any validity whatsoever.

In addition to the asserted and potential claims and litigation matters described in the Disclosure Statement (which are incorporated in this Exhibit by reference as if set forth in full), one or more of the Debtors are also parties to several pending pre-petition litigation matters listed on their respective Statements of Financial Affairs. The Debtors are investigating, and the applicable trust will continue to investigate, whether to continue pursuing these matters in which the Debtors have claims or counter-claims, including the matters identified on the attached schedule in which the Debtors are a plaintiff. In accordance with the releases contained in the Plan, the action pending in the U.S. District Court for the District of Massachusetts, Med Diversified, et al. v. Lance Poulsen, Hal Pote, NPF VI. Inc.. NPF XII, Inc., Bank One and JP Morgan Chase, Case No. 02-12214 NG, shall be dismissed upon confirmation of the Plan.

The Debtors have prepared these lists to put such payees, Insiders and litigants on notice that they may have received an avoidable preference, fraudulent transfer or be a party to a retained action. Persons included on these lists may be entitled to assert one or more defenses to such avoidance actions. These lists do not represent a definitive list of all such preference and fraudulent conveyance actions. All recipients of payments or other transfers of interests in any of the Debtors’ property within the applicable statutory periods for preference or fraudulent conveyance actions are notified that the Debtors are continuing to investigate potential preference, fraudulent conveyance actions and litigation matters, and to the extent determined to be actionable and material, the Debtors or the applicable trusts may pursue them pursuant to the terms of the applicable Plan.

SELECTED LITIGATION MATTERS

Plaintiff	Defendant	Court	Case No.
Med Diversified, Inc.	Addus Healthcare	U.S.D.C. C.D. CA	CV-02-03911 AHM
	W. Andrew Wright	Western Division
Mark S. Heaney
Courtney E. Panzer
James A. Wright

Med Diversified, Inc.	Wendy Feldman	State of California	BC# 267635
	Turner	Superior Court
	San Diego Asset	Los Angeles County
Mgmt.
Daniel Feldman
Does 1 to 100

Med Diversified, Inc.	San Diego Asset	NASD Dispute	Arb.# 02-00650
	Mgmt.	Resolution

Med Diversified, Inc.	Lance Poulsen	U.S.D.C.	02-12214 NG
Chartwell Diversified, Inc.	Hal Pote	Dist. of Mass.
Ortho Rehab, Inc.	NPF VI, Inc,
NPF XII, Inc.
Bank One
JP Morgan Chase

Med Diversified, Inc.	University Affiliates,	State of California	BC 266500
	IPA, Inc.	Superior Court
Los Angeles County

Chartwell Care Givers

Potential Preference Actions

PAYEE	NO. OF INVOICES PAID	NO. OF CHECKS ISSUED	TOTAL AMOUNT PAID
MCKESSON DRUG COMPANY	757	28	$1,692,903
MEDICAL SPECIALTIES DISTRIBUTORS, INC.	241	10	118,194
MANHATTAN LIFE INSURANCE	2	2	73,480
RESPIRONICS, INC.	40	5	60,118
GENENTECH INC	14	2	57,853
ABBOTT LABORATORIES	48	5	50,024
LEND LEASE REAL ESTATE INVESTMENT	2	2	48,474
LIFESOURCE	5	2	47,511
ROSS PRODUCTS DIVISION	44	10	39,320
OLSON GENERAL CONTRACTORS, INC.	2	2	38,684
FIRST INDUSTRlAL REALTY TRUST	2	2	31,503
HEALTHCARE AUTOMATION, INC	10	4	25,113
HILLS REAL ESTATE GROUP	2	2	22,958
850 W. JACKSON, LLC	2	2	18,709
PURITAN MEDICAL PRODUCTS	131	12	18,598
tandem medical, inc.	13	1	15,933
LIONMARK CORPORATE CENTER	2	2	10,955
NEXTEL COMMUNICATIONS	14	11	10,905
RUSH MESSENGER SERVICE, INC.	8	2	10,663
EAGLE EQUITY INC, L.P.	2	2	10,453
COMED	10	5	10,009
VERIZON	10	8	9,150
BWC STATE INSURANCE FUND	1	1	9,125
FEDEX	20	6	8,991
united parcel service	29	14	8,764
MCI	13	12	8,538
BMP SOUTH REALTY L.L.C.	2	2	8,437
ITXM CLINICAL SERVICES	5	2	8,345
CINCINNATI BELL TELEPHONE COMPANY	5	3	8,049
LAKE COURT MEDICAL SUPPLIES INC	23	1	7,822
RESMED	4	3	7,455
ROSEMARY M. GRILL	11	4	7,400
GEORGETTE BRAGA-PETTY CASH CUSTODIAN	3	3	6,767
ON STAFF HEALTHCARE	1	1	6,480
BOC GASES	24	1	6,430
JCP&L	6	3	6,116
WELLNESS HOME CARE, LTD.	36	2	5,990
BAXTER HEALTHCARE CORP.	7	2	5,675
ADVANCED MEDICAL SYSTEMS	12	2	5,573
INTERIM HEALTHCARE OF CINCINNATI	45	2	5,533
PHARMACIA CORPORATION	3	2	5,468
BYRON ISHIMA	6	2	5,218
ARLINGTON FURNITURE CONTRACTOR, INC.	2	2	5,200
KATHLEEN KATRENICK	12	5	5,160
BP (BRITISH PETROLEUM)	5	5	5,039

Subtotal			$2,579,084
Total Amount Paid During Preference Period			$2,743,397

Chartwell Community Services

Potential Preference Actions

PAYEE	NO. OF INVOICES PAID	NO. OF CHECKS ISSUED	TOTAL AMOUNT PAID
WALSON INC.	489	20	$75,997
SBC - TX	51	51	49,287
ROY SERPA	23	11	43,388
GOLD CROSS MEDICAL	441	12	37,833
CHAMPS MEDICAL	256	9	33,997
NNN ADDISON COM CENTER, LLC	3	3	32,819
OCHOA’S MEDICAL EQUIPMENT	329	12	29,517
MED EQUIP MEDICAL RENTALS	209	8	29,247
TEXAS GENERAL CONTRACTING COMPANY	18	1	28,850
SBC LONG DISTANCE BUSINESS	5	5	28,320
BEXAR MODIFICATIONS, INC	19	4	25,215
AIDS FOR RECOVERY, INC.	236	8	24,524
ALBERT ELIZONDO JR	28	3	24,219
ACCURATE MEDICAL EQUIPMENT & SUPPLY CO.	163	5	22,258
D & L MEDICAL PRODUCTS, INC.	202	8	20,770
MULTI-MEDICAL, INC.	36	3	20,668
ARLINGTON TOWER, LTD	3	3	20,461
FIVE STAR PROPERTIES, INC.	3	3	19,527
LEDDY MEDICAL SERVICES, INC	215	7	18,846
FOREST CITY PRINTING	66	12	18,597
SOUTHSIDE PROPERTIES	3	3	18,338
WILLIAM HUTCHESON	10	3	15,850
CARROLLTON-FARMERS BRANCH l.S.D.	1	1	15,745
FREEMAN FINISHES	18	5	15,235
david ochoa	13	7	14,774
FEDERAL EXPRESS CORPORATION	51	6	13,194
ADVANCED MOBILITY SYSTEMS OF TEXAS	4	2	12,409
MARY ANN TERRELL	13	8	12,234
qb CONSTRUCTION	3	2	11,900
C. ASTERIS INC.	10	2	10,938
first care medical equipment	12	2	10,864
KEVIN STUBBS ENTERPRISES, INC.	6	2	10,730
AP-KNIGHT, LP	3	3	10,560
SUSAN STELL	13	6	10,557
WEINGARTEN REALTY INVESTORS	3	3	10,163
BUDGET MEDICAL, INC.	122	4	9,978
CARRINGTON, COLEMAN, SLOMAN & BLUMENTH	10	1	9,890
KINNEAR PROPERTIES, LTD	3	3	9,750
MARIMON BUSINESS MACHINES, INC.	2	2	9,680
IPPCO, INC.	3	3	9,570
U.S. POSTAL SERVICE (AMS-TMS)	8	8	9,478
FIRST NATIONAL BANK OF FABENS	1	1	8,750
ARCH WIRELESS	5	5	8,696
ASSOCIATED CLAIMS ENTERPRISES, INC.	1	1	8,500
FINANCIAL ADDITIONS, INC.	1	1	8,320
APOTHECARY PHARMACY & HOME MEDICAL SUP	70	3	8,120

PAYEE	NO. OF INVOICES PAID	NO. OF CHECKS ISSUED	TOTAL AMOUNT PAID
PAYTON’S HOME MEDICAL SUPPLY	11	1	8,037
BRADFORD GROUP, LLC	1	1	7,500
LARRY HODGES/HODGES CONSTRUCTION	42	4	7,350
PEGASUS AIRWAVE, INC.	2	1	7,219
L.P. PROPERTIES, LTD	3	3	7,113
choate construction	3	1	6,712
marshall mobility plus	I	]	6,593
citicorp vendor finance, inc.	2	2	6,507
MAJOR MEDICAL SUPPLY, INC.	60	2	6,418
TXU ENERGY	4	4	6,293
PARK GREEN OPERATING ASSOCIATION, LP	3	3	6,189
M. FLORES CONSTRUCTIONS	1	1	6,100
MARIMON BUSINESS SYSTEMS, INC.	52	23	5,854
MUHAMMAD HABlB	3	3	5,793
SOUTH TEXAS HOME REMODELING LLC	8	2	5,700
ANDY’S MOBILITY LIFT SERVICE	1	1	5,685
PROFESSIONAL MEDICAL TECHNOLOGIES, INC.	1	1	5,518
US POSTAL SERVICE-CMRS	4	4	5,500
RCT COMPLETE CONSTRUCTION	5	2	5,325
ACCION REMODELING	2	1	5,325
ACCESSIBILITY SERVICES	2	1	5,120
Subtotal			$1,030,412
Total Amount Paid During Preference Period			$1,331,372

Chartwell Diversified Services, Inc.

Med Diversified, Inc.

Potential Preference Actions

PAYEE	NO. OF INVOICES PAID	NO. OF CHECKS ISSUED	TOTAL AMOUNT PAID
FIRST INSURANCE FUNDING CORP	7	5	$412,622
AIG	N/A	N/A	652,500
gadsby hannah llp	8	6	325,000
MANATT, PHELPS, & PHILLIPS	17	4	425,000
MONCREIF SETTLEMENT/DAVIS, ORETSKY TRUST ACCT	N/A	5	200,000
KPMG LLP	3	2	187,140
BROWN & BROWN, LLP	6	3	175,000
ADP, INC	93	5	165,535
NETWORK PHARMACY	N/A	2	133,332
HDH GROUP, INC.	2	2	129,321
RONALD M. LEVENSON	8	7	83,400
MURRAY I. FIRESTONE, PH.D.	2	3	83,077
DUANE MORRIS	N/A	N/A	80,810
GAB ROBINS NORTH AMERICA, INC	8	2	77,802
capital SOURCE	N/A	N/A	75,000
GE CAPITAL FLEET SERVICES	15	3	68,741
MERRILL COMMUNICATIONS LLC	2	2	65,722
O’NEILL, LYSAGHT & SUN LLP	13	1	65,000
PROSPECT FINANCIAL ADVISORS, LLC	1	1	50,000
ANDOVER MILLS REALTY LIMITED PARTNERSHIP	2	2	40,861
AMERICAN EXPRESS	3	3	35,876
MANULIFE FINANCIAL	12	12	33,854
MLOP. INC.	2	2	33,332
MID-SOUTH TELECOMMUNICATIONS COMPANY	1	1	30,000
JOHN F. ANDREWS	2	2	21,261
COMPUTER SOLUTIONS & SOFTWARE INTERNATIONAL	3	1	21,027
ANGELINE COOK	3	3	20,506
BINARY CORPORATION	1	1	20,000
ELITE AVIATION INC.	7	2	16,802
JOHN J. COLLURA	8	6	16,337
SIGNALTREE SOLUTIONS, INC.	1	1	16,000
JUDI ROONEY	10	4	15,023
PAUL M. ABATE	4	4	13,614
GEORGE KUSELIAS	2	2	12,633
R. J. GOLD & COMPANY, P. C.	3	1	11,175
TREBOR O. CORPORATION	1	1	10,000
LUPER, NEIDENTHAL & LOGAN, LLP	1	1	10,000
STRADLEY RONON ET AL	N/A	N/A	10,000
FEDEX	21	2	9,346
united van lines, llc	1	1	8,023
SHANE HARTMAN	1	1	7,951
STEPHEN SNIDER	1	1	7,692
THE C.IT. GROUP	1	1	7,400
EDWIN REILLY	9	4	6,749
BENEFIT COORDINATORS	7	3	6,164
JEAN GERAGHTY	6	4	6,015
ATLANTIC LIQUIDATORS	1	1	5,880
COMPUTERSHAKE	3	2	5,563
life care solutions west, inc	1	1	5,500
RENEE TICHAVSKY	10	5	5,461
ge capital financing	N/A	N/A	5,000
PINKERTON CONSULTING & INVESTIGATIONS	1	1	5,000

Subtotal			$3,935,046
Total Amount Paid During Preference Period			$4,039,274

EXHIBIT I

Thomas A. Couch
Vice President-Originations
Healthcare Finance

Merrill Lynch Capital

Merrill Lynch

The Pinnacle
3455 Peachtree Road N.E.
Suite 1000
Atlanta, Georgia 30326

April 12, 2004

Mr. David S. Lorry

Vice President

Chrysalis Management Group, LLC

1811 Chestnut Street, Ste 300

Philadelphia, PA 19103

Re: Working Capital Financing

Dear David:

We are pleased to advise you that Merrill Lynch Capital (“Lender”) will consider establishing a term loan (the “Term Loan”) and a master revolving line of credit facility (the “Revolver”) or collectively referred as the (the “Facility”) under the terms and conditions set forth below with the relative entities involved in the ownership and operation of Chartwell Diversified Services, Inc., Chartwell Community Services, Inc., Chartwell Home Therapies, LP and Chartwell Care Givers, Inc. (collectively “Borrower”) to provide for Borrower’s ongoing working capital requirements. Please note that any funding under this proposal is subject to due diligence, legal documentation and credit committee approval.

Maximum Loan Amount:	The Maximum Loan Amount under the Revolver shall be $7,500,000. The amount available to Borrower under the Revolver at any one time shall be based upon the Availability (as described below).

Availability:

Availability under the Revolver shall be an amount up to 85% of the “net collectable value” of Borrower’s accounts receivable due from eligible direct and third-party payors aged up to 180 days from date of service (including earned but unbilled accounts). The “net collectable value” of Borrower’s accounts receivable It the amount Borrower bills such payors less bad debt, contractual allowances and other standard ineligibles, which shall be determined by Lender upon completion of on-site due diligence.

Term:	3 years

Interest and Fees:

(a)           Interest on the outstanding balance of the Revolver shall be payable monthly in arrears at an annual rate of one month LIBOR plus 250 basis points, reset monthly. Interest on the outstanding balance shall be calculated on the basis of the actual number of days elapsed in a 360 day year. Collections of cash by Lender under the Revolver shall

Please Initial upon approval	/s/ DAL

be credited to Borrower’s obligations thereunder on a daily basis, subject to two business clearance days.

(b) Borrower shall pay Lender a collateral management fee of .064% per month on the outstanding balance of the Revolver.

(c) Borrower shall pay Lender an unused line fee equal to .042% per month of the average unused portion of the Revolver.

(d) Borrower shall pay Lender a Commitment Fee of 1% of the Maximum Loan Amount at closing.

Security:	Lender shall receive a perfected first priority security interest in all existing and future accounts receivable and accounts receivable-related items and all other available assets of Borrower.

Term Loan

Loan Amount:	A Term Loan in the amount of $5,000,000

Security:	Lender shall receive a perfected first priority security interest in all fixed assets of Borrower.

Term:	36 months

Interest and Fees:

(a)   Interest on the outstanding balance of the Term Loan shall be payable monthly in arrears at an annual rate of one month LIBOR plus 500 basis points, reset monthly. Interest on the outstanding balance shall be calculated on the basis of the actual number of days elapsed in a 360 day year

(b) Borrower shall pay Lender a Commitment Fee of 1.0% of the Term Loan Revolver Amount at closing.

Amortization Schedule:	Normal straight line amortization

Other Terms:

(a) Borrower shall maintain and pay for a Lock Box Account mutually satisfactory to Borrower and Lender for Borrower’s cash collections; and (b) Lender shall receive an opinion from Borrower’s counsel satisfactory to Lender.

Loan Documents:	Borrower shall execute and deliver to Lender such loan and security agreements, instruments, documents, certificates, opinions and assurances as

Please initial upon approval	/s/ DAL

2

are reasonable and customary for similar loans, and as Lender may reasonably require in connection with the closing of the Revolver.

Financial Covenants:	Lender and Borrower will mutually agree upon certain financial covenants, including a fixed charge coverage ratio.

Facility Costs:

All reasonable costs associated with the Facility, including, but not limited to Lender’s out-of-pocket expenses associated with the transaction, professional fees, recording fees, search fees and filing fees will be paid by Borrower regardless of whether the transaction closes. Upon acceptance of the general terms of this letter, Borrower shall remit a $35,000 deposit, which amount shall be applied against the Facility costs.

This term sheet is for discussion purposes only and does not imply in any way a commitment by Lender to lend or an offer to underwrite, but rather a proposal to proceed with further review of this transaction, which such review may be terminated by Lender in its sole discretion. Lender will make the loan summarized above, only upon the written acceptance by Lender of a loan application completed by Borrower, further due diligence and underwriting of the transaction, final approval through Lender’s credit approval process, Lender’s continuing satisfaction with the financial and business conditions of the Borrower and its principals, and upon receipt of documentation and assurances satisfactory to Lender and its legal counsel. The above described terms and conditions are not intended to be an inclusive list of the conditions that may be attached to any loan approvals of the proposed Facility.

This Term Sheet is being delivered in reliance that all information provided to Lender is and will be accurate and complete.

Please initial upon approval	/s/ DAL

3

If you would like Lender to continue reviewing your loan request, please evidence your agreement with the forgoing by accepting this proposal on the space set forth below, and returning it to my attention. Upon receipt of an executed copy of this term sheet and a good faith deposit of $35,000 we will immediately begin due diligence, Lender’s credit process, and legal documentation. We appreciate the opportunity to furnish this proposal to you. If you have any questions, please do not hesitate to call.

Very Truly Yours,

/s/ Thomas [ILLEGIBLE]
Thomas [ILLEGIBLE]

CC:	David G. Moore
Director, MLHF

Agreed and accepted on this 13th day of April, 2004

Chrysalis Management Group, LLC

BY:	/s/ David S. Lorry

David S. Lorry

Please initial upon approval	/s/ DAL

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